UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Pzena Investment Management, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.

☑	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

320 PARK AVENUE | NEW YORK, NEW YORK 10022

[                ], 2022

Dear Stockholder:

You are cordially invited to attend a special meeting (which we refer to as the “special meeting”) of the stockholders of Pzena Investment Management, Inc. (which we refer to as “PZN” or the “Company”) to be held virtually on [                ], 2022, at [                ] Eastern Time. Due to concerns regarding the ongoing coronavirus pandemic, and to protect the health and safety of our employees, stockholders and other stakeholders, the special meeting will be conducted solely online via live webcast at [                ]. There is no physical location for the special meeting.

On July 26, 2022, the Company entered into an Agreement and Plan of Merger (which, as it may be amended from time to time, we refer to as the “merger agreement”) by and among Pzena Investment Management, LLC, a Delaware limited liability company (which we refer to as “PIM, LLC”), Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of PIM, LLC (which we refer to as “Merger Sub”), and the Company, pursuant to which, among other things, the Company will merge with and into Merger Sub (which we refer to as the “merger”), with Merger Sub surviving the merger as a wholly owned subsidiary of PIM, LLC.

Subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger (1) each outstanding share of PZN Class A common stock (other than (x) shares of PZN Class A common stock that are to be cancelled in accordance with the merger agreement and (y) shares of PZN Class A common stock that are owned by stockholders of the Company who did not vote in favor of the merger agreement or the merger and who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive $9.60 in cash, without interest (which we refer to as the “merger consideration”), and (2) each outstanding share of PZN Class B common stock will be automatically cancelled and the holders thereof will not receive the merger consideration.

The board of directors of the Company (which we refer to as the “Board”) formed a special committee (which we refer to as the “Special Committee”) consisting solely of independent and disinterested directors to, among other things, evaluate the merger. After reviewing the terms of the merger agreement with its independent legal and financial advisors, the Special Committee unanimously determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and the holders of PZN Class A common stock, and unanimously recommended that the Board approve the merger agreement and that the Company’s stockholders vote for the adoption of the merger agreement.

Based on the Special Committee’s recommendation, the Board (other than five directors who recused themselves due to their affiliation with PIM, LLC and/or their interests in the transaction (we refer to such recused directors as the “Recused Directors”)) has determined that the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and the holders of PZN Class A common stock; has approved and declared advisable the merger agreement and transactions contemplated thereby; and recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement (we refer to such proposal as the “Merger Agreement Proposal”) and “FOR” the other proposals described in the accompanying proxy statement.

Your vote is very important. The merger cannot be completed unless both (1) the holders of a majority of the total number of votes of Company common stock outstanding and (2) the holders of a majority of the outstanding shares of PZN Class A common stock not owned, directly or indirectly, by PIM, LLC, Merger Sub or any holder of PZN Class B common stock approve the Merger Agreement Proposal. A failure to vote your shares of Company common stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Therefore, whether or not you expect to attend the special meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope or submit your proxy using the telephone or Internet procedures that may be provided to you. If you attend the special meeting and vote electronically, your vote electronically will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.

The accompanying proxy statement provides you with more detailed information about the special meeting, the merger agreement and the transactions contemplated thereby, including the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 13 in our annual report on Form 10-K for the year ended December 31, 2021, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks that you should consider in evaluating the proposed transaction and how it may affect you.

If you have any questions or need assistance voting your shares of Company common stock, please contact MacKenzie Partners, Inc., the Company’s proxy solicitor in connection with the special meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(800) 322-2885 (toll free)

Email: proxy@mackenziepartners.com

Thank you in advance for your cooperation and continued support.

Sincerely,

Richard S. Pzena
Chairman
Chief Executive Officer
Co-Chief Investment Officer

The accompanying proxy statement is dated [                ], 2022, and is first being mailed to the Company’s stockholders on or about [                ], 2022.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

320 PARK AVENUE | NEW YORK, NEW YORK 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [                ], 2022

Dear Stockholder:

You are cordially invited to attend a special meeting (which we refer to as the “special meeting”) of the stockholders of Pzena Investment Management, Inc. (which we refer to as “PZN,” the “Company” or “us”) to be held virtually on [                ], 2022, at [                ] Eastern Time. Due to concerns regarding the ongoing coronavirus pandemic, and to protect the health and safety of our employees, stockholders and other stakeholders, the special meeting will be conducted solely online via live webcast at [                ]. There is no physical location for the special meeting.

The special meeting will be held for the following purposes:

1.

to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 26, 2022 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Pzena Investment Management, LLC, a Delaware limited liability company (which we refer to as “PIM, LLC”), Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of PIM, LLC (which we refer to as “Merger Sub”), and the Company, pursuant to which, among other things, the Company will merge with and into Merger Sub (which we refer to as the “merger”), with Merger Sub surviving the merger as a wholly owned subsidiary of PIM, LLC (we refer to such proposal as the “Merger Agreement Proposal”);

2.

to consider and vote on one or more proposals to adjourn the special meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement Proposal (which we refer to as the “Adjournment Proposal”); and

3.

to approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger (which we refer to as the “Merger-Related Compensation Proposal”).

These items of business are more fully described in the proxy statement of which this notice forms a part.

The approval of the Merger Agreement Proposal requires the affirmative vote of both (1) a majority of the total number of votes of Company common stock outstanding, which we refer to as the approval of a “majority of the outstanding votes,” and (2) a majority of the outstanding shares of PZN Class A common stock not owned, directly or indirectly, by PIM, LLC, Merger Sub or any holder of PZN Class B common stock, which we refer to as the approval of a “majority of the unaffiliated shares.”

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present virtually or by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present, and the approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes present virtually or by proxy and entitled to vote on the matter at the special meeting, assuming a quorum is present.

The record date for the special meeting is [                ], 2022. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.

If the merger is consummated, stockholders who continuously hold shares of Company common stock through the effective time of the merger, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares of Company common stock and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares of Company common stock under Delaware law. Stockholders must comply with all the requirements of Delaware law, which are summarized in the proxy statement accompanying this notice and reproduced in their entirety in Annex D to the accompanying proxy statement.

The merger agreement and the merger have been unanimously approved and recommended by a special committee consisting solely of the Company’s independent and disinterested directors. The Board, by a unanimous vote of the Company’s directors (other than five directors who recused themselves due to their affiliation with PIM, LLC and/or their interests in the transaction) recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.

Your vote is very important. The merger cannot be completed unless both (1) the holders of a majority of the total number of votes of Company common stock outstanding and (2) the holders of a majority of the outstanding shares of PZN Class A common stock not owned, directly or indirectly, by PIM, LLC, Merger Sub or any holder of PZN Class B common stock approve the Merger Agreement Proposal. A failure to vote your shares of Company common stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Therefore, whether or not you expect to attend the special meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope or submit your proxy using the telephone or Internet procedures that may be provided to you. If you attend the special meeting and vote electronically, your vote electronically will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.

The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement and the documents referred to or incorporated by reference in this proxy statement. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Company common stock, please contact the Company’s proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(800) 322-2885 (toll free)

Email: proxy@mackenziepartners.com

By Order of the Board of Directors,

JOAN F. BERGER
Corporate Secretary

New York, New York

[                ], 2022

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on [                ], 2022.

The Notice of Special Meeting of Stockholders and our Proxy Statement are available at [                ].

i

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement entitled “Where You Can Find More Information.”

Certain Defined Terms

In this proxy statement, we refer to:

1.

the Agreement and Plan of Merger, dated as of July 26, 2022, by and among Pzena Investment Management, LLC, Panda Merger Sub, LLC, and Pzena Investment Management, Inc., as it may be amended from time to time, as the “merger agreement”;

2.	the merger of Pzena Investment Management, Inc. with and into Panda Merger Sub, LLC pursuant to the merger agreement as the “merger”;

3.	Pzena Investment Management, Inc. as the “Company,” “PZN” “us,” “our” or “we”;

4.	Pzena Investment Management, LLC as “PIM, LLC”;

5.	Panda Merger Sub, LLC. as “Merger Sub”;

6.	the surviving company in the merger as the “Surviving Company”

7.	Class A common stock, par value $0.01 per share, of the Company as “PZN Class A common stock”;

8.	Class B common stock, par value $0.000001 per share, of the Company as “PZN Class B common stock”;

9.	the holders of shares of PZN Class A common stock not owned, directly or indirectly, by PIM, LLC, Merger Sub or any holder of PZN Class B common stock as the “unaffiliated stockholders”;

10.	a majority of the total number of votes of Company common stock outstanding as a “majority of the outstanding votes”;

11.	a majority of the outstanding shares of PZN Class A common stock owned by the unaffiliated stockholders as a “majority of the unaffiliated shares”;

12.	the U.S. Securities and Exchange Commission as the “SEC”;

13.	the Securities Act of 1933, as amended, as the “Securities Act”;

14.	the Securities Exchange Act of 1934, as amended, as the “Exchange Act”;

15.	the board of directors of the Company as the “Board”;

16.	the special committee of the Board consisting of independent and disinterested directors as the “Special Committee”;

17.	Richard S. Pzena, John P. Goetz, Joel M. Greenblatt, William L. Lipsey and Chenyu Caroline Cai, collectively, as the “Recused Directors”;

18.	the New York Stock Exchange as the “NYSE”;

19.	the General Corporation Law of the State of Delaware as the “DGCL”;

20.	Delaware Limited Liability Company Act, as amended, as the “LLC Act”;

21.	the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as the “HSR Act”;

22.	the special meeting of the stockholders of the Company to be held virtually via live webcast on [ ], 2022, at [ ] Eastern Time, as the “special meeting”; and

23.	[ ], 2022, the record date for the special meeting, as the “record date.”

Merger Consideration

Subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger (which we refer to as the “effective time”) (1) each outstanding share of PZN Class A common stock (other than (x) shares of PZN Class A common stock that are to be cancelled in accordance with the merger agreement and (y) shares of PZN Class A common stock that are owned by stockholders who did not vote in favor of the merger agreement or the merger and who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (which we refer to as “dissenting shares” and, together with the shares described in clause (x), the “excluded shares”)), will be converted into the right to receive $9.60 in cash per share, without interest, (which we refer to as the “merger consideration”) and (2) each outstanding share of PZN Class B common stock will be automatically cancelled and the holders thereof will not receive any consideration with respect thereto.

Treatment of Company Equity Awards

At the effective time of the merger: (1) each outstanding stock option to purchase a share of PZN Class A common stock will fully vest and be converted into the right to receive the excess, if any, of the merger consideration over the per share exercise price of such stock option, (2) each outstanding restricted share of PZN Class A common stock held by a non-employee director will fully vest and be entitled to receive the merger consideration, (3) each other outstanding restricted share of PZN Class A common stock will be converted into an economically equivalent award in PIM, LLC on substantially the same terms and conditions as such restricted share, (4) each outstanding phantom share corresponding to a share of PZN Class A common stock will be converted into a phantom Class B unit of PIM, LLC, with the same economic value and substantially the same terms and conditions as such phantom share and (5) each outstanding deferred stock unit corresponding to a share of PZN Class A common stock held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the merger consideration, with settlement to occur in accordance with the original election of such director.

Special Factors (page 18)

Background of the Merger

A description of the background of the merger, including the Company’s discussions with PIM, LLC, is included in the section of this proxy statement entitled “Special Factors – Background of the Merger.”

Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger

The Board formed the Special Committee to, among other things, evaluate certain potential transactions potentially available to the Company, including the merger. After careful consideration, with the assistance of independent financial and legal advisors, the Special Committee unanimously (1) determined (a) that the transactions contemplated by the merger agreement (which we refer to as the “transactions”), including the merger, are fair to, and in the best interests of, the Company and the unaffiliated stockholders and (b) that it is advisable and in the best interests of the Company and the unaffiliated stockholders to enter into the merger agreement, and (2) recommended that the Board approve the execution, delivery and performance of the merger agreement and the consummation of the transactions by the Company.

Based on its evaluation and having received the recommendation of the Special Committee, the Board (other than the Recused Directors) (1) determined that the transactions, including the merger, are fair to, and in the best interests of, the Company and the unaffiliated stockholders, and declared it advisable to enter into the merger agreement, (2) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions, including the merger, and (3) resolved to recommend that the stockholders of the Company vote to adopt the merger agreement. Accordingly, the Board, by unanimous vote of the Company’s directors (other than the Recused Directors), recommends that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement Proposal and “FOR” each of the Adjournment Proposal and the Merger-Related Compensation Proposal.

For a description of the material factors considered by the Special Committee and the Board in deciding to recommend approval of the Merger Agreement Proposal, see the section of this proxy statement entitled “Special Factors – Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger.”

Position of PIM, LLC and Mr. Pzena as to the Fairness of the Merger; Purpose and Reasons of PIM, LLC and Mr. Pzena for the Merger

Under the SEC rules governing “going-private” transactions, each of PIM, LLC, Mr. Pzena and Merger Sub is an affiliate of the Company and, therefore, is required to express its purposes and reasons for the merger and its beliefs as to the fairness of the merger to the unaffiliated stockholders. For a description of PIM, LLC’s, Merger Sub’s and Mr. Pzena’s purposes and reasons for the merger, and each of their beliefs as to the fairness of the merger to the unaffiliated stockholders, see “Special Factors – Purpose and Reasons of PIM, LLC and Mr. Pzena for the Merger” and “Special Factors – Position of PIM, LLC and Mr. Pzena as to the Fairness of the Merger.”

Opinions of the Company’s Financial Advisors

Opinion of Ardea Partners LP

Pursuant to an engagement letter (which we refer to as the “Ardea engagement letter”), by and among the Company, the Special Committee and Ardea Partners LP (which we refer to as “Ardea”), the Special Committee retained Ardea as its financial advisor in connection with its evaluation of certain potential transactions, including the merger.

At a meeting of the Special Committee held on July 26, 2022, representatives of Ardea rendered to the Special Committee Ardea’s oral opinion, subsequently confirmed in a written opinion dated the same date and delivered to the Special Committee, to the effect that, as of the date of Ardea’s written opinion, and based upon and subject to the factors and assumptions set forth in Ardea’s written opinion, the merger consideration to be paid to holders of PZN Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Ardea, dated July 26, 2022, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The summary of the Ardea opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Ardea’s written opinion. Ardea’s advisory services and opinion were provided for the information and assistance of the Special Committee in connection with its consideration of the merger and Ardea’s opinion does not constitute a recommendation as to how any holder of PZN Class A common stock should act or vote with respect to the merger or any other matter.

For more information, see “The Merger – Opinions of the Company’s Financial Advisors – Opinion of Ardea Partners LP” and Annex B to this proxy statement.

Opinion of CastleOak Securities, L.P.

CastleOak Securities, L.P. (which we refer to as “CastleOak”) was retained by the Special Committee to act as an independent financial advisor in connection with the Special Committee’s evaluation of certain potential transactions, including the merger.

In connection with the meeting of the Special Committee held on July 26, 2022, CastleOak rendered its written opinion to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by CastleOak in connection with the opinion (which are stated in its written opinion), the merger consideration to be paid to the holders of PZN Class A common stock (other than excluded shares) was fair, from a financial point of view, to such holders.

The full text of CastleOak’s written opinion delivered to the Special Committee, dated July 26, 2022, is attached as Annex C to this proxy statement and incorporated herein by reference. CastleOak’s written opinion has been provided by CastleOak at the request of the Special Committee and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by CastleOak in connection with the opinion (which are stated therein). You are encouraged to read CastleOak’s written opinion carefully and in its entirety. CastleOak provided its opinion to the Special Committee, in its capacity as such, in connection with and for purposes of its evaluation of the merger only, and CastleOak’s opinion does not constitute a recommendation as to any action the Board should take with respect to the merger or how any Company stockholder should vote or act with respect to the merger or any other matter, including, but not limited to, whether any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. The summary of the CastleOak opinion contained in this proxy statement is qualified in its entirety by reference to the full text of CastleOak’s written opinion. CastleOak has consented to the disclosure of its opinion and analyses.

For more information, see “The Merger – Opinions of the Company’s Financial Advisors – Opinion of CastleOak Securities, L.P.” and Annex C to this proxy statement

Certain Effects of the Merger

If the Company’s stockholders approve the Merger Agreement Proposal and all other conditions to the closing of the merger are either satisfied or waived, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger as the Surviving Company and a wholly owned subsidiary of PIM, LLC. At the effective time of the merger, each outstanding share of PZN Class A common stock (other than excluded shares) will be converted into the right to receive the merger consideration and each outstanding share of PZN Class B common stock will be automatically cancelled and the holders thereof will not receive the merger consideration. For a further discussion of the effects of the merger, see the section of this proxy statement entitled “Special Factors – Certain Effects of the Merger.”

Interests of Executive Officers and Directors of the Company in the Merger

When considering the recommendation of the Board with respect to the merger, you should be aware that the Company’s directors and executive officers may have interests in the transactions that are different from, or in addition to, those of the stockholders of the Company more generally. In particular, the management stockholders are officers of PIM, LLC and will be controlling stockholders of PIM, LLC after completion of the merger. The Board and the Special Committee were aware of these interests during their deliberations on the merits of the merger and considered them in deciding to recommend that the stockholders of the Company vote to adopt the merger agreement.

The interests of the Company’s non-employee directors and executive officers include the following:

•	accelerated vesting of restricted shares of PZN Class A common stock held by non-employee directors;

•	accelerated vesting of deferred stock units corresponding to shares of PZN Class A common stock held by non-employee directors; and

•	the right to indemnification and liability insurance coverage that will survive the closing of the merger.

In addition to the accelerated vesting of restricted shares, one of the Company’s directors who receives both cash and stock compensation quarterly will also be paid his cash compensation in full for the quarter during which the closing of the merger occurs.

These interests are discussed in more detail in the section of this proxy statement entitled “Special Factors – Interests of Executive Officers and Directors of the Company in the Merger.”

Management Stockholders’ Obligation to Vote in Favor of the Merger

Concurrently with the execution of the merger agreement on July 26, 2022, certain members of the Company’s management team (which we refer to as the “management stockholders”) entered into a voting agreement with the Company in connection with the transactions contemplated by the merger agreement. Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause to be voted) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them (which we refer to as the “subject shares”): (1) in favor of (a) the approval of the merger agreement, and (b) any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement; and (2) against any action that would (a) result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (b) reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B common stock subject to the voting agreement are owned through PIM, LP (as defined in the section of this proxy statement entitled “The Voting Agreement”). As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted.

For more information, see the section of this proxy statement entitled “The Voting Agreement.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of merger consideration in exchange for shares of PZN Class A common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of PZN Class A common stock for merger consideration pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “Special Factors – Material U.S. Federal Income Tax Consequences of the Merger.”

Financing of the Merger

The merger agreement does not contain any financing-related contingencies or financing conditions to consummation of the merger. PIM, LLC has obtained debt financing commitments in an aggregate principal amount of up to $200 million, the proceeds of which will be sufficient to consummate the merger and the other transactions contemplated by the merger agreement, including paying the aggregate merger consideration to the unaffiliated stockholders and paying all fees and expenses of or payable by PIM, LLC.

JPMorgan Chase Bank N.A. (which we refer to as the “debt commitment party”) has committed to provide PIM, LLC the debt financing in connection with the consummation of the merger, the other transactions contemplated by the merger agreement, and related transactions, in the amounts and on the terms and subject to the conditions set forth in a debt commitment letter, dated as of July 26, 2022, by and among the debt commitment party and PIM, LLC (which we refer to as the “debt commitment letter”). The obligations of the debt commitment party to provide the debt financing under the debt commitment letter are subject to certain customary conditions.

PIM, LLC has agreed to, and to cause its respective subsidiaries to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms (including the market “flex” provisions) set forth in the debt commitment letter.

PIM, LLC expects that it will enter into a senior secured credit agreement that will provide for (i) a first lien term loan facility in an aggregate principal amount of $175 million, and (ii) first lien revolving commitments in aggregate principal amount of $25 million. The net proceeds from the borrowings under these facilities, together with cash on hand, is expected to be used to consummate the merger.

The Merger Agreement (page 58)

A summary of the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement entitled “The Merger Agreement.” Among other things, the merger agreement includes the following terms:

•

Closing and Effective Time of the Merger. Assuming timely satisfaction of necessary closing conditions set forth in the merger agreement, including the approval of the Merger Agreement Proposal by the Company’s stockholders, we anticipate that the merger will be completed in the fourth quarter of 2022. The Company, however, cannot assure completion of the merger by any particular date, if at all.

•

Conditions to the Merger. The closing of the merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in the section of this proxy statement entitled “The Merger Agreement – Conditions to the Merger,” include:

•

the adoption of the merger agreement by the affirmative vote of the stockholders of a majority of the total number of votes of Company common stock outstanding (which we refer to as the “stockholder approval”), and by the affirmative vote of the stockholders of a majority of the outstanding shares of PZN Class A Common stock not owned, directly or indirectly, by PIM, LLC, Merger Sub, or any holder of PZN Class B common stock (which we refer to as the “unaffiliated stockholder approval” and, together with the stockholder approval, the “Company stockholder approvals”);

•

any notification and waiting period requirements applicable to the consummation of the merger under the HSR Act has expired or been earlier terminated and the applicable governmental consents have been received from certain other governmental entities;

•	the absence of any law or order of any court or other governmental authority making illegal or otherwise prohibiting consummation of the merger;

•

the accuracy of each party’s representations and warranties in the merger agreement (generally subject to materiality qualifications) at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the performance and compliance, in all material respects, by each party with all covenants and agreements required to be performed or complied with by it under the merger agreement;

•	the delivery of an officers’ certificate by each party with respect to the accuracy of the representations and warranties and performance of obligations of such party under the merger agreement; and

•

as a condition to the obligations of PIM, LLC and Merger Sub to consummate the merger and the other transactions contemplated in the merger agreement, since the date of the merger agreement, the absence of any Company material adverse effect (as defined in the section of this proxy statement entitled “The Merger Agreement – Material Adverse Effect”).

•

No Solicitation of Acquisition Proposals. The merger agreement provides that the Special Committee will not, among other things, (x) directly or indirectly through its advisors and representatives, initiate, solicit, or knowingly encourage any inquiry or the making of any proposal or offer that constitutes an acquisition proposal (as defined in the section of this proxy statement entitled “The Merger Agreement – No Solicitation of Acquisition Proposals; Board Recommendation Changes”); (y) engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or provide any non-public information or data concerning the Company or its subsidiaries to, any person with respect to an acquisition proposal; or (z) enter into any definitive agreement, agreement in principle, or other agreement (other than a customary confidentiality agreement) relating to an acquisition proposal.

•

Board Recommendation Changes. Notwithstanding the restrictions described above, under certain circumstances, the Company, the Special Committee, and any of their representatives may, prior to the time the Company stockholder approvals are obtained, contact such person to clarify the terms and conditions of an acquisition proposal and: (x) provide information (including nonpublic information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its subsidiaries to such person if the Company receives from such person (or has received from such person) an executed customary confidentiality agreement, and (y) engage in, enter into, continue or otherwise participate in any discussions or negotiations with such persons who have made such an unsolicited bona fide written acquisition proposal, if and only to the extent the Board (or the Special Committee acting on behalf of the Board) has determined in good faith after consultation with its financial advisor and outside legal counsel that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal.

•

The merger agreement also provides that, at any time before the Company stockholder approvals are obtained, the Board (or the Special Committee acting on behalf of the Board) or the Board may effect a change of recommendation if (1) the Special Committee determines in good faith, after consultation with its outside legal counsel, that as a result of the occurrence of an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement – No Solicitation of Acquisition Proposals; Board Recommendation Changes – No Change of Recommendation Exceptions”), failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; or (2) with respect to an unsolicited bona fide acquisition proposal, (A) the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal is, or is reasonably likely to result in, a superior proposal, and (B) the Company complies with certain procedures. The non-solicitation provisions are described in more detail in the section of this proxy statement entitled “The Merger Agreement – No Solicitation of Acquisition Proposals; Board Recommendation Changes.”

•

Termination and Termination Fees. The merger agreement contains certain termination rights, including, among other things, the right of either party to terminate the merger agreement if the merger has not occurred on or before January 26, 2023, subject to specified exceptions and limitations, and provides that:

•

Upon termination of the merger agreement by the Company or PIM, LLC in certain circumstances, including a termination by the Company as a result of (1) certain uncured material breaches by PIM, LLC or Merger Sub of their representations, warranties, covenants or other agreements set forth in the merger agreement, or (2) the failure of PIM, LLC and Merger Sub to consummate the closing on the date the closing was required by the merger agreement to have occurred when the conditions to PIM, LLC’s obligation to close the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, provided that those other conditions would be satisfied if the closing were on such date), and the Company has irrevocably notified PIM, LLC in writing that it is ready, willing and able to consummate the closing and that all of the conditions to the Company’s obligation to close the merger have been satisfied or irrevocably waived, PIM, LLC will be required to pay the Company a termination fee of $8,000,000.

•	Remedies; Specific Performance:

•

If the merger agreement is terminated, the Company’s right to receive the termination fee will be its sole and exclusive monetary remedy against PIM, LLC or Merger Sub pursuant to the merger agreement. Upon the payment of the termination fee, neither the Company nor any other person will be entitled to bring or maintain any action, claim or proceeding against PIM, LLC or Merger Sub, and neither PIM, LLC nor Merger Sub will have any further liability or obligation relating to the merger agreement. In no event will PIM, LLC be required to pay the termination fee on more than one occasion.

•

Prior to the termination of the merger agreement, each party is entitled to an order of specific performance to enforce the observance and performance of any covenant or obligation of the merger agreement or an injunction restraining any breach or threatened breach of such covenant or obligation; however, the Company’s right to obtain specific performance, an injunction or other remedies to enforce PIM, LLC’s obligation to cause the closing to occur is subject to the requirement that: (1) the conditions to the obligations of PIM, LLC and Merger Sub to effect the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, provided that those other conditions would be capable of being satisfied if the closing were on such date); (2) the debt financing or any alternative financing has been funded or would be required to be so funded in accordance with the terms thereof at the closing if the closing otherwise occurs; (3) the Company has irrevocably confirmed by written notice to PIM, LLC that (x) all conditions to the Company’s obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, provided that those conditions would be capable of being satisfied if the closing were on such date) or the Company is willing to waive any unsatisfied conditions and (y) the Company is ready, willing and able to take such actions that are required of the Company by the merger agreement to cause the closing to occur and will take such actions at the closing; and (4) PIM, LLC has failed to consummate the closing prior to the third business day following the delivery of such confirmation.

For further discussion of the rights of the parties to terminate the merger agreement and the circumstances in which the termination fee will be payable, see the section of this proxy statement entitled “The Merger Agreement – Termination.”

The Voting Agreement (page 76)

Concurrently with the execution of the merger agreement on July 26, 2022, the management stockholders entered into a voting agreement with the Company in connection with the transactions contemplated by the merger agreement. Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause to be voted) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them in connection with any meeting of the stockholders of the Company or of the limited partners of PIM, LP (as defined below): (1) in favor of (a) the approval of the merger agreement and (b) any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement; and (2) against any action that would (a) result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or (b) reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B common stock subject to the voting agreement are owned through Pzena Investment Management, LP (which we refer to as “PIM, LP”), a partnership formed with the objective of aggregating employee ownership in PIM, LLC into one entity. As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted.

Moreover, each management stockholder agreed not to (a) take any action, or fail to take any action within his or her reasonable control, that would be reasonably likely to adversely affect or delay the ability of such management stockholder to comply with and perform its covenants and agreements under the voting agreement and (b) purchase or otherwise acquire, directly or indirectly, any additional shares of PZN Class A common stock.

Appraisal Rights (page 53)

If the merger is consummated, the Company’s stockholders who continuously hold shares of Company common stock through the effective time, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that the Company’s stockholders may be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances, on the difference between the amount determined to be the fair value and the amount paid by the Surviving Company in the merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Holders of Company common stock who wish to preserve any appraisal rights they may have, must so advise the Company by submitting a written demand for appraisal prior to the vote to adopt the merger agreement and approve the transactions contemplated thereby, and must otherwise follow fully the procedures prescribed by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders of the Company who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Parties to the Merger (page 78)

Pzena Investment Management, Inc. Pzena Investment Management, Inc. is a Delaware corporation. Pzena Investment Management, Inc. was formed in 2007 and is the sole managing member of PIM, LLC, which is our operating company. Founded in 1995, Pzena Investment Management, LLC is a value-oriented investment management company. The Company has built a diverse, global client base of respected and sophisticated institutional investors, select third-party distributed mutual funds for which it acts as sub-investment adviser, and funds for which it acts as investment adviser. More information about the Company is available at www.pzena.com. PZN Class A common stock is listed on the NYSE under the symbol “PZN.” For more information about the Company, see the section of this proxy statement entitled “Parties to the Merger – The Company.”

PIM, LLC. PIM, LLC was formed on November 27, 1995, for the purpose of managing investment portfolios for, and provide investment advice to, investors of all kinds, including individuals, endowments, trusts and estates, charitable foundations, partnerships, corporations, mutual funds, investment funds and other investment companies, and tax-exempt funds such as pension and profit-sharing plans, to engage in any and all businesses and activities similar to, related to or which will enhance any of the foregoing. PIM, LLC is the operating company of the Company, which is the sole managing member of PIM, LLC. For more information about PIM, LLC, see the section of this proxy statement entitled “Parties to the Merger – PIM, LLC.”

Merger Sub. Merger Sub was formed on July 25, 2022 as a direct, wholly owned subsidiary of PIM, LLC, solely for the purpose of completing the merger and has conducted no business activities other than those related to the structuring and negotiation of the merger and arranging financing therefor. For more information about Merger Sub, see the section of this proxy statement entitled “Parties to the Merger – Merger Sub.”

Market Price of Class A Common Stock and Dividends (page 90)

PZN Class A common stock is listed on the NYSE under the symbol “PZN.” On [                ], 2022, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for shares of PZN Class A common stock on NYSE was $[         ] per share. On July 25, 2022, the last trading day prior to the public announcement of the merger, the closing price for shares of PZN Class A common stock on the NYSE was $6.60 per share. You are encouraged to obtain current market quotations for shares of PZN Class A common stock in connection with voting your shares of Company common stock at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the section of this proxy statement entitled “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	Why am I receiving this document?

A:

The Company is soliciting proxies for the special meeting. You are receiving this proxy statement because you own shares of Company common stock. The Company is holding the special meeting so that its stockholders may vote on the Merger Agreement Proposal, the proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement Proposal, which we refer to as the “Adjournment Proposal,” and the nonbinding, advisory proposal regarding certain compensation arrangements for the Company’s named executive officers in connection with the merger, which we refer to as the “Merger-Related Compensation Proposal.” The approval of the Merger Agreement Proposal by our stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “Conditions to the Closing of the Merger.” This proxy statement contains important information about the merger and the special meeting, and you should read it carefully. The enclosed proxy card allows you to vote your shares of Company common stock without attending the special meeting virtually.

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Company common stock, please see the section of this proxy statement entitled “The Special Meeting.”

Q:	When and where is the special meeting?

A:	The special meeting will be held virtually via live webcast at [ ] on [ ], 2022 at [ ] Eastern Time.

Q:	Who can attend and vote at the special meeting?

A:

All Company stockholders of record as of the close of business on [                ], 2022, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. You will be able to attend the special meeting online and vote your shares electronically at the special meeting by visiting [                ]. If you hold your shares in “street name,” you must obtain a “legal proxy”, executed in your favor, from your bank, broker or other nominee.

Q:	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Company common stock held in “street name”?

A:

If, on the record date, your shares of Company common stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record.

If your shares of Company common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.”

Q:	What is a quorum?

A:

The presence virtually or by proxy of the holders of a majority of the outstanding shares of Company common stock will constitute a quorum for the transaction of business at the special meeting. If you submit a properly executed proxy card, even if you vote “AGAINST” the proposal or vote to “ABSTAIN” in respect of the proposal, your shares of common stock will be counted for purposes of calculating whether a quorum is present.

If a quorum is not present at the special meeting, under the Company’s bylaws, the stockholders entitled to vote at the special meeting present virtually or represented by proxy will have the power to adjourn the special meeting until a quorum is present or represented.

As of the close of business on the record date, there were [                ] shares of PZN Class A common stock outstanding and [                ] shares of PZN Class B common stock outstanding.

Q:	How many votes do I have?

A:

Each holder of PZN Class A common stock is entitled to one vote on each of the proposals for each share of PZN Class A common stock owned as of the close of business on the record date. Each holder of PZN Class B common stock is entitled to five votes on each of the proposals for each share of PZN Class B common stock owned as of the close of business on the record date. The holders of PZN Class A common stock and the holders of PZN Class B common stock will vote together on each of the proposals.

As of the close of business on the record date, there were [                ] shares of PZN Class A common stock outstanding and [            ] shares of PZN Class B common stock outstanding.

Q:	How will the management stockholders vote their shares of Company common stock?

A:

Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause to be voted) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them (1) in favor of the approval of the merger agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement and (2) against any action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B common stock subject to the voting agreement are owned through Pzena Investment Management, LP, a partnership formed with the objective of aggregating employee ownership in PIM, LLC into one entity. As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted. For more information, see the section of this proxy statement entitled “The Voting Agreement.”

Q:

Why are the Company’s stockholders being asked to cast a nonbinding, advisory vote to approve certain compensation arrangements for the Company’s named executive officers under existing agreements with the Company in connection with the merger?

A:

SEC rules require the Company to seek approval on a nonbinding, advisory basis with respect to certain compensation arrangements for the Company’s named executive officers in connection with the merger. Approval of the Merger-Related Compensation Proposal is not required to consummate the merger.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

•	“FOR” the Merger Agreement Proposal;

•	“FOR” the Adjournment Proposal; and

•	“FOR” the Merger-Related Compensation Proposal.

You should read the section of this proxy statement entitled “Special Factors – Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger” for a discussion of the factors that the Board considered in deciding to recommend the approval of the merger agreement. See also the section of this proxy statement entitled “Special Factors – Interests of Executive Officers and Directors of the Company in the Merger.”

Q:	How do I vote?

A:	If you are a stockholder of record as of the record date, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	visit the website shown on your proxy card to submit your proxy via the Internet;

•	call the toll-free number for telephone proxy submission shown on your proxy card;

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope; or

•	appear virtually at the special meeting and vote electronically.

If you are a beneficial owner of the shares of Company common stock as of the record date, you will receive instructions from your bank, broker or other nominee that describe the procedures for voting your shares of Company common stock. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company common stock. In order to attend and vote at the special meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee, identifying you as a stockholder of the Company, authorizing you to act on behalf of the nominee at the special meeting and specifying the number of shares of Company common stock with respect to which the authorization is granted.

The control number located on your proxy card is designed to verify your identity and allows you to vote your shares of Company common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy through the Internet or by telephone.

Q:	What is the deadline for voting my shares of Company common stock?

A:

If you are a stockholder of record as of the record date and choose to vote your shares of Company common stock through the Internet or by telephone, your proxy must be received through the Internet or by telephone by 11:59 p.m. Eastern Time on [                ], 2022, the day before the special meeting, for your shares of Company common stock to be voted at the special meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with our Corporate Secretary no later than 11:59 p.m. Eastern Time on [                ], 2022, the day before the special meeting. You may also attend the special meeting virtually and vote electronically. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

Q:	What is a “proxy”?

A:

A proxy is your legal designation of another person to vote your shares of Company common stock. This written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.”

Q:	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A:

If you fail to vote, either virtually at the special meeting or by proxy, your shares of Company common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, your failure to vote will have (1) the effect of counting as a vote “AGAINST” the Merger Agreement Proposal, which requires the affirmative vote of (a) a majority of the outstanding votes and (b) a majority of the unaffiliated shares, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.

Q:	If my shares of Company common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares of Company common stock for me?

A:

If your common stock is held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your common stock with instructions on how to vote your shares.

Your bank, broker or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company common stock. Under the rules of the NYSE, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the special meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there should not be any broker non-votes.

A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal, which requires the approval of (a) a majority of the outstanding shares and (b) a majority of the unaffiliated shares, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted towards determining whether a quorum is present.

If you instruct your bank, broker or other nominee how to vote on at least one, but not all of the proposals to be considered at the special meeting, your shares of Company common stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of Company common stock voted?

A:

Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Company common stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company common stock should be voted on any particular matter, the shares of Company common stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Company common stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.

Q:	Can I change or revoke my vote?

A:	Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by:

•	submitting another proxy, including a proxy card, at a later date through any of the methods available to you;

•	giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Company’s Corporate Secretary before the special meeting begins; or

•	attending the special meeting virtually and voting electronically.

If your shares of Company common stock are held in “street name” by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

Only your last submitted proxy will be considered. Please vote “FOR” each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

If you hold shares of Company common stock in “street name,” or through more than one bank, broker or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of Company common stock after the record date but before the special meeting, unless you provide the person to whom you sell or otherwise transfer your shares with a proxy, you will retain your right to vote at the special meeting. Even if you sell or otherwise transfer your shares of Company common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Unless special arrangements are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will have transferred the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares.

Q:	Am I entitled to rights of appraisal under the DGCL?

A:

If the merger is consummated, the Company’s stockholders who continuously hold shares of Company common stock through the effective time, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that the Company’s stockholders may be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances, on the difference between the amount determined to be the fair value and the amount paid by the Surviving Company in the merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Holders of Company common stock who wish to preserve any appraisal rights they may have, must so advise the Company by submitting a written demand for appraisal prior to the vote to adopt the merger agreement and approve the transactions contemplated thereby, and must otherwise follow fully the procedures prescribed by Section 262 of the DGCL. The relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this proxy statement.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The Company has engaged MacKenzie Partners, Inc. (which we refer to as “MacKenzie”) to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay MacKenzie a fee of $[        ], and to reimburse MacKenzie for reasonable out-of-pocket expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Company common stock for their expenses in forwarding solicitation materials to beneficial owners of our shares of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, by email, through the Internet or virtually. They will not be paid any additional amounts for soliciting proxies.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the merger agreement, along with all of the documents referred to in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. Even if you plan to attend the special meeting virtually, after carefully reading and considering the information contained in this proxy statement, please sign, date and return, as promptly as possible, the enclosed proxy card in the enclosed postage-paid reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card) to ensure that your shares of Company common stock are represented and can be voted at the special meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the instructions provided by your bank, broker or other nominee to see which of the above choices are available to you.

Q:	Should I send in my evidence of ownership now?

A:

No. You should not return your stock certificates or send in other documents evidencing ownership of shares of Company common stock with the proxy card. If the merger is consummated, the paying agent will send each holder of record of shares of Company common stock as of immediately prior to the effective time a letter of transmittal and instructions that explain how to exchange shares of Company common stock for merger consideration. If you are a beneficial owner of shares of Company common stock held in “street name,” you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your shares.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies.

While we do not utilize householding, some intermediaries may be householding our proxy materials. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this proxy statement to multiple stockholders in your household, we will promptly deliver a separate copy to you if you send a written request to us at our principal executive offices located at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), or call us at (212) 355-1600.

Q:	Where can I find the voting results of the special meeting?

A:

The Company will publish the final voting results from the special meeting in a Current Report on Form 8-K to be filed with the SEC following the special meeting. For more information, please see the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	Who can help answer my other questions?

A:

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

(800) 322-2885 (toll free)

Email: proxy@mackenziepartners.com

SPECIAL FACTORS

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully because it is the legal document that governs the merger.

We are asking our stockholders to vote on the adoption of the merger agreement. If the merger is completed, the holders of the shares of PZN Class A common stock will have the right to receive the merger consideration.

Background of the Merger

The Company and its Board have periodically reviewed and discussed its business, strategic direction, performance and prospects in the context of developments in the asset management industry and the competitive landscape. In the past, the discussions have included, among other things, whether it would make sense to partner with another company to improve its global distribution and/or improve access to the retail marketplace. These discussions have also included consideration of whether it made sense to remain public in light of the increasing costs and diminishing benefits. On occasion, the Company has been presented with transaction opportunities by third parties, including as described below. The Company’s management has continually expressed its desire to remain committed to the long-term success of the business rather than seek to sell its stake; accordingly, in connection with considering these proposals, the Company has on a few occasions convened a special committee of the Board of Directors in connection with its consideration of such proposals.

One such proposal was received on May 3, 2019 from a non-US financial services firm seeking to improve its global value asset management capabilities (which we refer to as “Party 1”). Party 1 sought to purchase a portion of the Company, including all of the PZN Class A shares, with the Company’s management retaining a substantial equity stake. A special committee of the Board of Directors was formed to consider the proposal and negotiate with Party 1, and Ardea assisted the committee in that matter. Partly in response to the size of the transaction and the expense and difficulties of completing such a complex merger, as well as fears of broader market weakness, Party 1 elected to withdraw its proposal.

In the fall of 2020, on behalf of the Company, Ardea reached out to potential counterparties to gauge their interest in a potential transaction to acquire the PZN Class A common stock. The process was undertaken on a confidential basis in light of the potential impact on the Company’s business, including client and employee uncertainty, if the process were to become public. Of the approximately 11 firms contacted, only one firm (which we refer to as “Party 2”) expressed an interest in exploring a potential transaction, signed a confidentiality agreement and engaged in due diligence. However, following an increase in the Company’s stock price, Party 2 withdrew from discussion without making a formal offer.

In March 2022, in light of the Company’s reduced stock price and limited benefits of being a public company, the Board authorized the Company’s management to contact Party 2 again to see if they had an interest in resurrecting the discussions. On March 17th, Mr. Pzena contacted Party 2 and held a brief phone conversation on March 21st. Party 2 agreed to reconsider its interest and signed an updated confidentiality agreement. On April 9th, following an update of its prior analysis, Party 2 informed Mr. Pzena of its interest in making an offer to acquire the PZN Class A common stock.

On April 7th, unrelated to Party 2’s interest, Mr. Pzena met with representatives of an investment banking firm in New York to discuss ideas to improve the Company’s stock price. During the course of that meeting, the investment banking firm indicated that PIM, LLC had the capability to borrow at a level that would allow it to finance a repurchase of the outstanding PZN Class A common stock.

On April 13th, which was the next regularly scheduled Board meeting following these developments, Mr. Pzena updated the Board regarding the Party 2’s renewed interest and the potential for a debt-funded acquisition of the PZN Class A common stock by PIM, LLC. Among other things, Mr. Pzena noted the recent stock price performance and the current state of the business, noted his view that continuing as a public company provided little advantage given the high costs and low levels of liquidity for the PZN Class A common stock, and suggested that a transaction could be in the best interests of the Company’s stockholders. As a result, Mr. Pzena recommended exploring potential transactions, including the possibility of PIM, LLC making its own proposal to acquire the PZN Class A common stock. In light of these developments, and the differing interests that could arise between the owners of Class B units in PIM, LLC and the unaffiliated holders of PZN Class A common stock regardless of the form of transaction pursued, the Board determined to create the Special Committee, which was directed to hire its own financial advisors and legal counsel and would be responsible for considering, negotiating and recommending any such proposals on behalf of the holders of PZN Class A common stock.

On April 19th, the Special Committee held its first meeting. At that meeting, the Special Committee met with counsel from Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”). Counsel discussed the duties of a special committee under Delaware law in connection with a potential transaction, as well as the process for considering and approving a transaction and the criteria for determining whether the Special Committee members were independent and disinterested under Delaware law. At the meeting, the Special Committee discussed the process for moving forward, including the need to retain a financial advisor and the process for seeking to retain both PIM, LLC and Party 2 as separate competitors for a potential transaction. The Special Committee determined to meet with a representative of Ardea to discuss representing the Special Committee in its consideration of potential transactions, and also determined to meet with other investment banking firms as potential alternative or additional financial advisors. Over the next several weeks, the Special Committee met with financial advisors, including representatives of Ardea and CastleOak, and determined to retain on behalf of the Special Committee both Ardea and CastleOak in connection with a potential transaction. In addition, the Special Committee directed management to prepare a long-range forecast to help in its evaluation of potential offers.

In early May, 2022, PIM, LLC indicated to the Company and the Company’s advisors that, in connection with its consideration of a potential transaction between the Company and PIM, LLC, it intended to engage J.P. Morgan Securities LLC (which we refer to as “JPMorgan”) to serve as its financial advisor and Milbank LLP (which we refer to as “Milbank”) to serve as its outside counsel.

On May 18th, Mr. Pzena and Jessica Doran, Chief Financial Officer of the Company, presented management’s long-range forecast to the Board, including the members serving on the Special Committee, and updated the Board on industry conditions and on its outlook. The Board reviewed this forecast and authorized Ardea to share the forecast with Party 2 and PIM, LLC to share the forecast with a potential debt financing source in connection with PIM, LLC’s formulation of a proposal to the Company regarding a potential transaction.

On June 2nd, Mr. Pzena and other management of PIM, LLC met with JPMorgan via videoconference regarding PIM, LLC’s initial bid submission and related considerations, including the bid price, potential responses to the bid from the Company, and related offer price metrics. During that meeting, JPMorgan reviewed with PIM, LLC and its management (for reference only by them) illustrative price per share and implied premium calculations at various prices, operating metrics of comparable companies and ownership information of top PZN Class A stockholders, in each case without reference to the fairness of the transaction. The information reviewed by JPMorgan with PIM, LLC and its management was based on publicly sourced data on certain precedent transactions and other financial information regarding PIM, LLC, exclusively based on publicly available, off-the-shelf market data and forecasts provided by Company management. JPMorgan did not perform or provide any independent manipulation of, adjustment to, or verification or analysis of such market data. JPMorgan discussed the information with Mr. Pzena and management of PIM, LLC without providing any written report, opinion or appraisal in respect of the summary data that formed the basis of the discussion during the videoconference meeting. The written summary data compiled and used by JPMorgan in its discussion (consisting of illustrative price per share and implied premium calculations, operating metrics of comparable companies and ownership information of top PZN Class A stockholders) is attached as Annex F to this proxy statement and incorporated herein by reference.

On June 3rd, PIM, LLC submitted an offer letter to the Special Committee seeking to acquire all of the outstanding PZN Class A common stock at a price of $8.50 per share in cash. The offer noted that PIM, LLC was highly confident in its ability to fund the transaction and would expect to deliver debt commitment papers concurrently with entering into a definitive merger agreement. The offer letter confirmed that PIM, LLC would not proceed with a transaction absent approval by the Special Committee, and that the transaction would be subject to a non-waivable condition requiring approval by a majority of the disinterested holders of PZN Class A common stock.

On June 8, 2022, the Special Committee met with representatives of Ardea, CastleOak and Wachtell Lipton. At the meeting, the Special Committee and its advisors discussed PIM, LLC’s June 3rd letter, as well as the expectation that it would also receive a letter from Party 2. Following discussion with its advisors, the Special Committee determined that it was premature to engage in negotiations with PIM, LLC in advance of receiving Party 2’s proposal and having further Special Committee discussions regarding the Company and its prospects. The Special Committee also discussed the possibility of reaching out to other potential third-party transaction participants but acknowledged the concomitant increased risk of a public leak and related potential harm to the Company’s business and determined, among other things, that it was unlikely that a third party other than Party 2 would be interested in a transaction to acquire the outstanding PZN Class A common stock at a higher valuation than PIM, LLC or Party 2, particularly in view of the return expectations of the theoretical buyers and the control of PIM, LLC by its management team. Further, the Special Committee noted that a sale of the entire organization would require the consent of PIM, LLC, which in turn was controlled by its management team that had continually expressed its desire to remain invested in the business. While a sale of the entire company might be theoretically possible, the Special Committee, having considered the advice of its financial advisors, believed that such a transaction, at a higher valuation, was unlikely. The Special Committee also took note of the fact that the prior effort with Party 1 to engage in a sale transaction had resulted in discussions that involved a potential price in excess of the PIM, LLC offer but had been withdrawn due to the expense and difficulty of completing such a complex merger as well as concerns at the time of broader market weakness. The Special Committee further discussed the process for ensuring that Party 2 and PIM, LLC remained separate competitors for the potential transaction and maintaining appropriate communication procedures for addressing Party 2’s communications with the Company.

On June 15, 2022, Party 2 submitted a written proposal to acquire all of the outstanding PZN Class A common stock for $7.30 per share in cash. As with PIM, LLC’s June 3 letter, Party 2’s offer was subject to approval by the Special Committee and a non-waivable condition requiring approval by a majority of the holders of PZN Class A common stock other than the management of PZN, LLC.

On June 18th, the Special Committee met to discuss Party 2’s offer with representatives of Wachtell Lipton, Ardea and CastleOak. The Special Committee discussed the fact that Party 2 had undertaken diligence sessions with the Company’s management that had been attended by representatives of the financial advisors and that the Company’s management had been helpful and responsive. The Special Committee also discussed with its financial advisors that the PZN Class A common stock and the market more broadly had been trading down since PIM, LLC’s June 3rd offer. The financial advisors then reviewed for the Special Committee the terms of the two offer letters and related premiums and multiples, recent shareholder returns for the Company and the S&P 500, shareholder returns and other metrics for certain other asset management companies, as well as certain financial information, including implied valuations, from certain other acquisition transactions involving either “going private” transactions with a controlling shareholder or asset management companies. The Special Committee also engaged in a discussion regarding the Company and the current economic and industry environment. Following these discussions, the Special Committee agreed that it should continue to seek to improve the prices offered by Party 2 and PIM, LLC, and directed Ardea to inform both parties that they needed to improve their offers, but without offering specific targets or guidance at this time.

On June 22nd, PIM, LLC submitted a revised offer letter with a cash purchase price of $8.90 per share. The June 22nd letter noted that its improved offer was being made notwithstanding that over the three-week period since it had made its first offer the market environment had deteriorated and there had been macroeconomic headwinds that had had adverse impacts on the Company’s business, assets under management and future growth expectations. PIM, LLC’s management offered to meet with the Special Committee to discuss the management projections, and the assumptions underlying them, given their importance to the valuation.

On June 24th, the Special Committee met with representatives of Wachtell Lipton, Ardea and CastleOak to consider the revised PIM, LLC offer. At the meeting, representatives of Ardea reported that Party 2 had responded to the request to improve its offer by agreeing to seek to do so, but that the Party 2 had noted that while it remained interested in the Company, the current and expected growth trajectories of the Company were not strong, and the significant execution risks appeared to present more downside than upside in a transaction at the pricing level under discussion. Following discussion, the Special Committee agreed that Ardea should continue to work to encourage the Party 2 to improve its offer. During the meeting, the Special Committee agreed that Ardea should give PIM, LLC guidance on pricing, and determined that Ardea should suggest that PIM, LLC rebid at a price over $10.00 per share. The Special Committee also agreed that it would only meet with Mr. Pzena to engage in a discussion with him regarding the management projections and assumptions if PIM, LLC made a higher bid.

Following the meeting, a representative of Ardea spoke with Mr. Pzena to relay the Special Committee’s view on pricing. The next day, representatives of JPMorgan reached out to representatives of Ardea to verbally indicate that PIM, LLC was willing to increase its offer to $9.30 per share, and that Mr. Pzena would like an opportunity to meet with Special Committee to provide updated details on the industry and state of the Company’s business.

On June 28th and June 29th, JPMorgan provided PIM, LLC and its management updated versions of the written summary data previously discussed on June 2nd with PIM, LLC and its management. The updated written summary data, again based on publicly available information and without reference to the fairness of the transaction, is attached as Annex G to this proxy statement and incorporated herein by reference.

On July 1st, the Special Committee held a meeting with representatives of Wachtell Lipton, Ardea and CastleOak to receive an update on the status of the negotiations. Following that update, the Special Committee and its advisors met with Mr. Pzena and a representative of JPMorgan, and had an opportunity to ask questions of Mr. Pzena, including with respect to public company costs, sources of upside potential relative to management’s current projections, client competition, planned business investments and growth opportunities.

On July 6th, the Special Committee met with representatives of Wachtell Lipton, Ardea and CastleOak. At that meeting, the financial advisors reviewed materials that they had prepared for the Special Committee, including updated materials similar to those presented at the June 18th Special Committee meeting, together with additional analyses regarding the Company’s implied valuation based on discounted cash flows and the present value of future share prices and dividends. The Special Committee also discussed the Company’s shareholder base and potential investor reaction to a transaction, including potential reaction in light of Company share repurchases undertaken earlier in the year at prices above $10.00 per share. The Special Committee also noted changes in the period following those repurchases, including the impact on the Company’s net income and the impact that the recent market and industry environment had had on expectations for future growth across the industry. The Special Committee also engaged in a discussion regarding what would be required in the future for the Company to achieve better results than the projection assumptions embedded in the financial advisors’ respective valuation analyses. Thereafter, the Special Committee and its advisors discussed tactics for continuing to seek price improvement and the potential value achievable, and determined that representatives of Ardea should again go back to PIM, LLC and, this time, request a price of $9.75 per share.

On July 6th, following the meeting, representatives of Ardea reached out to both PIM, LLC and JPMorgan with the agreed pricing guidance. Representatives of JPMorgan responded later that day with a revised oral offer of $9.50 per share and noted PIM, LLC’s desire to move expeditiously to announce a transaction not later than the Company’s July 26th earnings release date.

On July 7th, the Committee met with representatives of Wachtell Lipton, Ardea and CastleOak to consider the revised offer. After hearing the report of the discussions between representatives of Ardea and both Mr. Pzena and JPMorgan, and taking into account the course of the prior discussions, the Special Committee concluded that it had likely reached PIM, LLC’s best price. However, the Special Committee also discussed the Company’s approach to dividends, including its typical year-end dividend, which would not be available to the PZN Class A stockholders because, if agreed, a transaction would likely be completed prior to year-end. Following discussion, it was agreed that the Ardea representatives would go back to PIM, LLC and JPMorgan and seek additional value related to those future dividend opportunities.

The following day, representatives of Ardea engaged with representatives of JPMorgan, which stated that the analysis of PIM, LLC regarding the transaction assumed that dividends would be discontinued upon announcement of a transaction. However, JPMorgan reported that if the Special Committee were willing to agree that there would be no further dividends following announcement, PIM, LLC’s final proposal was an increase of its $9.50 offer to either (1) $9.60 plus the $0.03 dividend that would be declared on or about July 26 absent a transaction or (2) $9.57 per share with the next two quarterly dividends continuing (unless the transaction closed earlier). Following discussion among the members of the Special Committee, the Special Committee determined that it was willing to seek to move forward with a transaction at $9.60 per share in merger consideration and a $0.03 dividend, subject to agreement on other terms. Representatives of Ardea communicated this determination to PIM, LLC.

On July 17, 2022, Wachtell Lipton delivered an initial draft of the merger agreement to Milbank. Over the course of the next two weeks, Wachtell Lipton and Milbank LLP negotiated the terms of the merger agreement, voting agreement and debt commitment letter. During this period, on July 21st, the Special Committee met with representatives of Wachtell Lipton, Ardea and CastleOak in order for Wachtell Lipton to discuss the material terms of the merger agreement, voting agreement and debt commitment letter with the Special Committee. Among other things, representatives of Wachtell Lipton noted that representatives of Milbank had conveyed to Wachtell Lipton that PIM, LLC would be seeking a closing condition related to the level of PIM, LLC client assets under management and would be rejecting a proposed reverse termination fee that would apply in certain circumstances relating to PIM, LLC’s failure to complete the merger. In addition, at this meeting, the Special Committee discussed a revised offer letter from Party 2 that had been received on July 18, in which Party 2 increased its proposed offer to $8.00 per share. As part of its discussion of the revised offer letter, the Special Committee discussed the feedback provided by Party 2 to representatives of Ardea relating to the revised offer, in which Party 2 noted that it did not see how a higher price could be justified for the Company in view of the current growth expectations for the Company and the industry and the downside risks in the economic environment generally and the industry specifically. In light of the foregoing, the Special Committee determined that further negotiations with Party 2 would not be useful.

On July 25th, the Special Committee again met with representatives of Wachtell Lipton, Ardea and CastleOak to discuss the transaction with PIM, LLC. Representatives of Wachtell Lipton provided the Special Committee with an updated discussion of the terms of the merger agreement, voting agreement and debt commitment letter. Among other things, representatives of Wachtell Lipton noted that the only material remaining open term was whether the merger agreement would include a reverse termination fee. Representatives of Wachtell Lipton also reviewed with the Special Committee their duties under applicable law. Representatives of Ardea and CastleOak each reviewed and discussed with the Special Committee, among other matters, the financial aspects of the proposed transaction as discussed in the sections of this proxy statement entitled “The Merger – Opinions of the Company’s Financial Advisors – Opinion of Ardea Partners LP” and “The Merger – Opinions of the Company’s Financial Advisors – Opinion of CastleOak Securities, L.L.C.” and the financial projections that they had been directed to use in their financial presentations as set forth in the section of this proxy statement entitled “Special Factors – Unaudited Prospective Financial Information of the Company.” Representatives of the two firms also informed the Special Committee that they were prepared to render their firms’ respective fairness opinions the next day, which was the date anticipated for finalization of all materials and entry into the merger agreement. Following further discussion, and taking into account the matters reviewed and discussed at that meeting and prior meetings, including the factors described under the section of this proxy statement entitled “Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger,” the Special Committee determined that, subject to finalization of the merger agreement as discussed, it was prepared to recommend that the Board approve the merger agreement.

On July 26th, the Special Committee again met with representatives of Wachtell Lipton, Ardea and CastleOak. Representatives of Wachtell Lipton reported that the definitive transaction documentation had been finalized as PIM, LLC had agreed to the requested reverse termination fee construct and a fee of $8 million. A representative of Ardea rendered to the Special Committee Ardea’s oral opinion, subsequently confirmed in a written opinion dated the same date and delivered to the Special Committee, to the effect that, as of the date of Ardea’s written opinion, and based upon and subject to the factors and assumptions set forth in Ardea’s written opinion, the merger consideration to be paid to holders of PZN Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders. For more information, see “The Merger – Opinions of the Company’s Financial Advisors – Opinion of Ardea Partners LP” and Annex B to this proxy statement. A representative of CastleOak noted to the Special Committee that it had, earlier that day, provided to the Special Committee its written opinion to the effect that, as of the date of CastleOak’s written opinion, and based upon and subject to the factors and assumptions set forth in CastleOak’s written opinion, the merger consideration to be paid to holders of PZN Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders. For more information, see “The Merger – Opinions of the Company’s Financial Advisors – Opinion of CastleOak Securities, L.L.C.” and Annex C to this proxy statement. Based on the matters reviewed and discussed at that meeting and prior meetings, including the factors described under the section of this proxy statement entitled “Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger,” the Special Committee unanimously determined that the transactions contemplated by the merger agreement, including the merger, were fair to and in the best interests of the Company and the holders of PZN Class A common stock, determined that it was advisable and in the best interests of the holders of the PZN Class A common stock to enter into the merger agreement and voting agreement, and unanimously recommended that the Board approve the merger agreement and the voting agreement.

Immediately following the Special Committee meeting, the Board met in its entirety. After approving the July 26th dividend as a full Board, the Recused Directors recused themselves from voting in order to permit the remaining directors to vote on the merger agreement. Based on the Special Committee’s recommendation, the Board (other than the Recused Directors), determined that the transactions contemplated by the merger agreement, including the merger, were fair to and in the best interests of the Company and the holders of PZN Class A common stock, determined that it was advisable and in the best interests of the holders of the PZN Class A common stock to enter into the merger agreement and voting agreement, and resolved to recommend that the Company’s stockholders approve and adopt the merger agreement.

Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger

The Board formed the Special Committee to, among other things, evaluate certain transactions potentially available to the Company, including the merger, as described in this proxy statement under the heading “Special Factors – Background of the Merger.” After careful consideration, with the assistance of independent financial and legal advisors, the Special Committee unanimously (1) determined (a) that the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, the Company and the unaffiliated stockholders and (b) that it is advisable and in the best interests of the Company and the unaffiliated stockholders to enter into the merger agreement, and (2) recommended that the Board approve the execution, delivery and performance of the merger agreement and the consummation of the transactions by the Company.

Based on its evaluation and having received the recommendation of the Special Committee, the Board (which, for purposes of the remainder of this section of the proxy statement, means the Board without the participation of the Recused Directors) (1) determined that the transactions, including the merger, are fair to, and in the best interests of, the Company and the unaffiliated stockholders, and declared it advisable to enter into the merger agreement, (2) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions, including the merger, and (3) resolved to recommend that the stockholders of the Company vote to adopt the merger agreement. Accordingly, the Board, by unanimous vote of the Company’s directors (other than the Recused Directors), recommends that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement Proposal and “FOR” each of the Adjournment Proposal and the Merger-Related Compensation Proposal.

In evaluating the merger, the Special Committee and the Board consulted with independent legal and financial advisors and considered a number of factors, including the following factors that weighed in favor of the merger:

•

Attractive Value. The merger consideration represents a per share premium of approximately (1) 49% above the closing price of PZN Class A common stock on July 26, 2022, the last trading day prior to the Company’s announcement regarding its entrance into the merger agreement and (2) 46% above the 90-calendar day volume weighted average price of the shares of PZN Class A common stock as of July 26, 2022.

•

Receipt of Fairness Opinions from Ardea and CastleOak. The Special Committee considered the oral opinion of Ardea (subsequently confirmed in writing) and the written opinion of CastleOak rendered to the Special Committee on July 26, 2022, that, subject to the assumptions, limitations, qualifications and other matters considered in the preparation of such opinions, the merger consideration was fair, from a financial point of view, to the holders of PZN Class A common stock, as more fully described below in the sections of this proxy statement entitled “Special Factors – Opinion of Ardea Partners LP” and “Special Factors – Opinion of CastleOak Securities, L.P.”

•

Familiarity with the Company. The Special Committee and the Board took into account its assessment, with the assistance of Ardea and CastleOak in the case of the Special Committee, of the Company’s business, operations, financial condition, earnings and prospects; its strategic and competitive positioning and historical and projected financial performance; its valuation; its long-range plans and the associated risks; as well as industry, economic and market conditions and trends, including, among other things, the impact on the Company of general, macro-economic risks and other risks and uncertainties including those discussed in the Company’s public filings with the SEC.

•

Best Alternative for Maximizing Stockholder Value. The Special Committee and the Board considered that the merger consideration was more favorable to the Company’s stockholders than the potential value that might result from other alternatives reasonably available to the Company, including, but not limited to, the continued operation of the Company on a standalone basis, including in light of:

•

the strategic and other alternatives reasonably available to the Company, including the likelihood of other parties being willing and able to engage in a stockholder-value-maximizing transaction with the Company in light of a number of factors, including the fact that (1) the Company had not received recent overtures regarding a potential transaction other than the PIM, LLC transaction and the proposal of the Second Party (as described in the section of this proxy statement entitled “Special Factors – Background of the Merger”) and (2) that prior considerations of potential sale transactions had not been successful;

•

the fact that the Second Party had submitted a competing acquisition proposal and that, following negotiations, its per share purchase price remained meaningfully lower than the merger consideration offered by PIM, LLC;

•

the fact that following the public disclosure of the transaction on July 26, 2022, neither the Company nor its financial advisors received any unsolicited inquiries from any third parties concerning a potential acquisition of all or any portion of the Company;

•	the belief, including after consultation with its financial advisors, that no other potential transaction party was likely to be both willing and able to acquire the Company at a valuation of

$9.60 per share or greater, including, among other things, because of the management stockholders’ indication that they do not intend to sell their controlling shares of Company common stock, which would deter a third-party acquiror from submitting a proposal for the Company and would prevent a third-party from acquiring the Company and PIM, LLC;

•

that the Special Committee was able to negotiate an aggregate increase in the merger consideration of $1.10 from the per share consideration offered by PIM, LLC in its initial proposal letter, representing an increase of approximately 13% over the original offer, notwithstanding an increasingly adverse market, industry and interest rate environment during the negotiation period; and

•

PIM, LLC’s indication to Ardea and the Special Committee that the $9.60 merger consideration was its best and final offer, and the Special Committee’s belief that the merger consideration was the maximum price that PIM, LLC would be willing to pay.

•

Liquidity and Certainty of Value. The Special Committee and the Board considered the fact that the market for the PZN Class A common stock was relatively illiquid and that the proposed merger provides stockholders liquidity for the shares and certainty of value, especially when viewed against the risks and uncertainties inherent in the Company’s business, including the risks associated with continuing as an independent public company.

•

High Likelihood of Completion. The Special Committee and the Board considered the likelihood of completion of the merger to be high, particularly in light of the terms of the merger agreement and closing conditions, including:

•	the absence of a financing condition in the merger agreement (as more fully described under “Special Factors – Financing of the Merger”);

•

PIM, LLC having obtained committed debt financing from a reputable financial institution in an aggregate amount sufficient to fund the merger consideration and related expenses (as described in the section of this proxy statement entitled “The Merger Agreement – Financing”);

•

the obligation of PIM, LLC to, and to cause its subsidiaries to, take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the debt financing, and the limited conditions to the debt financing;

•	the Company’s ability, under circumstances specified in the merger agreement, to seek specific performance of PIM, LLC and Merger Sub’s obligation to cause the merger to occur;

•

the commitment of PIM, LLC in the merger agreement to use reasonable best efforts to satisfy conditions and complete the merger, including in connection with obtaining applicable regulatory approvals (as more fully described under the section of this proxy statement entitled “The Merger Agreement – Filings; Other Actions; Notification”);

•

the requirement that, if the merger agreement is terminated under certain circumstances, PIM, LLC will be required to pay the Company a termination fee of $8,000,000, which would be used to fund a special dividend on the Class A common stock (as more fully described under the section of this proxy statement “The Merger Agreement – Termination Fee”);

•

the limited scope and customary nature of the conditions to the parties’ obligations to consummate the merger, and the likelihood that such conditions would be satisfied in a reasonable timeframe (as more fully described under the section of this proxy statement entitled “The Merger Agreement – Conditions to the Merger”); and

•

the commitment of the management stockholders, who collectively own, directly or indirectly, shares of PZN Class A common stock and PZN Class B common stock, sufficient to ensure the success of the vote of the Company common stock required to approve the merger agreement under Delaware law, in each case, on the terms and subject to the conditions set forth in the voting agreement (as more fully described under the section of this proxy statement entitled “Special Factors – Management Stockholders’ Obligation to Vote in Favor of the Merger” and “The Voting Agreement”).

•

Opportunity to Receive Unsolicited Acquisition Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal. The Special Committee and the Board considered the terms of the merger agreement permitting the Company to receive unsolicited acquisition proposals, and the other terms and conditions of the merger agreement, including:

•

that until the time the Company’s stockholders approve the Merger Agreement Proposal, subject to certain conditions and requirements set forth in the merger agreement, the Company is permitted to receive, consider and respond to unsolicited acquisition proposals or engage in discussions or negotiations with third parties making such acquisition proposals (as more fully described under “The Merger Agreement – No Solicitation of Acquisition Proposals; Board Recommendation Changes – No Solicitation Exceptions”); and

•

the ability of the Board (or the Special Committee acting on its behalf), subject to customary requirements included in the merger agreement, to change its recommendation in favor of the merger in response to a superior proposal and certain other intervening events (as more fully described under “The Merger Agreement – No Change of Recommendation Exceptions”).

•	Other Factors. The Special Committee and the Board also considered:

•

that the approval of the Merger Agreement Proposal is conditioned on the affirmative vote of both a majority of the total number of votes of Company common stock outstanding and a majority of the unaffiliated shares (as more fully described under “The Special Meeting – Vote Required”);

•	the additional terms of the merger agreement; and

•

that the Company’s stockholders who do not vote to approve the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and demand payment of the “fair value” of their shares of Company common stock, as and to the extent provided by Delaware law (as more fully described under “Special Factors – Dissenters’ Rights”);

In the course of their respective deliberations, the Special Committee and the Board also considered a variety of uncertainties, risks and potentially negative factors, including:

•

that, following the completion of the merger, the holders of PZN Class A common stock will not participate in potential future appreciation in value of the shares of Company common stock, and that following entry into the merger agreement there will not be any dividends paid on the Company’s shares absent the termination of the merger agreement;

•

the risk that the transactions contemplated by the merger agreement, and the financing for the transaction, may not be consummated in a timely manner or at all, and the consequences thereof, including (1) the potential loss of value to the Company’s stockholders, (2) the potential negative impact on the operations and prospects of the Company, and (3) that the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•

the risk that the debt financing contemplated by the debt commitment letters will not be obtained, resulting in PIM, LLC and Merger Sub not having sufficient funds to complete the transaction, or that PIM, LLC and Merger Sub may not be able to obtain applicable regulatory approvals required to complete the transaction;

•

the possible effects of the pendency or consummation of the transactions contemplated by the merger agreement, including the potential for suits, actions or proceedings in respect of the merger agreement or the transactions contemplated by the merger agreement;

•	that the management stockholders’ ownership interest in the Company would be taken into account by, and may deter, third parties considering whether to make unsolicited acquisition proposals;

•	that the receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes as described under “Material U.S. Federal Income Tax Consequences of the Merger”;

•

that the Company’s remedies (if any) in the event that the merger agreement is terminated may be limited to the termination fee payable by PIM, LLC under certain circumstances and certain associated enforcement costs and reimbursement obligations in connection therewith, if applicable, which may be inadequate to compensate the Company for any damage caused;

•

that the $9.60 merger consideration is less than the 52-week high closing price for PZN Class A common stock of $11.75 and less than the price that the Company had paid to repurchase certain shares of PZN Class A common stock earlier in 2022; and

•

that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the merger agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions, and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated.

The Special Committee and the Board concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the potential benefits of the merger.

In addition, the Special Committee and the Board were aware of and considered the interests that the Company’s directors (including the Recused Directors) and executive officers may have with respect to the transaction that may differ from, or are in addition to, their interests as stockholders of the Company generally, as described in the section of this proxy statement entitled “Special Factors – Interests of Executive Officers and Directors of the Company in the Merger.”

This discussion of the information and factors considered by the Special Committee and the Board includes the material positive and negative factors considered by the Special Committee and the Board, but it is not intended to be exhaustive and may not include all the factors considered by the Special Committee or the Board. Neither the Special Committee nor the Board quantified or assigned any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and the transactions contemplated thereby. Rather, the Special Committee and the Board each viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Special Committee and the Board may have given differing weights to different factors. This explanation of the reasoning of the Special Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Information.”

The Special Committee and the Board believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the Special Committee and the Board to represent effectively the interests of the unaffiliated stockholders. The Special Committee and the Board believe these factors support their determinations and recommendations and provide assurance of the procedural fairness of the merger:

•

the Board formed a special committee consisting solely of non-management independent members of the Board not affiliated with PIM, LLC at the outset of discussions of a potential transaction between the Company and PIM, LLC;

•

since the outset of discussions of a potential transaction with the Company, PIM, LLC has conditioned the approval of any such transaction on both approval by the Special Committee and a majority of the unaffiliated stockholders;

•	the Special Committee retained, and had the benefit of advice from, nationally recognized independent legal and financial advisors;

•

the Special Committee received an oral opinion from Ardea (which Ardea subsequently confirmed in writing) and a written opinion from CastleOak on July 26, 2022, that, subject to the assumptions, limitations, qualifications and other matters considered in the preparation of such opinions, the merger consideration was fair, from a financial point of view, to the holders of PZN Class A common stock, as more fully described below in the sections of this proxy statement entitled “Special Factors – Opinion of Ardea Partners LP” and “Special Factors – Opinion of CastleOak Securities, L.P.”

•	the $9.60 in cash merger consideration provided holders of PZN Class A common stock a meaningful premium to recent share prices as well as certainty of value;

•	the fact that the closing conditions to the parties’ obligations to consummate the merger were limited and highly likely to be satisfied in a short timeframe, prior to year-end 2022;

•

the members of the Special Committee met frequently during the period from April 19, 2022 through the execution of the merger agreement, to review and evaluate, among other things, the Company’s business, operations, financial condition and prospects, its strategic and competitive positioning and historical and projected financial performance, its valuation, as well as industry, economic and market conditions and trends;

•	the financial and other terms and conditions of the merger agreement, including the merger consideration, were the product of extensive arm’s-length negotiations;

•

the closing of the merger is conditioned on the Company’s receipt of the requisite Company stockholder approvals, including the adoption of the merger agreement by the affirmative vote of a majority of the unaffiliated shares;

•	the Board’s ability to effect a change of recommendation;

•

the Company’s ability, under certain circumstances as set out in the merger agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals that constitute, or would reasonably be expected to result in, superior proposals; and

•

the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares.

Position of PIM, LLC and Mr. Pzena as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each of PIM, LLC, Merger Sub and Mr. Pzena is an affiliate of the Company and, therefore, is required to express its beliefs as to the fairness of the merger to the unaffiliated stockholders. PIM, LLC, Merger Sub and Mr. Pzena are making the statements included in this section solely for purposes of complying with the requirements of Rule 13E-3 and related rules and regulations under the Exchange Act. However, the view of PIM, LLC, Merger Sub and Mr. Pzena as to the fairness of the merger should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Agreement Proposal. Each of PIM, LLC, Merger Sub and Mr. Pzena have interests in the merger that are different from, and in addition to, the unaffiliated stockholders of the Company.

PIM, LLC, Merger Sub and Mr. Pzena did not participate in the deliberation of the Special Committee or the Board regarding, and did not receive advice from the respective legal or financial advisors of the Special Committee or the Board as to, the fairness of the merger. While five directors who are affiliated with PIM, LLC and/or have interests in the transaction serve on the Board, as discussed in the section of this proxy statement entitled “Special Factors – Background of the Merger,” such Recused Directors were excluded from all Board deliberations relating to the approval of the merger agreement. PIM, LLC, Merger Sub and Mr. Pzena have not performed, or engaged a financial advisor to perform, an evaluation of the fairness of the merger to the unaffiliated stockholders. PIM, LLC engaged JPM as financial advisors to provide certain financial advisory services with respect to the proposal made by PIM, LLC on June 3, 2022. JPM did not provide an opinion with respect to the fairness of the merger or the merger consideration. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee discussed in the section of this proxy statement entitled “Special Factors – Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger” (which analysis and resulting conclusions that PIM, LLC and Merger Sub adopt), PIM, LLC, Merger Sub and Mr. Pzena believe that the merger is substantively fair to the unaffiliated stockholders. In particular, PIM, LLC, Merger Sub and Mr. Pzena considered the following:

•

the current and historical market prices of the shares of PZN Class A common stock, including the market performance of the shares of PZN Class A common stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the merger consideration of $9.60 per share represented a premium of approximately (1) 49% above the closing price of the shares of PZN Class A common stock as of July 26, 2022, the last trading day prior to the Company’s announcement regarding its entrance into the merger agreement, and (2) 46% above the 90-calendar day volume weighted average price of the shares of PZN Class A common stock as of July 26, 2022;

•

the fact that the Special Committee and the Board (other than the Recused Directors) unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and the Company’s stockholders (including the unaffiliated stockholders);

•	the fact that the merger consideration is all cash, thus allowing the unaffiliated stockholders to immediately realize a certain and fair value for their shares of PZN Class A common stock;

•	the fact that the merger will provide liquidity for the unaffiliated stockholders, whereas the PZN Class A common stock currently trades at low volumes, providing limited liquidity to stockholders;

•

the fact that there are no conditions to the merger that are unlikely to be satisfied and that the merger is not conditioned on any financing being obtained by PIM, LLC, increasing the likelihood that the merger will be consummated and that the consideration to be paid to the unaffiliated stockholders in the merger will be received; and

•	the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty.

PIM, LLC, Merger Sub and Mr. Pzena further believe that the merger is procedurally fair to the unaffiliated stockholders based upon, among other things, the following factors:

•

the fact that the Board formed a special committee consisting solely of non-management independent members of the Board not affiliated with PIM, LLC at the outset of discussions of a potential transaction between the Company and PIM, LLC;

•

the fact that since the outset of discussion of a potential transaction with the Company, PIM, LLC has conditioned the approval of any such transaction on both approval by the Special Committee and a majority of the unaffiliated stockholders;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

•	the fact that the merger consideration was the result of the Special Committee’s extensive arm’s-length negotiations with PIM, LLC;

•

notwithstanding the fact that neither the Ardea opinion nor the CastleOak opinion was delivered to either PIM, LLC or Merger Sub and neither PIM, LLC nor Merger Sub is entitled to rely on such opinion, the fact that the Special Committee received an oral opinion from Ardea (which Ardea subsequently confirmed in writing) and a written opinion from CastleOak on July 26, 2022, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the reviews undertaken by each of Ardea and CastleOak in preparing their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of shares of PZN Class A common stock;

•

the fact that the closing of the merger (which we refer to as the “closing”) is conditioned on the Company’s receipt of the requisite Company stockholder approvals, including the adoption of the merger agreement by the affirmative vote of the majority of the unaffiliated shares;

•

the Board was fully informed about the extent to which the interests of each of PIM, LLC and Merger Sub, and their respective equity holders, differed from those of the unaffiliated stockholders with respect to the merger;

•

the Company’s ability, under certain circumstances as set out in the merger agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals that constitute, or would reasonably be expected to result in, superior proposals; and

•

the availability of appraisal rights to the Company’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares.

PIM, LLC, Merger Sub and Mr. Pzena also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

the unaffiliated stockholders will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•	the risk that the merger might not be completed in a timely manner or at all;

•	the negative effect that the pendency of the merger, or a failure to complete the merger, could potentially have on the Company’s business and relationships with its employees, vendors and clients;

•

subject to the terms and conditions of the merger agreement, the Company and its officers and employees are restricted from initiating, soliciting or knowingly encouraging any inquiry or the making of any proposal or offer that constitutes an acquisition proposal;

•

the possibility that the processes required to terminate the merger agreement, including the opportunity for PIM, LLC to make revisions to its merger proposal in certain instances, could discourage other potential acquirors from making a competing bid to acquire the Company; and

•	the fact that an all-cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The merger is expected to be treated as a taxable transaction for the Company for U.S. federal income tax purposes and the income taxes payable by the Company as a result of the merger are expected to be material. The exact amount of income taxes payable by the Company as a result of the merger will depend on certain facts that are not currently known. At this time, PIM, LLC estimates that cash income taxes payable by the Company as a result of the merger will be between $14 million and $17 million. Any income taxes payable by the Company as a result of the merger will be funded by PIM, LLC, and represent an additional cost associated with the merger.

The foregoing discussion of the information and factors considered and given weight by PIM, LLC, Merger Sub and Mr. Pzena in connection with their evaluation of the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by them. PIM, LLC, Merger Sub and Mr. Pzena did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the merger. Rather, PIM, LLC, Merger Sub and Mr. Pzena reached their position as to the fairness of the merger after considering all of the foregoing as a whole. PIM, LLC, Merger Sub and Mr. Pzena believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the merger to the unaffiliated stockholders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the merger agreement. PIM, LLC, Merger Sub and Mr. Pzena make no recommendation as to how stockholders of the Company should vote their shares of Company common stock with respect to the merger. PIM, LLC attempted to negotiate the terms of a transaction that would be most favorable to it, and not to the unaffiliated stockholders of the Company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders.

Based on PIM, LLC’s, Merger Sub’s and Mr. Pzena’s knowledge and analysis of available information regarding the Company, the Special Committee and the Board, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Board and discussed in the section of this proxy statement entitled “Special Factors – Reasons for the Merger; Recommendation of the Special Committee and the Board; Fairness of the Merger,” PIM, LLC and Merger Sub believe that the merger is fair to the unaffiliated stockholders.

Opinions of the Company’s Financial Advisors

Opinion of Ardea Partners LP

At a meeting of the Special Committee held on July 26, 2022, representatives of Ardea rendered to the Special Committee Ardea’s oral opinion, subsequently confirmed in a written opinion dated the same date and delivered to the Special Committee, to the effect that, as of the date of Ardea’s written opinion, and based upon and subject to the factors and assumptions set forth in Ardea’s written opinion, the merger consideration to be paid to holders of PZN Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Ardea, dated July 26, 2022, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The summary of the Ardea opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Ardea’s written opinion. Ardea’s advisory services and opinion were provided for the information and assistance of the Special Committee in connection with its consideration of the merger and Ardea’s opinion does not constitute a recommendation as to how any holder of PZN Class A common stock should act or vote with respect to the merger or any other matter.

In connection with rendering the opinion described above, representatives of Ardea reviewed, among other things:

•	the merger agreement;

•	the voting agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its stockholders; and

•	the Projections (as defined and summarized in the section of this proxy statement entitled “Special Factors – Unaudited Prospective Financial Information of the Company”).

Representatives of Ardea also held discussions with members of the Special Committee and members of the Company’s senior management regarding the past and current business operations, financial condition and future prospects of the Company, as well as potential financing and debt commitment sources available to PIM, LLC; reviewed recently reported price and trading activity for the PZN Class A common stock; compared certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain business combinations in the asset management industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Ardea deemed appropriate.

With the Special Committee’s consent, Ardea relied upon and assumed the accuracy and completeness, in all respects meaningful to Ardea’s analysis, of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Ardea, without assuming any responsibility for independent verification thereof. In addition, Ardea assumed with the Special Committee’s consent that the Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of PZN management. Ardea did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or PIM, LLC, and Ardea was not furnished with any such evaluation or appraisal. Ardea assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the Company or on the expected benefits of the merger in any way meaningful to Ardea’s analysis. Ardea also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition therein, the effect of which would be in any way meaningful to Ardea’s analysis.

Ardea’s opinion did not address the underlying business decision of the Company to engage in the merger, the relative merits of the merger as compared to any strategic alternatives that might have been available to the Company, or any legal, regulatory, tax or accounting matters. Ardea’s opinion addresses only the fairness from a financial point of view to holders of PZN Class A common stock, of the merger consideration to be paid to such holders pursuant to the merger agreement. Ardea did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger. In addition, Ardea did not express an opinion, whether relative to the merger consideration or otherwise, on either the fairness of the merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, officers, directors or employees of the Company or other constituencies of the Company (other than the holders of PZN Class A common stock), or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons in connection with the merger. Ardea did not express any opinion as to the prices at which any securities of the Company would trade at any time or as to the impact of the merger on the solvency or viability of the Company, or the ability of the Company to pay its obligations when they come due. Ardea’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Ardea as of, the date of its written opinion and Ardea assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of Ardea’s written opinion. Ardea’s advisory services and its opinion were provided for the information and assistance of the Special Committee in connection with its consideration of the merger, and Ardea’s opinion does not constitute a recommendation as to how any holder of PZN Class A common stock should act or vote with respect to the merger or any other matter. Ardea’s opinion was approved by the Fairness Committee of Ardea.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Ardea to the Special Committee in connection with rendering to the Special Committee the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Ardea, nor does the order of analyses described represent the relative importance or weight given to those analyses by Ardea. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Ardea’s financial analyses. Unless the context indicates otherwise, the following quantitative information is based on market data as of the date set forth below or, with respect to change-of-control or other mergers and acquisitions transactions data, a date at or preceding announcement of the applicable transaction and, accordingly, is not necessarily indicative of current market conditions.

Unless the context indicates otherwise, for purposes of the financial analyses and reviews described below, Ardea calculated enterprise value (which we refer to as “EV”), as the relevant company’s common equity value, plus book value of preferred stock and debt, less cash and cash equivalents (which we refer to as “net debt”), plus, where applicable, adjusting for the book value of other debt-like items and non-controlling interests and equity investments, of the relevant company, based on (a) for each target company included in the selected change-of-control transactions, (i)(A) the implied value of the relevant target company’s common equity using the implied purchase price paid for such target company’s common equity in the relevant transaction and (B) the relevant target company’s net debt and other balance sheet items as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant transaction (in the case of transactions involving the acquisition of public companies) or otherwise (ii) the publicly announced EV for the target business at the time of announcement of the relevant transaction, (b) for each public company, (i) the market value of the relevant public company’s diluted equity, using closing stock prices on July 22, 2022 and (ii) the relevant company’s net debt and other balance sheet items as of such company’s most recently reported quarter end, and (c) for the Company, (i) diluted shares outstanding as of June 30, 2022, calculated using the treasury stock method; provided that PIM Class B-1 units were treated as equivalent to PIM Class B units, and (ii) net debt and other balance sheet items as of June 30, 2022, as adjusted per the guidance of the Company’s management as to excess cash and investments, as well as adjusted to reflect the present value of projected future tax savings resulting from the tax receivable agreement, dated as October 30, 2007, by and among the Company, PIM, LLC and the members named therein (which we refer to as the “tax receivable agreement”). Unless the context indicates otherwise, references to (i) “EBITDA” are references to earnings before interest, taxes, depreciation and amortization and for each public company, and (ii) “LTM” are references to the latest twelve month period for which financial information was publicly available.

Discounted Cash Flow Analysis

Using the Projections, Ardea performed discounted cash flow analyses to derive ranges of implied present values per share of PZN Class A common stock.

Ardea derived a range of implied equity values for the Company by discounting to present value as of June 30, 2022, (i) projected unlevered after tax net income from July 1, 2022 to December 31, 2027, discounted back to June 30, 2022, and (ii) a range of implied terminal values for the Company as of December 31, 2027, calculated by applying terminal multiples ranging from 8.0x to 12.0x to the estimate of the Company’s terminal year unlevered net income. For purposes of discounting to present value, Ardea used a range of discount rates from 9.5% to 11.0%, reflecting the Company’s estimated weighted average cost of capital using the capital asset pricing model (which we refer to as “CAPM”). Ardea then calculated a reference range of implied values per share of PZN Class A common stock using the net debt and other balance sheet items (as adjusted) and diluted share information described above, which resulted in an implied per share value of PZN Class A common stock ranging from $7.51 to $9.85, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

Ardea also performed the discounted cash flow analysis described above, but using the treasury stock method for calculating outstanding PIM Class B-1 units, as opposed to treating PIM Class B-1 units as equivalent to PIM Class B units. This alternative method (which we refer to as the “Class B-1 Treasury Stock Method”), resulted in an implied per share value of PZN Class A common stock ranging from $8.24 to $10.65.

Present Value of Future Stock Price and Dividends Analysis

Ardea performed an analysis to derive a range of implied present values per share of PZN Class A common stock, based on implied future values calculated by Ardea for shares of PZN Class A common stock.

Ardea derived a range of implied future values per share for shares of PZN Class A common stock at year end 2022, 2023, 2024, 2025, 2026 and 2027 by applying a range of implied multiples of price to earnings per share (which we refer to as “EPS”), of 8.0x to 12.0x, to the estimates of EPS (on a diluted basis) of PZN Class A common stock for 2022, 2023, 2024, 2025, 2026 and 2027, respectively, as reflected in the Projections. By applying discount rates of 10.0% and 11.0%, respectively, reflecting an estimate of the range of the Company’s cost of equity using CAPM, Ardea discounted to present value, as of June 30, 2022, each of (i) the implied future values per share it derived for PZN Class A common stock described above, and (ii) the estimated distributions to be paid per share of PZN Class A common stock (assumed to be paid at year end each year) for each of 2022, 2023, 2024, 2025, 2026 and 2027, which estimated distributions were assumed to be 65% of estimated EPS of PZN Class A common stock for each respective year, based on PZN management’s targeted cash dividend payout ratio of between 60% and 70% of estimated EPS of PZN Class A common stock for each respective year, as reflected in the Projections (except for 2022, which estimated distribution was reduced by $0.03, reflecting the dividend per share of PZN Class A common stock paid on May 20, 2022). This analysis resulted in an implied per share value of PZN Class A common stock ranging from $5.97 to $9.53, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

Premia Paid Analysis

Ardea reviewed the premia paid in acquisitions of publicly traded companies in the United States announced since 2012 with transaction values above $100 million for which Schedule 13E-3 filings were made involving shareholders that controlled 50% or more of the target company’s equity securities at the time of announcement of the applicable transaction (we refer to each such transaction as a “13E-3 Transaction”). Transactions involving affiliates of a general partner acquiring the public equity securities of a related limited partnership were excluded. Transaction values were based on the implied prices to be paid for the target company’s equity securities in the applicable transaction; not on total implied equity values of the applicable target companies. Ardea analyzed such transactions on the basis of each of (i) target companies incorporated in the U.S. (which we refer to as “U.S. Incorporated Companies”) and (ii) target companies incorporated in jurisdictions outside of the U.S. (which we refer to as “Non-U.S. Incorporated Companies”). For each 13E-3 Transaction, Ardea reviewed the percentage of the target company’s equity securities held by the controlling shareholder at the time of announcement of the applicable transaction (which we refer to as the “Held %”), and calculated the values of the implied premium based on (i) the price initially offered (pursuant to the first publicly disclosed proposal (we refer to the date thereof as the “Announcement Date”), which may or may not have reflected an agreed-to transaction price in a definitive transaction agreement) for the target company’s equity securities over the closing stock price identified as the last unaffected closing stock price prior to initial announcement of the 13E-3 Transaction (which we refer to such price as the “Last Closing Price” and such premium as the “Original Premium”) and (ii) the final price agreed to and paid for the target company’s equity securities in the 13E-3 Transaction over the Last Closing Price (which we refer to as the “Final Premium”).

The following shows a summary of the results of the review, as well as the related median, mean, first quartile and third quartile premiums for the 13E-3 Transactions, as compared to the implied premiums for the merger:

Announcement Date	Acquiror	Target	Held %	Original Premium	Final Premium
U.S. Incorporated Companies
August 2021	Geneve Holdings, Inc.	Independence Holding Company	63%	19%	36%
July 2021	Banco Santander, S.A.	Santander Consumer USA Holdings Inc.	80%	7%	14%
September 2020	Farm Bureau Property & Casualty Insurance Company, Iowa Farm Bureau Federation	FBL Financial Group, Inc.	61%	26%	64%

Announcement Date	Acquiror	Target	Held %		Original Premium	Final Premium
August 2020	Ionis Pharmaceuticals, Inc.	Akcea Therapeutics, Inc.	76%		59%	59%
November 2019	Kyocera Corporation	AVX Corporation	72%		30%	45%
November 2019	Insider Buyout	Cellular Biomedicine Group, Inc.	52%		10%	12%
April 2019	Sonic Financial Corporation	Speedway Motorsports, Inc.	71%		29%	42%
November 2018	Employers Mutual Casualty Company	EMC Insurance Group Inc.	55%		25%	50%
November 2018	NASCAR Holdings, Inc.	International Speedway Corporation	75%		6%	14%
June 2018	Roche Holdings, Inc.	Foundation Medicine, Inc.	57%		29%	29%
January 2018	Insider Buyout	AmTrust Financial Services, Inc.	55%		21%	45%
March 2017	Steel Partners Holdings L.P.	Handy & Harman Ltd.	70%		4%	33%
March 2016	American Financial Group, Inc.	National Interstate Corporation	51%		33%	44%
February 2016	Affiliate of Icahn Enterprises L.P.	Federal-Mogul Holdings Corporation	82%		41%	101%
January 2016	Insider Buyout	Synutra International, Inc.	63%		54%	58%
February 2013	Chiesi Farmaceutici S.p.A.	Cornerstone Therapeutics Inc.	65%		22%	73%
Median					26%	44%
Mean					26%	45%
1st Quartile					17%	32%
3rd Quartile					30%	58%

Non-U.S. Incorporated Companies
February 2021	Insider Buyout	New Frontier Health Corporation	40	%(1)	24%	24%
September 2020	Insider Buyout	51job, Inc.	56%		16%	N/A (2)
June 2020	Insider Buyout	China Distance Education Holdings Limited	50%		26%	36%
September 2019	Sohu.com Limited	Changyou.com Limited	67	%(3)	69%	82%
April 2017	Canada Pension Plan Investment Board, Baring Private Equity Asia	Nord Anglia Education, Inc.	67%		18%	18%
February 2017	FountainVest Partners, Hillhouse Capital, SEEK Limited	Zhaopin Limited	61	%(4)	13%	14%
June 2016	Ocean Management Limited	Qunar Cayman Islands Limited	94%		15%	15%
August 2015	Tencent Holdings Limited	eLong, Inc.	78%		24%	24%
October 2014	Brookfield Asset Management Inc.	Brookfield Residential Properties Inc.	69%		21%	28%
January 2014	Insider Buyout, affiliate of Primavera Capital Limited	Shanda Games Limited	76%		22%	26%

Announcement Date	Acquiror	Target	Held %	Original Premium	Final Premium
May 2012	Fiat Industrial S.p.A.	CNH Global N.V.	88%	0%	25%
Total
Median				22%	35%
Mean				25%	39%
1st Quartile				16%	24%
3rd Quartile				29%	49%
The merger at the merger consideration of $9.60				—	40.4%

(1)	Percentage excludes additional shares for which the company was granted voting proxies; aggregate voting power, including pursuant to voting proxies, equal to 53% voting power.
(2)	N/A means not applicable.
(3)	Percentage reflects company’s total ownership of the target’s share capital; aggregate voting power equal to 95%.
(4)	Percentage reflects company’s total beneficial ownership of the target’s share capital; aggregate beneficial voting power equal to 75%.

Based on its review of the foregoing data, Ardea applied a range of premia of 32% to 58%, which reflected the first quartile and third quartile final premiums for the U.S. Incorporated Companies 13E-3 Transactions, respectively, to the $6.81 closing stock price of PZN Class A common stock on July 3, 2022 (which date represents the day immediately prior to that on which the Company received the initial proposal from PIM, LLC) to derive an implied per share value of PZN Class A common stock ranging from $9.01 to $10.78, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

Selected Precedent Transactions Analysis

Ardea analyzed certain publicly available information relating to the selected acquisition transactions listed below involving the change-of-control of target companies in the traditional asset management industry in the past five years, excluding certain transactions that in Ardea’s judgment were not sufficiently comparable because of differences in size, geographical footprint, business mix or strategy.

Based on information in press releases, publicly available investor presentations and other public filings, for each of the selected transactions, Ardea calculated, reviewed and compared, among other things, the implied EV of each target company as a multiple of the target company’s EBITDA.

The results of these calculations for each transaction, as well as the related median and mean multiples for the selected transactions, as compared to the implied multiples for the merger, based on the Company’s estimated 2022 (which we refer to as “2022E”) EBITDA, as reflected in the Projections, are set forth below:

Announcement Date	Acquiror	Target	EV/EBITDA
April 2022	Callodine Group, LLC	Manning & Napier, Inc.	6.4x	(1)
May 2021	Pendal Group Limited	Thompson, Siegel & Walmsley LLC	7.6x	(2)
December 2020	Macquarie Asset Management, Inc., LPL Financial Holdings Inc.	Waddell & Reed Financial, Inc.	10.0x	(3)
July 2020	Perpetual Limited	Barrow, Hanley, Mewhinney & Strauss, LLC	8.0x	(2)

Announcement Date	Acquiror	Target	EV/EBITDA
November 2018	Victory Capital Holdings, Inc.	USAA Asset Management Company	6.9x	(4)
April 2018	Federated Investors, Inc.	Hermes Fund Managers Limited	12.8x	(5)
Median			7.8x
Mean			8.6x
The merger at the merger consideration of $9.60			8.5x
The merger at the merger consideration of $9.60 using the Class B-1 Treasury Stock Method			7.7x

(1)	Based on LTM EBITDA as of March 31, 2022.
(2)	EV/EBITDA multiple shown based on current year EBITDA, annualized.
(3)	EV/EBITDA multiple reflects “as reported” EBITDA, pro forma for certain adjustments.
(4)	EV/EBITDA multiple reflects “as reported” EBITDA; does not reflect earnout consideration.
(5)	Based on last calendar year EBITDA as of April 2018.

While none of the target companies in the selected transactions are directly comparable to the Company and none of the selected transactions are directly comparable to the merger, the selected transactions are transactions that, in Ardea’s professional judgment, involved target companies with operations that, for the purposes of this analysis, may be considered similar to the Company’s business. In particular, Ardea noted that each of these transactions were change-of-control transactions, as contrasted with the merger.

Based on a review of the foregoing, Ardea applied multiples of 6.4x to 12.8x to (i) the Company’s LTM EBITDA as of June 30, 2022 and (ii) the estimate of the Company’s EBITDA for 2022E as reflected in the Projections, to derive implied EV reference ranges for the Company. Ardea then calculated a reference range of implied values per share of PZN Class A common stock using the net debt and other balance sheet items (as adjusted) and diluted share information described above, which resulted in an implied per share value of PZN Class A common stock ranging from $8.13 to $15.62 and $7.35 to $14.07, respectively, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

Ardea also performed the selected precedent transactions analysis described above using the Class B-1 Treasury Stock Method, which resulted in an implied per share value of PZN Class A common stock ranging from $8.98 to $16.47, based on 2021 EBITDA, and $8.19 to $14.93, based on 2022E EBITDA, respectively.

Other Information

Ardea also noted for the Special Committee the following additional information that was not relied upon in rendering its opinion, but was provided for informational purposes.

•

Selected Public Companies Analysis. Ardea reviewed and compared certain financial information of the Company to corresponding publicly available information obtained from FactSet relating to selected publicly traded companies in the traditional asset management industry (which we refer to as the “Selected Public Companies”). The Selected Public Companies were: Affiliated Managers Group, Inc., Janus Henderson Group PLC, Federated Hermes, Inc., Artisan Partners Asset Management Inc., Victory Capital Holdings, Inc., Virtus Investment Partners, Inc. and BrightSphere Investment Group Inc. Although none of the Selected Public Companies are directly comparable to the Company, the

Selected Public Companies have operations that, in Ardea’s professional judgment, may be considered similar to the Company’s business. Ardea noted that none of the Selected Public Companies have controlling shareholders and, accordingly, a review of such companies’ operating and trading information is subject to the inherent limitations of comparing such information to that of a controlled public company such as the Company. Furthermore, the Company does not currently have Wall Street research analyst consensus estimates (which we refer to as “Wall Street Estimates”), which limits direct comparison of market based valuation metrics of the Company with that of other public companies with similar business operations.

For each of the Selected Public Companies, Ardea reviewed, among other things, (i) the multiple of the relevant company’s closing stock price on July 22, 2022, to (a) the relevant company’s 2022E EPS (we refer to such multiple as the “P/2022E EPS” multiple), and (b) the relevant company’s EPS for the next twelve month period, based on publicly available data (we refer to such period as the “NTM” and such multiple as the “P/NTM EPS” multiple); and (ii) the multiple of the relevant company’s EV to the relevant company’s 2022E EBITDA (we refer to such multiple as the “EV/2022E EBITDA” multiple), each based on Wall Street Estimates.

The review indicated P/2022E EPS, P/NTM EPS and EV/2022E EBITDA multiples for (i) Affiliated Managers Group, Inc. of 6.7x, 6.5x and 7.3x, respectively; (ii) Janus Henderson Group PLC of 9.6x, 9.8x and 6.1x, respectively; (iii) Federated Hermes, Inc. of 12.5x, 11.3x and 9.4x, respectively; (iv) Artisan Partners Asset Management Inc. of 11.3x, 11.4x and 8.5x, respectively; (v) Victory Capital Holdings, Inc. of 5.6x, 5.6x and 7.3x, respectively; (vi) Virtus Investment Partners, Inc. of 6.7x, 6.6x and 5.6x, respectively; and (vii) BrightSphere Investment Group Inc. of 10.6x, 10.0x and 6.6x, respectively. The review also indicated P/2022E EPS and EV/2022E EBITDA multiples for (i) the Selected Public Companies mean, of 9.0x and 7.2x, respectively and (ii) the Selected Public Companies median of 9.6x and 7.3x, respectively.

Ardea compared such information to the Company’s P/2022E EPS multiple and EV/2022E EBITDA multiple of 9.2x and 5.9x, respectively (and EV/2022E EBITDA multiple of 5.2x using the Class B-1 Treasury Stock Method), each based on the Projections. As noted above, the Company does not currently have Wall Street research analyst coverage and, accordingly, does not have current Wall Street Estimates. Ardea also compared (i) the Selected Public Companies median P/2022E EPS multiple and EV/2022E EBITDA multiple of 7.3x and 9.6, respectively, to the implied multiples for the Company based on the merger consideration of 8.5x and 12.9x, respectively and (ii) using the Class B-1 Treasury Stock Method, the Selected Public Companies median P/2022E EPS multiple and EV/2022E EBITDA multiple of 7.3x and 9.6, respectively, to the implied multiples for the Company based on the merger consideration of 7.7x and 12.9x, respectively.

•

Historical Price to EPS Performance Review. For the Selected Public Companies, Ardea reviewed, among other things, the historical P/LTM EPS multiple and P/NTM EPS multiple over certain periods of time. This review indicated P/LTM EPS multiples for the Selected Public Companies mean, based on publicly available information, during each of the three-year period, the one-year period and the period beginning January 1, 2022, each ending July 22, 2022 (which we refer to as the “3-Year Period”, the “1-Year Period” and the “YTD Period”, respectively) and as of July 22, 2022, of 12.1x, 10.1x, 9.1x and 7.8x, respectively. The review also indicated (i) median P/NTM EPS multiples during each of the 3-Year Period, the 1-Year Period and the period beginning July 12, 2019 and ending July 22, 2022, of 9.2x, 9.2x and 9.2x, respectively; and (ii) mean P/NTM EPS multiples during such periods, of 8.5x, 9.0x and 8.5x, respectively, each of (i) and (ii) based on Wall Street Estimates.

Ardea also reviewed P/LTM EPS multiples for the Company based on (i) EPS calculated using GAAP (which we refer to as “GAAP EPS”), during each of the 3-Year Period, the 1-Year Period, the YTD Period and as of July 22, 2022 of 15.3x, 9.7x, 8.1x and 7.4x, respectively and (ii) GAAP EPS adjusted per the Company’s public filings, during such periods, of 11.5x, 9.7x, 8.1x and 7.4x, respectively. Ardea also reviewed the P/NTM EPS multiple for the Company, based on Wall Street Estimates, as of July 12, 2019, of 10.6x. July 12, 2019 was the last day on which Wall Street Estimates were available for the Company.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Ardea’s opinion. In arriving at its fairness determination, Ardea considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Ardea made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the merger.

Ardea prepared these analyses for purposes of providing its opinion to the Special Committee that, as of the date of its written opinion, the merger consideration to be paid to holders of PZN Class A common stock pursuant to the merger agreement was fair from a financial point of view to such holders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these projections are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Ardea does not assume responsibility if future results are materially different from those forecasted.

The merger consideration set forth in the merger agreement was determined through arm’s length negotiations between the Special Committee, on behalf of the Company, and PIM, LLC and was approved by each of the Special Committee and the Board. Ardea provided advice to the Special Committee during these negotiations. Ardea did not, however, recommend any specific amount or type of consideration to the Special Committee or the Company or that any specific amount or type of consideration constituted the only appropriate consideration for the merger.

As described above, Ardea’s opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to recommend the approval of the merger to the Board. The foregoing summary does not purport to be a complete description of the analyses performed by Ardea in connection with the delivery of its fairness opinion to the Special Committee and is qualified in its entirety by reference to the written opinion of Ardea attached as Annex B to this proxy statement.

Ardea is engaged in underwriting services, private placements of securities, merger and acquisition advisory services, investment banking and other financial and non-financial activities and services for various persons and entities. Ardea and its employees and affiliates, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, PIM, LLC and any of their affiliates, or any currency or commodity that may be involved in the merger. Pursuant to the Ardea engagement letter, Ardea was engaged to serve as financial advisor to the Special Committee in connection with the sale, transfer or other disposition of all or a majority of the outstanding PZN Class A common stock of the Company. The Ardea engagement letter provides for a transaction fee that is estimated, based on the information available as of the date of announcement, to be approximately $3.14 million, all of which is payable upon consummation of the merger. In addition, the Company agreed to reimburse Ardea for certain expenses and to indemnify Ardea and related persons against certain liabilities that may arise out of Ardea’s engagement. Ardea may in the future provide investment banking services financial advisory, underwriting and/or other financial and non-financial services to the Company, PIM, LLC and their affiliates for which Ardea may receive compensation.

The Special Committee selected Ardea as its financial advisor because of its familiarity with the Company, as well as it being an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

Opinion of CastleOak Securities, L.P.

CastleOak was retained by the Special Committee to act as an independent financial advisor in connection with the Special Committee’s evaluation of certain potential transactions, including the merger. The Special Committee selected CastleOak to act as its independent financial advisor based on CastleOak’s qualifications, expertise, and reputation. As part of its boutique investment banking business, CastleOak is regularly engaged in advising U.S. companies on mergers and acquisitions and other corporate transactions and certain U.S. governmental agencies on equity investments and dispositions in the financial services industry.

CastleOak acted as independent financial advisor to the Special Committee in connection with the merger and participated in certain negotiations leading to the execution of the merger agreement. In connection with the meeting of the Special Committee held on July 26, 2022, CastleOak rendered its written opinion to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by CastleOak in connection with the opinion (which are stated in its written opinion), the merger consideration to be paid to the holders of PZN Class A common stock (other than excluded shares) was fair, from a financial point of view, to such holders.

The full text of CastleOak’s written opinion delivered to the Special Committee, dated July 26, 2022, is attached as Annex C to this proxy statement and incorporated herein by reference. CastleOak’s written opinion has been provided by CastleOak at the request of the Special Committee and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by CastleOak in connection with the opinion (which are stated therein). You are encouraged to read CastleOak’s written opinion carefully and in its entirety. CastleOak provided its opinion to the Special Committee, in its capacity as such, in connection with and for purposes of its evaluation of the merger only, and CastleOak’s opinion does not constitute a recommendation as to any action the Board should take with respect to the merger or how any Company stockholder should vote or act with respect to the merger or any other matter, including, but not limited to, whether any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. The following is a summary of CastleOak’s opinion and the methodology that CastleOak used to render its opinion. The summary of the CastleOak opinion contained in this proxy statement is qualified in its entirety by reference to the full text of CastleOak’s written opinion. CastleOak has consented to the disclosure of its opinion and analyses.

In arriving at its opinion, CastleOak, among other things:

•

reviewed certain publicly available information concerning the business, financial condition, and operations of the Company, including, but not limited to, the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2021, 2020, and 2019, and certain interim;

•	reports to stockholders and Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, 2021, and 2020;

•

reviewed certain internal and/or non-publicly available information concerning the business, financial condition and operations of the Company, prepared and furnished to CastleOak by the management of the Company;

•	reviewed the Projections;

•

held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Company’s business, operating and regulatory environment, financial condition, prospects, and strategic objectives;

•	reviewed the historical market prices and trading activity for PZN Class A common stock;

•	compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that CastleOak deemed to be relevant;

•	compared the proposed financial terms of the merger with publicly available financial terms of certain other business combinations that were deemed to be relevant;

•

reviewed a draft of the merger agreement, debt commitment letter and voting agreement, and discussed such agreements, including the merger and related debt financing, and certain other related matters, with the Special Committee’s counsel and advisors; and

performed such other financial studies, analyses, and investigations, and considered such other matters, as CastleOak deemed necessary or appropriate for purposes of rendering its opinion, including general economic, market and financial conditions, and CastleOak’s experience in securities valuations and its knowledge of the Company’s industry. In preparing its opinion, with the consent of the Special Committee, CastleOak relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by CastleOak, without independent verification thereof. CastleOak assumed, with the consent of the Special Committee, that the Projections and the assumptions underlying the Projections, and all other financial analyses, estimates and forecasts provided to CastleOak by Company management, were reasonably prepared in accordance with industry practice and represent Company management’s best then currently available estimates and judgments as to the business and operations and future financial performance of the Company. PZN management represented to CastleOak that such forecasts were prepared for the purposes of evaluating the merger and not with the purpose of public disclosure. CastleOak assumed no responsibility for and expressed no opinion as to the Projections, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to CastleOak by the management of the Company. CastleOak also assumed that there were no material changes in the assets, financial condition, results of operations, business, or prospects of the Company since the respective dates of the last financial statements made available to CastleOak. CastleOak relied, with the consent of the Special Committee, on Company management’s representations and/or projections regarding taxable income and other tax attributes of the Company. CastleOak further relied, with the consent of the Special Committee, upon the assurances of the management of the Company that they were not aware of any facts that would make the information, including the Projections, provided by them inaccurate, incomplete, or misleading.

CastleOak was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was it furnished with any such verification, and it does not assume any responsibility or liability for the accuracy or completeness thereof. CastleOak did not conduct a physical inspection of any of the properties or assets of the Company. CastleOak did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluations or appraisals, nor did it evaluate the solvency of the Company under any applicable laws.

CastleOak also assumed, with the consent of the Special Committee, that the final executed form of the merger agreement would not differ in any respect material to its analysis from the draft reviewed by CastleOak and that the consummation of the merger would be effected in accordance with the terms and conditions of the merger agreement, without waiver, modification or amendment material to its analysis, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the merger, no delay, limitation, restriction or condition would be imposed that would be material to its analysis. CastleOak did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which CastleOak understood that the Company obtained such advice as it deemed necessary from qualified professionals. CastleOak is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters. In addition, CastleOak did not consider whether sufficient cash, debt financing, available lines of credit or other sources of funding were or would be available or necessary to consummate the merger, or the effect of any indemnity obligations related to the merger, including the use of any escrow accounts to collateralize such indemnification obligations.

CastleOak did not consider the relative merits of the merger as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and CastleOak’s opinion did not address the underlying decision by the Company to engage in the merger. CastleOak’s opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to the holders of PZN Class A common stock of the merger consideration to be received by such holders (other than excluded shares) in the merger, and CastleOak’s opinion did not address any other aspect or implication of the merger, the merger agreement, or any other agreement or understanding entered into in connection with the merger or otherwise. CastleOak further expressed no opinion or view as to the fairness of the merger to the holders of any other class of securities, creditors, or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. CastleOak also expressed no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of PZN Class A common stock or otherwise. CastleOak’s opinion was necessarily based upon economic, market, monetary, regulatory, and other conditions as they existed and could be evaluated, and the information made available to CastleOak, as of the date of its opinion. CastleOak assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. CastleOak expressed no opinion as to the prices or trading ranges at which the PZN Class A common stock will trade at any time. The issuance of CastleOak’s opinion was approved by a fairness committee of CastleOak in accordance with established procedures.

CastleOak’s advisory services and opinion were provided to the Special Committee, in its capacity as such, in connection with and for the purposes of its evaluation of the merger only and the opinion does not constitute a recommendation as to any action the Special Committee should take with respect to the mergers or any aspect thereof. CastleOak’s opinion does not constitute a recommendation to any holder of PZN Class A common stock as to how any stockholder should vote or act with respect to the merger or any other matter.

It is understood that subsequent developments may affect the conclusion reached in CastleOak’s opinion and that CastleOak does not have any obligation to update, revise or reaffirm its opinion. CastleOak’s opinion is solely for the information of, and directed to, the Special Committee for its information and assistance in connection with its consideration of the financial terms of the merger and is not to be relied upon by any other person or entity.

Summary of CastleOak’s Financial Analyses

In connection with rendering its opinion, CastleOak performed certain financial, comparative, and other analyses as summarized below. In arriving at its opinion, CastleOak did not ascribe a specific range of values to the PZN Class A common stock but rather made its determination as to fairness, from a financial point of view, to the holders of PZN Class A common stock of the merger consideration to be received by such holders pursuant to the merger agreement on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, CastleOak did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the merger. Accordingly, CastleOak believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by CastleOak in preparing its opinion to the Special Committee. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by CastleOak, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, CastleOak made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the merger. None of the Company, the Special Committee, CastleOak, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the Projections and other financial information prepared and furnished to CastleOak by or at the direction of the management of the Company and approved for CastleOak’ use by the management of the Company. The following summary does not purport to be a complete description of the financial analyses performed by CastleOak. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed for the Company as of July 22, 2022 (which was the last full trading day prior to the July 25 Special Committee meeting at which CastleOak presented its analysis underlying its opinion) and is not necessarily indicative of current or future market conditions. The detail underlying the fully diluted share count for the Company used below was provided by Company management.

The summary data set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by CastleOak with respect to any of the analyses performed by it in connection with its opinion. Rather, CastleOak made its determination as to the fairness, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data presented and the corresponding imputed ranges of value should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth, including the assumptions underlying such analyses.

Selected Comparable Company Analysis

CastleOak reviewed and compared specific financial, operating, and public trading data relating to the Company with similar information for 12 selected publicly traded small and mid-size capitalization (which we refer to as “SMID”) traditional asset management companies that CastleOak deemed comparable to the Company, while acknowledging differences in management, composition, size, operations or financial profile made exact comparisons impossible. CastleOak reviewed and compared such data in order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per Company share on a standalone basis, in each case by reference to these companies. The selected comparable companies were Westwood Holdings, Manning & Napier, Diamond Hill, Silvercrest, GAMCO, Brightsphere, Artisan Partners, Victory Capital, Virtus, Janus Henderson, Federated Hermes, and Affiliated Managers Group.

As part of its selected comparable company analysis, CastleOak calculated and analyzed certain ratios and multiples, including: (1) total enterprise value (calculated as the equity value based on fully diluted shares outstanding using the treasury stock method, plus debt and less cash and cash equivalents, after giving effect to certain adjustments for non-controlling interests and equity investments) ( which we refer to as “TEV”) as a multiple of EBITDA for the trailing 12 months ended March 31, 2022 and fiscal years ending in 2022 and 2023 (which we refer to as “TEV / EBITDA”) and (2) the price to earnings multiples for the trailing twelve months ended March 31, 2022 and fiscal years ending in 2022 and 2023 (which we refer to as “P / E”).

All of these calculations were performed and based on publicly available financial data and on closing share prices for each comparable company as of July 22, 2022. The median and mean results of this selected comparable company analysis are summarized below:

SMID Asset Managers
	TTM Median	2022E Median	2023E Median	TTM Mean	2022E Mean	2023E Mean
TEV / EBITDA	5.6x	6.6x	6.5x	5.7x	6.7x	6.8x
P / E	8.2x	9.6x	10.0x	9.4x	9.2x	9.2x

CastleOak, based on its professional judgment, selected the comparable companies because CastleOak believed their businesses, operating and public trading profiles are reasonably similar to those of the Company. However, because of the inherent differences between the businesses, operations, and prospects of the Company and those of the selected comparable companies, CastleOak believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, CastleOak also made qualitative judgments concerning differences between the public trading histories, businesses, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between the Company, as applicable, and the companies included in the selected comparable company analysis. No company utilized in the selected company analysis is identical to the Company. In evaluating the selected companies, CastleOak also made qualitative judgments with respect to factors beyond the Company’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in financial condition and prospects or the industry or in the financial markets in general.

Based upon these judgments, CastleOak also selected a TEV / EBITDA multiple range of 5.9x to 7.3x for estimated 2022E EBITDA for the Company, on a standalone basis. CastleOak then applied this range to the Company’s estimated fiscal year 2022 EBITDA based on the Projections, added the Company’s estimated net excess cash as of June 30, 2022 and present value of certain net tax savings and divided the result by the Company’s implied fully diluted share count using the treasury method based on the fully diluted shares outstanding as of June 30, 2022, all as provided by management of the Company, to calculate a range of implied prices of $6.85 to $8.31 per share.

CastleOak then compared these ranges of implied value per share with the merger consideration of $9.60 per share in and the 30-day and 90-day VWAP, as of July 22, 2022, of $6.68 and $6.60 per share, respectively.

Selected Precedent Merger Analysis

CastleOak reviewed, to the extent publicly available, and analyzed the valuation and financial metrics relating to the following four selected transactions involving companies in the asset management industry, which CastleOak in its professional judgment considered generally relevant for comparative purposes:

Announcement Date	Acquiror	Target
SMID Asset Managers
April 2022	Callodine Group, LLC	Manning & Napier, Inc.
May 2021	Pendal Group Limited	Thompson, Siegel & Walmsley, LLC
December 2020	Macquarie Asset Management	Waddell & Reed Financial, Inc.
July 2020	Perpetual Limited	Barrow, Hanley, Mewhinney & Strauss, LLC

For each precedent transaction, CastleOak reviewed the TEV of the target company in the transaction based upon the consideration payable in the transaction as a multiple of the target company’s pro forma EBITDA (which we refer to as “TEV / Pro Forma EBITDA”). Estimated financial data of the selected transactions were based on publicly available information.

The mean, median, low, and high results of this selected precedent merger analysis are summarized below:

	Mean	Median	Low	High
TEV / PRO FORMA EBITDA	7.1x	7.2x	6.0x	8.0x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis, which CastleOak discussed with the Special Committee. In addition, certain of the selected precedent transactions occurred during periods in which financial, economic and market conditions were different from those in existence as of the date of CastleOak’s opinion. Accordingly, CastleOak believed, and discussed with the Special Committee, that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. CastleOak therefore made qualitative judgments concerning the differences between the characteristics of the selected precedent transactions and the mergers that would affect the acquisition values of the selected target companies and the Company, noting that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the merger or the Company.

After reviewing the above analyses, CastleOak selected a TEV / Pro Forma EBITDA multiple range of 6.0x to 8.0x, and applied such range to the Company’s estimated fiscal year 2022 EBITDA based on the Projections, added the Company’s estimated net excess cash as of June 30, 2022 and present value of certain net tax savings and divided the result by the Company’s implied fully diluted share count using the treasury method based on the fully diluted shares outstanding as of June 30, 2022, all as provided by management of the Company, to calculate a range of implied values of $6.95 to $9.05 per share.

The following table summarizes the result of these calculations:

	Implied Value per Share
	Low	High
TEV / PRO FORMA EBITDA	$6.95	$9.05

CastleOak compared these ranges of implied value per share with the merger consideration of $9.60 per share and the 30-day and 90-day VWAP, as of July 22, 2022, of $6.68 and $6.60 per share, respectively.

No transaction used in the precedent transactions analyses is identical to the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the precedent transactions which, in turn, affect the TEV / Pro Forma EBITDA multiple of the companies involved in the transactions to which the Company is being compared. In evaluating the precedent transactions, CastleOak made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, such as the impact of competition, industry growth and the absence of any adverse material change in the financial condition of the Company or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the precedent transaction which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the merger is being compared.

Discounted Cash Flow to Equity Analysis

In order to estimate the net present value per share, CastleOak performed a discounted cash flow to equity analysis of the Company. A discounted cash flow to equity analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated net present equity value of the Company using the discounted cash flow to equity method, CastleOak discounted to present value the Company’s projected free cash flows from Q4 2022 through fiscal year end 2027 based on the Projections using a range of selected discount rates. CastleOak selected a range of after-tax discount rates of 7.90% to 11.90% based on its analysis of the weighted average cost of capital of the Company as of July 22, 2022. The residual value of the Company at the end of the projection period, or terminal value, was estimated by applying an exit EBITDA multiple range of 7.5x to 8.5x to the Company’s 2027E free cash flow. CastleOak then calculated a range of implied equity values per share by adding the present value of certain net tax benefits (approximately $2.0 million as provided by Company management) and dividing such amount by the implied fully diluted number of the shares based on the shares as of June 30, 2022, all as provided by management of the Company, to derive a range of implied value per share of $7.77 to $9.82. CastleOak compared this range of implied value per share with the merger consideration of $9.60 per share and the 30-day and 90-day VWAP, as of July 22, 2022, of $6.68 and $6.60 per share, respectively.

Other Information

CastleOak also observed historical trading activity of PZN Class A common stock during the 52-week period ending July 22, 2022, which was not part of its financial analyses in connection with rendering its opinion but was referenced solely for informational purposes. The historical trading activity during the 52-week period ending July 22, 2022, indicated low and high intraday trading prices of PZN Class A common stock during such period of $6.07 to $11.75.

CastleOak also performed a discounted cash flow to equity sensitivity analysis, which was not part of its financial analyses in connection with rendering its opinion but was referenced solely for informational purposes. CastleOak assumed 0.0% revenue growth and constant EBITDA margins for Q4 2022 through fiscal year end 2027 based on the Projections, using a range of selected discount rates, to calculate the estimated net present equity value of the Company and implied fully diluted value per share.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying CastleOak’s opinion. In arriving at its fairness determination, CastleOak considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, CastleOak made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction.

CastleOak prepared these analyses for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view, as of the date of the written opinion of CastleOak, to the holders of PZN Class A common stock (other than excluded shares), of the merger consideration to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, PIM, LLC, CastleOak or any other person assumes responsibility if future results are materially different from those forecasts.

CastleOak is a boutique investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Special Committee selected CastleOak to act as its independent financial advisor because of its qualifications, reputation, and experience in the valuation of businesses and securities in connection with mergers and acquisitions.

CastleOak is acting as independent financial advisor to the Special Committee in connection with the merger. As compensation for its services in connection with the merger, CastleOak is entitled to receive from the Company a $1.0 million opinion fee, which became payable upon the delivery of CastleOak’s opinion to the Special Committee and is creditable against a transaction fee payable and contingent upon the closing of the merger. Upon the closing of the merger, CastleOak is entitled to receive a transaction fee that is estimated, based on the information available as of the date of announcement of the transaction, to be approximately $1.46 million, less the amount of the opinion fee. The Company has also agreed to reimburse CastleOak for out-of-pocket expenses and to indemnify CastleOak for certain liabilities arising out of the performance of such services (including the rendering of CastleOak’s opinion). The Special Committee was aware of this fee structure and took it into account in considering CastleOak’s opinion.

In the ordinary course of CastleOak’s businesses, CastleOak may provide investment banking and other financial services to the Company, the PIM, LLC, or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of its written opinion, CastleOak has not received fees from the Company or PIM, LLC for any such services. CastleOak will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In the ordinary course of business, CastleOak and its clients may transact in the securities of the Company or their affiliates or related entities and may at any time hold a long or short position in such securities.

Purpose and Reasons of PIM, LLC and Mr. Pzena for the Merger

Under the SEC rules governing “going-private” transactions, each of PIM, LLC, Merger Sub and Mr. Pzena is an affiliate of the Company and, therefore, required to express its reasons for the merger to the Company’s unaffiliated stockholders, as defined in Rule 13E-3 of the Exchange Act. PIM, LLC, Merger Sub and Mr. Pzena are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13E-3 and related rules under the Exchange Act. For PIM, LLC, Merger Sub and Mr. Pzena the primary purpose of the merger is to allow the unitholders of PIM, LLC (other than the Company) to avoid the costs and expenses associated with the Company having publicly traded equity and to own all of PIM, LLC, and to bear all of the rewards and risks of such ownership, after the merger is completed and the shares of PZN Class A common stock cease to be publicly traded. PIM, LLC, Merger Sub and Mr. Pzena believe that structuring the transaction as a merger is preferable to other transaction structures because it (1) will enable (a) the PZN Class A common stock to be automatically converted into the right to receive the merger consideration at the effective time and (b) the PZN Class B common stock to be automatically cancelled for no consideration at the effective time, (2) will allow the Company to cease to be a publicly registered and reporting company, and (3) represents an opportunity for the Company’s unaffiliated stockholders to receive the merger consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the merger agreement.

Plans for the Company After the Merger

Following the completion of the merger, the Company will have been merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of PIM, LLC (which we refer to as the “Surviving Company”). The shares of PZN Class A common stock are currently listed on the NYSE and registered under the Exchange Act. Following the completion of the merger, the shares of PZN Class A common stock outstanding immediately prior to the effective time will have been converted into the right to receive the merger consideration; as such, there will be no further market for the shares of PZN Class A common stock and, as promptly as practicable following the effective time and in compliance with applicable law, PZN Class A common stock will be delisted from the NYSE, deregistered under the Exchange Act and will cease to be publicly traded.

PIM, LLC currently anticipates that the strategy and operations of the Surviving Company and its affiliates will initially be conducted in substantially the same manner as they are currently being conducted (except that the Surviving Company will not be a public company and will instead be a wholly owned subsidiary of PIM, LLC).

PIM, LLC believes that, as a private company, it will be able to eliminate the time and expense associated with the public markets and enhance its ability to focus on its clients and the firm’s long-term growth.

The officers of the Company immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the Surviving Company until their respective successors have been duly elected or appointed and qualified or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the limited liability company agreement of the Surviving Company. The managing member of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the managing member of the Surviving Company until its successor has been duly elected and qualified or until its earlier death, incapacitation, retirement, resignation or removal in accordance with the limited liability company agreement of the Surviving Company.

Certain Effects of the Merger

If the Company’s stockholders approve the Merger Agreement Proposal and all other conditions to the closing of the merger are either satisfied or waived, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger as the Surviving Company and a wholly owned subsidiary of PIM, LLC.

Treatment of the Shares of Company Common Stock

At the effective time of the merger, each outstanding share of PZN Class A common stock (other than excluded shares) will be converted into the right to receive the merger consideration and each outstanding share of PZN Class B common stock will be automatically cancelled and the holders thereof will not receive the merger consideration.

Treatment of Company Equity Awards

At the effective time of the merger: (1) each outstanding stock option to purchase a share of PZN Class A common stock will fully vest and be converted into the right to receive the excess, if any, of the merger consideration over the per share exercise price of such stock option, (2) each outstanding restricted share of PZN Class A common stock held by a non-employee director will fully vest and be entitled to receive the merger consideration, (3) each other outstanding restricted share of PZN Class A common stock will be converted into an economically equivalent award in PIM, LLC on substantially the same terms and conditions as such restricted share, (4) each outstanding phantom share corresponding to a share of PZN Class A common stock will be converted into a phantom Class B unit of PIM, LLC, with the same economic value and substantially the same terms and conditions as such phantom share and (5) each outstanding deferred stock unit corresponding to a share of PZN Class A common stock held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the merger consideration, with settlement to occur in accordance with the original election of such director.

Benefits of the Merger for the Company’s Unaffiliated Stockholders

The primary benefit of the Merger to the unaffiliated stockholders will be their right to receive the merger consideration of $9.60 in cash per share of PZN Class A common stock, without interest and less applicable withholding taxes, as described above, which represents a per share premium of approximately (1) 49% above the closing price of the shares of PZN Class A common stock as of July 26, 2022, the last trading day prior to the Company’s announcement regarding its entrance into the merger agreement, and (2) 46% above the 90-calendar day volume weighted average price of the shares of PZN Class A common stock as of July 26, 2022. Additionally, such stockholders will avoid the risk of any possible decrease in the Company’s future earnings, growth or value after the merger.

Detriments of the Merger to the Company’s Unaffiliated Stockholders

The primary detriments of the merger to our unaffiliated stockholders include the lack of an interest of such stockholders in the potential future earnings, growth or value realized by the Company after the merger.

Certain Effects of the Merger for PIM, LLC

Following the completion of the merger, PIM, LLC’s unitholders (other than the Company) will (directly or indirectly) own all of the equity interests of PIM, LLC and will be the sole beneficiaries of PIM, LLC’s future earnings, growth and value.

Additionally, following the merger, PZN Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act and will cease to be publicly traded. See the section of this proxy statement entitled “Special Factors – Plans for the Company After the Merger.” As such, the Surviving Company will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers and beneficial owners of more than 10% of the shares face as a result of the provisions of Section 16 of the Exchange Act. The Surviving Company will also be relieved of the obligation to separately prepare and furnish information to its stockholders. PIM, LLC will benefit from any regulatory compliance cost savings realized by the Surviving Company after it becomes a private company.

The primary detriments of the merger to PIM, LLC include the fact that all of the risk of any possible decrease in the future earnings, growth or value of the Surviving Company following the merger will be borne by PIM, LLC. Additionally, PIM, LLC’s membership interests will be more illiquid than they are currently, with no public trading market for such securities or right to exchange into publicly traded securities (which exists today pursuant to the exchange rights provided for in PIM, LLC’s operating agreement).

Certain Effects on the Company if the Merger Is Not Completed

If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of PZN Class A common stock in connection with the merger. Instead, the Company will remain an independent public company, and the shares of PZN Class A common stock will continue to be listed on the NYSE, for so long as it continues to meet eligibility listing standards. In addition, if the merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to fluctuations in the Company’s and its affiliates’ assets under management, market and competitive pressures, and capacity constraints in certain of the Company’s strategies. You should also read and consider carefully the other information in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K and other SEC filings. See the section of this proxy statement entitled “Where You Can Find More Information.”

Failure to complete the merger could negatively impact the Company’s business and the market price of the shares of PZN Class A common stock.

If the merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the merger agreement and the diversion of management’s attention from our day-to-day business, which may make it difficult for us to achieve our business goals if the merger does not occur. In addition, depending on the circumstances that would have caused the merger not to be completed, the price of the shares of PZN Class A common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares of PZN Class A common stock would return to the price at which the shares of such shares are trading as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, and, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, financial condition or results of operation will not be adversely impacted

Unaudited Prospective Financial Information of the Company

The Company’s management does not as a matter of course make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, the Company does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Special Committee’s evaluation of a potential transaction, the Company’s management independently prepared certain unaudited prospective financial information for fiscal years 2022 through 2027, which we refer to generally as “Projections.” The Projections were made available to PIM, LLC, the Special Committee and the Board in connection with their consideration and evaluation of the merger, and were provided to Ardea and CastleOak in connection with their respective financial analyses and opinions.

The Company is including a summary of the Projections in this proxy statement in order to provide the Company’s stockholders with access to the final projections that were made available to, and approved by, the Special Committee and the Board in connection with their evaluation of the merger, made available to PIM, LLC, Ardea and CastleOak, and which Ardea and CastleOak were instructed by the Special Committee to use, in connection with their respective financial analyses and opinions.

The Projections are based on the following material assumptions:

•	Assets under management:

•

Flows from new clients in 2022 and the first half of 2023 reflect known new account flows and 12-month 2022 pipeline remainder, and subsequent forecast years reflect historical average pipeline (new client) flows growing at a modest percentage each year;

•	Net outflows from existing clients reflect the three-year average of the 2019–2021 rates, and are adjusted toward industry trends in the out-year; and

•	Market performance growth projected at 5% annually.

•	Fee rates:

•	Fee rates excluding performance and fulcrum fees are calculated on a weighted average basis (which we refer to as “WAFR”) and are projected at 39.0 basis points in 2022;

•	Fee rates are adjusted by -0.5 basis points in each subsequent year to reflect growth in sub-advised assets and sales to larger accounts, as well as overall asset management fee pressure; and

•	Performance fees and fulcrum fees are included reflective of current three-year trailing relative performance record, assuming relative performance is flat going forward.

•	Expenses:

•	All expenses reflect growth based on inflation assumptions and AUM growth estimates;

•	Inflation forecasted at 7% in 2023, decreasing to 5% in 2024 and 4% in 2025, then projected at 3% for the remainder of the forecast period; and

•	Expenses curtailed due to COVID-19 assumed to return to normal in 2023.

Projections

The following table presents a summary of the Projections:

($ in thousands, except Average AUM)	2022E	2023E	2024E	2025E	2026E	2027E
Average AUM ($ in millions)	$51,009	$53,949	$56,978	$59,417	$61,749	$63,957
Weighted Average Fee Rates	0.390%	0.385%	0.380%	0.375%	0.370%	0.365%
Revenue	$204,080	$211,924	$219,729	$222,890	$228,471	$233,442
Compensation & Benefits	$83,923	$88,554	$93,601	$95,296	$98,108	$100,324
General & Administrative Expenses	25,308	25,999	27,405	28,592	29,435	30,493
Total Expenses	$109,231	$114,533	$121,006	$123,888	$127,544	$130,817
EBITDA	$96,132	$98,655	$100,006	$100,285	$102,210	$103,909
Depreciation	(1,284)	(1,284)	(1,284)	(1,284)	(1,284)	(1,284)
Operating Income	94,849	97,371	98,723	99,001	100,927	102,626
Interest Income	177	154	171	193	208	233
Investment G/L	(288)	2,250	2,500	2,750	3,000	3,250
UBT (4% effective rate)	(9,690)	(3,991)	(4,056)	(4,078)	(4,165)	(4,244)
Corporation Tax (25.7% effective rate)	(21,858)	(24,617)	(25,016)	(25,152)	(25,692)	(26,179)
Net Income	$63,192	$71,168	$72,322	$72,715	$74,277	$75,685
Earnings per Share	$0.74	$0.83	$0.83	$0.81	$0.82	$0.82

Interests of Executive Officers and Directors of the Company in the Merger

When considering the recommendation of the Board with respect to the merger, you should be aware that the Company’s directors and executive officers may have interests in the transactions that are different from, or in addition to, those of the stockholders of the Company more generally. In particular, the management stockholders are officers of PIM, LLC and will be controlling stockholders of PIM, LLC after completion of the merger. The Board and the Special Committee were aware of these interests during their deliberations on the merits of the merger and considered them in deciding to recommend that the stockholders of the Company vote to adopt the merger agreement.

As described below, the interests of the Company’s non-employee directors and executive officers include the following:

•	accelerated vesting of restricted shares of PZN Class A common stock held by non-employee directors;

•	accelerated vesting of deferred stock units corresponding to shares of PZN Class A common stock held by non-employee directors; and

•	the right to indemnification and liability insurance coverage that will survive the closing of the merger.

In addition to the accelerated vesting of restricted shares, Shavar D. Jeffries, a Company director who receives both cash and stock compensation quarterly, will also be paid his cash compensation in full for the quarter during which the closing of the merger occurs.

The Company’s executive officers who are named executive officers (which we refer to as the “NEOs”) are the following: Richard S. Pzena, John P. Goetz and William L. Lipsey.

Certain Company directors and executive officers, including the NEOs, own Class B units of PIM, LLC that will continue to be outstanding following the closing.

Certain interests held by executive officers in PIM, LLC will have non-economic changes made to such interests to reflect the structural changes effected by consummation of the merger agreement, including elimination of conversion rights of such interests into PZN Class A common stock.

Treatment of Company Equity Awards

The Company’s non-employee directors hold certain restricted shares of PZN Class A common stock and deferred stock unit corresponding to a share of PZN Class A common stock. No executive officers hold any outstanding Company equity awards.

Pursuant to the merger agreement, at the effective time of the merger: (1) each outstanding restricted share of PZN Class A common stock held by a non-employee director will fully vest and be entitled to receive the merger consideration; and (2) each outstanding deferred stock unit corresponding to a share of PZN Class A common stock held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the merger consideration, with settlement to occur in accordance with the original election of such director. The estimated aggregate value of the unvested restricted shares of PZN Class A common stock and unvested deferred stock units corresponding to a share of PZN Class A common stock held by the Company’s non-employee directors is $6,251,818.

Indemnification and Insurance

Under the merger agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the Surviving Company. For more information regarding such indemnification and insurance coverage, see “The Merger Agreement – Indemnification; Directors’ and Officers’ Insurance.”

Quantification of Payments and Benefits to Company’s Named Executive Officers

Item 402(t) of the SEC’s Regulation S-K requires disclosure of information about the compensation that is payable or that may become payable to each NEO that is based on, or otherwise relates to, the merger (the “Golden Parachute Compensation”). While, as noted above, all of our NEOs have interests in the merger in their capacities as members of PIM, LLC, no NEO of the Company is entitled to any Golden Parachute Compensation in connection with the merger.

Golden Parachute Compensation

Name	Cash ($)	Equity ($)	Pension/ NQ DC ($)	Perquisites/ Benefits ($)	Tax Reimburse ($)	Other ($)	Total ($)
Richard S. Pzena	0	0	0	0	0	0	0
John P. Goetz	0	0	0	0	0	0	0
William L. Lipsey	0	0	0	0	0	0	0

Voting Agreement

Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause to be voted) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them (1) in favor of the approval of the merger agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement and (2) against any action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B common stock subject to the voting agreement are owned through PIM, LP, a partnership formed with the objective of aggregating employee ownership in PIM, LLC into one entity. As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted.

For more information, see the section of this proxy statement entitled “The Voting Agreement.”

Appraisal Rights

If the merger is consummated, the Company’s stockholders who continuously hold shares of Company common stock through the effective time, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that the Company’s stockholders may be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (or in certain circumstances, on the difference between the amount determined to be the fair value and the amount paid by the Surviving Company in the merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Holders of Company common stock who wish to preserve any appraisal rights they may have, must so advise the Company by submitting a written demand for appraisal prior to the vote to adopt the merger agreement and approve the transactions contemplated thereby, and must otherwise follow fully the procedures prescribed by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders of the Company who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of PZN Class A common stock are exchanged for the merger consideration pursuant to the merger. This discussion is based on current provisions of the Code, the U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (which we refer to as the “IRS”), all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), nor any considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. Furthermore, this discussion does not address tax consequences to stockholders who continuously hold shares of Company common stock through the effective time, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal of their shares in connection with the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of PZN Class A common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity or arrangement classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders who hold their shares of PZN Class A common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, U.S. holders subject to the alternative minimum tax, U.S. holders that have a “functional currency” other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, S corporations, real estate investment trusts, regulated investment companies or other flow-through entities (and their respective investors), U.S. holders who hold shares of PZN Class A common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction for tax purposes, holders other than U.S. holders, U.S. holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement and U.S. holders who acquired their shares of PZN Class A common stock through the exercise of employee stock options or other compensation arrangements).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of PZN Class A common stock, the tax treatment of a person treated as a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of PZN Class A common stock, you should consult your own tax advisor.

Holders of shares of PZN Class A common stock are urged to consult their own tax advisors regarding the particular tax consequences to them of the merger, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

The receipt of merger consideration in exchange for shares of PZN Class A common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives merger consideration in exchange for shares of PZN Class A common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of merger consideration received, and (2) the U.S. holder’s adjusted tax basis in such shares of PZN Class A common stock.

Any such gain or loss will be a long-term capital gain or loss if a U.S. holder’s holding period in the shares of PZN Class A common stock surrendered in the merger is greater than one year as of the date of the merger.

Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who acquired different blocks of shares of PZN Class A common stock at different times or different prices should consult their tax advisers as to the determination of the tax bases, gain or loss and holding period with respect to each such block.

Information Reporting and Backup Withholding

Payments of cash made in exchange for shares of PZN Class A common stock pursuant to the merger agreement may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an applicable exemption from backup withholding should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Financing of the Merger

The merger agreement does not contain any financing-related contingencies or financing conditions to consummation of the merger. PIM, LLC has obtained debt financing commitments in an aggregate principal amount of up to $200 million, the proceeds of which will be sufficient to consummate the merger and the other transactions contemplated by the merger agreement, including paying the aggregate merger consideration to the unaffiliated stockholders and paying all fees and expenses of or payable by PIM, LLC (which we refer to as the “required amounts”).

JPMorgan Chase Bank N.A. has committed to provide PIM, LLC the debt financing in connection with the consummation of the merger, the other transactions contemplated by the merger agreement, and related transactions, in the amounts and on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the debt commitment party to provide the debt financing under the debt commitment letter are subject to certain customary conditions.

PIM, LLC has agreed to and to cause its respective subsidiaries to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms (including the market “flex” provisions) set forth in the debt commitment letter.

PIM, LLC expects that it will enter into a senior secured credit agreement that will provide for (1) a first lien term loan facility in an aggregate principal amount of $175 million, and (2) first lien revolving commitments in aggregate principal amount of $25 million. The net proceeds from the borrowings under these facilities, together with cash on hand, is expected to be used to consummate the merger.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the merger are as follows:

	Amounts
Fees section	Company	Merger Sub / PIM, LLC
Financial advisory fees and expenses	4,720,000.00	4,050,000.00
Legal, accounting and other professional fees and expenses	2,500,000.00	2,725,000.00
SEC filing fees	15,470.00	—
Printing, proxy solicitation and mailing costs	80,000.00	—
Miscellaneous	—	25,100,000.00

Total	7,315,470.00	31,875,000.00

The estimate for legal fees set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the merger. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and the merger and any other transactions contemplated by the merger agreement, will be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for this proxy statement and the Schedule 13E-3 and printing and mailing the proxy statement and the Schedule 13E-3 will be paid by PIM, LLC.

Regulatory Approvals

The Company has determined that no filing or waiting period pursuant to the HSR Act is required in connection with the merger.

Applications for approval or notifications have also been or will also be filed with certain U.S. and non-U.S. regulatory authorities in connection with approvals and notifications set out in the merger agreement, including:

•	the approval of or the occurrence of certain events demonstrating non-opposition from the Central Bank of Ireland in respect of the merger;

•

non-objection or approval from the Ontario Securities Commission under Section 11.10 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations in respect of the merger; and

•	notification to the Financial Sector Conduct Authority in South Africa.

Effective Time of the Merger

The closing of the merger will take place on the second business day following the day on which the last of the conditions to the closing of the merger has been satisfied or waived (to the extent permitted by applicable law), other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions, including the receipt of all required regulatory approvals and consents, or at such other time as agreed in writing by the Company and PIM, LLC. At the closing, the Company and PIM, LLC will cause the merger to be consummated by filing all necessary documentation, including a certificate of merger, and the merger will become effective as of the time that the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware (or at such later date as may be agreed by the parties in writing and specified in the certificate of merger).

Payment of Merger Consideration

At the effective time (i) each outstanding share of PZN Class A common stock (other than excluded shares), will be converted into the right to receive the merger consideration upon the terms and subject to the conditions set forth in the merger agreement whereupon all such shares will be automatically cancelled, will cease to exist, and the holders of such shares will cease to have any rights with respect to their shares of PZN Class A common stock other than the right to receive the merger consideration, without interest and (ii) each outstanding share of PZN Class B common stock will be automatically cancelled, will cease to exist and the holders of such shares will not be entitled to any merger consideration with respect thereto.

Prior to the effective time of the merger, PIM, LLC will appoint a paying agent (reasonably satisfactory to the Company) to exchange the shares of PZN Class A common stock for the merger consideration. At or promptly after the effective time of the merger, PIM, LLC will deposit, or will cause to be deposited, with the paying agent a cash amount in U.S. dollars sufficient to pay the aggregate merger consideration (which we refer to as the “exchange fund”), and the paying agent will pay each holder of record as of immediately prior to the effective time (other than those not entitled to merger consideration, as described in the preceding paragraph) the merger consideration from the exchange fund upon the surrender of book-entry shares of PZN Class A common stock or certificates representing shares of PZN Class A common stock. Interest will not be paid or accrue on any amount payable upon surrender of any shares of PZN Class A common stock. The paying agent will reduce the amount of any merger consideration paid by any applicable withholding taxes.

If any portion of the exchange fund (including all interest and the other proceeds of any investments thereof) remains undistributed to former holders of shares of PZN Class A common stock by the one-year anniversary of the effective time of the merger, such cash will be delivered by the paying agent to the Surviving Company upon the Surviving Company’s demand. Thereafter, any former holders of PZN Class A common stock who have not surrendered their certificates (or affidavits of loss in lieu thereof) or book entry shares will be entitled to look only to the Surviving Company with respect to payment of the merger consideration, without any interest thereon, upon due surrender of their certificates (or affidavits of loss in lieu thereof) or book entry shares in each case subject to applicable abandoned property, escheat or similar law.

Provisions for Unaffiliated Stockholders

No provision has been made to grant the Company’s stockholders access to the corporate files of the Company or any other party to the merger or to obtain counsel or appraisal services at the expense of the Company or any other such party.

Accounting Treatment

The merger will be accounted for as a common control transaction with PIM, LLC as the surviving entity. As the merger will be accounted for as a common control transaction, no goodwill or other intangible assets will be recorded, and the assets and liabilities of the Company will be stated at historical cost.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read carefully the merger agreement in its entirety before making any decisions regarding the merger because it is the principal document governing the merger.

In reviewing the merger agreement, please remember that it is included to provide you with information regarding its terms. The merger agreement contains representations and warranties by each party to the merger agreement. These representations and warranties have been made for the benefit of the other party to the merger agreement and have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. The assertions embodied in the Company’s representations and warranties are qualified by information contained in a confidential disclosure letter that the Company provided to PIM, LLC and Merger Sub in connection with their entry into the merger agreement, were made for the purpose of allocating contractual risk between the parties instead of establishing matters of fact and may be subject to standards of materiality applicable to the parties to the merger agreement that differ from those applicable to the Company’s investors or security holders.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference within this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information.”

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The merger agreement provides for the merger of the Company with and into Merger Sub upon the terms, and subject to the conditions, set forth in the merger agreement. As a result of the merger, the separate corporate existence of the Company will cease and Merger Sub will continue as the Surviving Company and as a wholly owned subsidiary of PIM, LLC.

The officers of the Company immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the Surviving Company until their respective successors have been duly elected or appointed and qualified or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the limited liability company agreement of the Surviving Company. The managing member of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the managing member of the Surviving Company until its successor has been duly elected and qualified or until its earlier death, incapacitation, retirement, resignation or removal in accordance with the limited liability company agreement of the Surviving Company.

At the effective time of the merger, each of the certificate of formation and the limited liability company agreement of the Surviving Company will remain in its entirety to be in the form of the certificate of formation and limited liability company agreement of Merger Sub, respectively, until thereafter amended as provided therein or as provided by applicable law.

Closing and Effective Time of the Merger

The merger agreement provides that the closing of the merger will take place on the second business day following the day on which the last of the conditions to closing (described in the section of this proxy statement entitled “Conditions to the Merger”) has been satisfied or waived (to the extent waivable under applicable law and the merger agreement), other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the Company and PIM, LLC.

Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the Merger Agreement Proposal, we currently expect the closing of the merger to occur in the fourth quarter of 2022.

The effective time of the merger will occur upon the certificate of merger having been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as the Company and PIM, LLC may agree in writing and specify in the certificate of merger.

Treatment of Common Stock and Company Equity Awards

Each share of PZN Class A common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares) will automatically be cancelled and will cease to exist, and the holders thereof will cease to have any rights with respect to such shares other than the right to receive $9.60 in cash, without interest, less any applicable withholding taxes. Each share of PZN Class B common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist, and the holders thereof will cease to have any rights with respect to such shares. Each share of PZN Class A common stock (other than any shares of PZN Class A common stock owned by PIM, LLC, the Company or any of their direct or indirect subsidiaries (1) in such person’s fiduciary, representative or other capacity on behalf of other persons, whether or not held in a separate account, (2) in the context of ordinary course brokerage, asset management, research or similar activities of such person, or (3) in connection with such person’s transactions that are undertaken by pension funds or employee benefit programs) issued and outstanding immediately prior to the effective time of the merger that is owned by (x) the Company (whether held in treasury or otherwise) or any direct or indirect wholly owned subsidiary of the Company or (y) PIM, LLC will be cancelled and will cease to exist without payment of any consideration other than being converted into one limited liability company membership interest of the Surviving Company.

At the effective time of the merger: (1) each outstanding stock option to purchase a share of PZN Class A common stock will fully vest and be converted into the right to receive the excess, if any, of the merger consideration over the per share exercise price, (2) each outstanding restricted share of PZN Class A common stock held by a non-employee director will fully vest and be entitled to receive the merger consideration, (3) each other outstanding restricted share of PZN Class A common stock will be converted into an economically equivalent award in PIM, LLC on substantially the same terms and conditions as such restricted share, (4) each outstanding phantom share corresponding to a share of PZN Class A common stock will be converted into a phantom Class B unit of PIM, LLC, with the same economic value and substantially the same terms and conditions as such phantom shares and (5) each outstanding deferred stock unit corresponding to a share of PZN Class A common stock held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the merger consideration, with settlement to occur in accordance with the original election of such director.

Surrender and Payment Procedures

At or promptly after the effective time of the merger, PIM, LLC will deposit, or will cause to be deposited, with the paying agent a cash amount in U.S. dollars sufficient to pay the aggregate merger consideration, other than in respect of the excluded shares as discussed below.

As soon as reasonably practicable after the effective time of the merger, and in any event not later than the second business day following the closing of the merger, the Surviving Company will instruct the paying agent to mail to each of our holders of shares of Class A common stock of record immediately prior to the effective time of the merger (other than holders of excluded shares): (1) a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass, only upon the delivery of the share certificates representing such shares of PZN Class A common stock (or affidavits of loss in lieu of such share certificates as provided in the merger agreement) or the transfer of the shares of PZN Class A common stock represented by book-entry to the paying agent, and such materials will be in such customary form and having such other customary provisions as mutually agreed between PIM, LLC and the Company prior to the closing of the merger; and (2) instructions advising each such holder of record how to surrender his, her or its shares of PZN Class A common stock in exchange for the merger consideration. Upon surrender of the materials described in the foregoing sentence, such holder of record will be entitled to receive from the exchange fund an amount in cash equal to the product of (x) the number of shares of PZN Class A common stock represented by such holder’s properly surrendered certificates (or affidavits of loss in lieu thereof) or non-certificated shares represented by book-entry and (y) the merger consideration (less any applicable withholding taxes). Interest will not be paid or accrue in respect of the merger consideration.

In the event of a transfer of ownership of shares of PZN Class A common stock that is not registered in the transfer records of the Company, payment upon due surrender of the share certificates may be issued to such transferee if the share certificates formerly representing such shares of PZN Class A common stock are presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer and other applicable taxes have been paid or are not applicable.

At the effective time of the merger, the stock transfer books of the Company will be closed, and there will be no further registration of transfers on the transfer books of the Surviving Company of the shares of PZN Class A common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any share certificate or book-entry share is presented to the Surviving Company or the paying agent for transfer or any other reason, the holder will be given a copy of the letter of transmittal referred to above and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled to receive as a result of the merger.

If any portion of the exchange fund (including all interest and the other proceeds of any investments thereof) remains undistributed to former holders of shares of PZN Class A common stock by the one year anniversary of the effective time of the merger, such cash will be delivered by the paying agent to the Surviving Company upon the Surviving Company’s demand. Thereafter, any former holders of PZN Class A common stock who have not surrendered their certificates (or affidavits of loss in lieu thereof) or book entry shares will be entitled to look only to the Surviving Company with respect to payment of the merger consideration, without any interest thereon, upon due surrender of their certificates (or affidavits of loss in lieu thereof) or book entry shares, in each case subject to applicable abandoned property, escheat or similar law.

PIM, LLC, the Company and its subsidiaries, Merger Sub, the Surviving Company and the paying agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable federal, state, local or foreign tax law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will (i) be remitted by the applicable entity to the appropriate governmental authority and (ii) be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Representations and Warranties

Representations and Warranties of the Company

We made customary representations and warranties in the merger agreement that are subject, in many cases, to exceptions and qualifications contained in the merger agreement, in the Company’s confidential disclosure schedule delivered to PIM, LLC and Merger Sub in connection with execution of the merger agreement or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

•	our due organization, good standing, existence and authority to carry on our business;

•	our capitalization, including:

•	the number of authorized and outstanding shares of Company common stock and Company preferred stock and the number of Company equity awards outstanding;

•	that all outstanding shares of Company common stock are duly authorized, validly issued, fully paid and nonassessable;

•

the absence of any undisclosed issued and outstanding shares of Company capital stock and the absence of any outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of its subsidiaries is a party or is bound obligating the issuance, transfer, sale, grant, redemption, repurchase or otherwise acquire any equity interests or securities convertible or exchangeable for any equity interests of the Company or our subsidiaries;

•

the absence of any outstanding bonds, debentures, notes or other obligations of the Company or any of its subsidiaries, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter; and

•

the absence of any agreement or understanding, other than the voting agreement, relating to the voting, transfer or registration of the shares of Company capital stock or other equity interests of the Company;

•

our corporate power and authority related to the merger agreement, including as it relates to our entry into and performance of our obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against us;

•

that the Board (upon the unanimous recommendation of the Special Committee) has approved the merger agreement and the transactions contemplated thereby and resolved to recommend that the Company stockholders adopt the merger agreement, and that the Board has authorized the Company, as managing member of PIM, LLC to enter into and perform the merger agreement and the transactions contemplated thereby;

•	the required actions by or in respect of, and filings with, governmental authorities in connection with the merger and the merger agreement;

•

our execution, delivery and performance under the merger agreement, and whether such execution, delivery and performance would result in violations of, or conflicts with, our or any of our subsidiary’s governing documents or applicable law, or any defaults, terminations, cancellations. accelerations or loss of benefit under certain agreements;

•	our SEC filings since January 1, 2021 and the financial statements included in such SEC filings;

•

the absence of obligations or liabilities of the Company and its subsidiaries that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries, other than (1) obligations or liabilities disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2021; (2) obligations or liabilities incurred under or in accordance with the merger agreement or in connection with the transactions contemplated by the merger agreement; (3) obligations or liabilities incurred in the ordinary course of business since March 31, 2022; and (4) obligations or liabilities incurred at PIM, LLC or any of its subsidiaries;

•	the absence since March 31, 2022 through the date of the merger agreement of any Company material adverse effect (as described below);

•

since January 1, 2021, compliance with applicable laws and the franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any governmental authority necessary for the operation of the business of the Company and its subsidiaries as currently conducted;

•	certain environmental matters relating to the Company and its subsidiaries;

•	certain matters relating to the employee benefit plans of the Company and its subsidiaries;

•	the absence of certain legal proceedings, investigations and governmental orders against the Company or any of its subsidiaries;

•	the accuracy of information supplied for inclusion in this proxy statement or the Schedule 13E-3 and any amendment or supplement thereto;

•	certain tax matters relating to the Company and its subsidiaries;

•	certain intellectual property matters relating to the Company and its subsidiaries;

•	certain material rights to the leased real property of the Company and any of its subsidiaries;

•	certain matters relating to material contracts;

•	the receipt by the Special Committee and the Board of fairness opinions from its financial advisors;

•	the absence of any undisclosed broker’s, finder’s, financial advisor’s or other similar fees or commissions;

•

that the Company stockholder approvals are the only votes or approvals of the holders of any class or series of capital stock of the Company necessary to adopt the merger agreement and approve the transactions contemplated therein;

•	the inapplicability of anti-takeover statutes and any anti-takeover provisions in the DGCL to the merger agreement or the transactions contemplated by it; and

•	the absence of other representations and warranties from the Company, PIM, LLC and Merger Sub outside of the representations and warranties contained in the merger agreement.

Material Adverse Effect

Many of our representations and warranties are qualified by, among other things, a “Company material adverse effect” clause. For purposes of the merger agreement, “Company material adverse effect” means any fact, development, circumstance, change, event, condition, occurrence or effect (which we collectively refer to as an “effect”) that, individually or in the aggregate, has had a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, excluding any effect resulting from the following:

•

changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other companies primarily engaging in the same industry as the Company and its subsidiaries);

•

changes after the date of the merger agreement in conditions generally affecting the industries in which the Company or its subsidiaries engages (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other companies primarily engaging in the same industry as the Company and its subsidiaries);

•	any reduction, in and of itself, in the assets under management of the Company or its subsidiaries;

•

any decline, in and of itself, in the market price or trading volume of the Company common stock, any changes in credit ratings and any changes in any analysts’ recommendations or rating with respect to the Company or any of its subsidiaries (provided that the underlying causes of any such decline may be taken into account unless and to the extent such underlying cause would otherwise be excluded by other clauses of this definition);

•

any failure, in and of itself, by the Company or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (provided that the underlying causes of any such failure may be taken into account unless and to the extent such underlying cause would otherwise be excluded by other clauses of this definition);

•	the execution and delivery, public announcement, or pendency of the merger agreement;

•

any changes after the date of the merger agreement in any applicable law or GAAP or interpretations of any applicable law or GAAP (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other companies primarily engaging in the same industry as the Company and its subsidiaries);

•	any action or omission of the Company or its subsidiaries at the written direction or request of PIM, LLC or Merger Sub in its capacity as such under the merger agreement; or

•

any hurricane, earthquake, flood or other natural or man-made disaster, act of God, or any epidemic, pandemic, disease, outbreak, health emergency or crisis, including with respect to or as a result of COVID-19 or changes arising out of the implementation of COVID-19 measures (except to the extent the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such effects, compared to other companies primarily engaging in the same industry as the Company and its subsidiaries).

Representations and Warranties of PIM, LLC and Merger Sub

The merger agreement also contains customary representations and warranties made by PIM, LLC and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and in the disclosure schedule delivered by PIM, LLC and Merger Sub to the Company. The representations and warranties of PIM, LLC and Merger Sub relate to, among other things:

•	their due organization, existence, good standing, and authority to carry on their businesses;

•

their corporate power and authority related to the merger agreement, including their power to enter into the merger agreement, perform their obligations under the merger agreement, and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against them;

•	the required actions by or in respect of, and filings with, governmental authorities in connection with the merger and the merger agreement;

•

their execution, delivery and performance under the merger agreement, and whether such execution, delivery and performance would result in violations of, or conflicts with, their governing documents or applicable law, or any defaults, terminations, cancellations, accelerations or loss of benefit under certain agreements;

•	the absence of certain legal proceedings or investigations against PIM, LLC, its subsidiaries, or Merger Sub;

•	the accuracy of information supplied for inclusion by PIM, LLC or its subsidiaries in this proxy statement or the Schedule 13E-3 and any amendment or supplement thereto;

•

the delivery by PIM, LLC of true, correct and complete copies of the fully executed debt commitment letter with respect to debt financing for the merger (which we refer to as the “debt financing”) and the related, redacted fee letter (we refer to the foregoing collectively, as the “financing letters”), and the debt commitment letter being in full force and effect and enforceable against the applicable counterparties thereto in accordance with their terms and none of the commitments under the debt commitment letter have been withdrawn, reduced or terminated;

•

other than as expressly set forth in the financing letters, the absence of conditions precedent to the obligations of the debt commitment parties to provide the debt financing or any contingencies that would permit the debt commitment parties to reduce the aggregate principal amount of the debt financing (including any condition or other contingency relating to the amount or availability of the debt financing pursuant to any “flex” provision) and as of the date of the merger agreement, PIM, LLC had no reason to believe that it will be unable to satisfy on a timely basis all terms and conditions under the debt commitment letter and nor did PIM, LLC have any knowledge that any debt commitment party will not perform its obligations under the debt commitment letter;

•

the debt financing (after netting out fees, expense, original issue discount and giving effect to the maximum amount of flex (including original issue discount flex) provided under the fee letter), when funded in accordance with the debt commitment letter and assuming that the conditions to the obligations of PIM, LLC in the merger agreement are satisfied, will provide PIM, LLC with cash proceeds sufficient to consummate the merger including PIM, LLC’s payment obligations under the merger agreement and for the payment of the required amounts (as described in the section of this proxy statement entitled “Special Factors – Financing of the Merger”);

•

the enforceability of the debt commitment letter against PIM, LLC, and the absence of (x) any event which (with or without notice, lapse of time or both) constitutes, or could reasonably be expected to constitute, a default, breach or failure to satisfy a condition by PIM, LLC under the terms, (y) any modification, amendment or alteration of the debt commitment letter, other than as permitted pursuant to the merger agreement and (z) the termination, reduction, withdrawal or recission of any of the commitments under the debt commitment letter;

•	PIM, LLC’s obligations to consummate the merger and the other transactions contemplated in the merger agreement regardless of the receipt of availability of certain funds or financing;

•	the capitalization and business conduct of Merger Sub;

•

the absence of undisclosed contracts between PIM, LLC or Merger Sub, on the one hand, and any beneficial owner of outstanding shares or any member of the Company’s management or the Board, on the other hand, relating to the transactions contemplated by the merger agreement, other than the voting agreement;

•

the absence of any undisclosed direct or indirect ownership by PIM, LLC, its subsidiaries or Merger Sub of any shares or rights to acquire shares of Company common stock (or other securities convertible into, exchangeable for or exercisable for shares of Company common stock or any securities of any subsidiary of the Company);

•	the solvency of PIM, LLC and its subsidiaries;

•	the absence of any undisclosed investment banker, broker or finder employed by PIM, LLC or its subsidiaries who might be entitled to any fee or commission;

•	their independent review and analysis of the Company and its subsidiaries; and

•	their non-reliance on any representations and warranties from the Company not contained in the merger agreement.

Conduct of PIM, LLC Pending the Merger

Under the merger agreement, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, PIM, LLC has agreed, subject to certain exceptions, that it will not, and that it will cause its subsidiaries not to, take any action that would reasonably be expected to impair or prevent the consummation of the merger and the other transactions contemplated by the merger agreement.

PIM, LLC has further agreed that, between the date of the merger agreement and the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, it will not:

•

issue any membership interests or any other securities with the right to vote with any of its classes of membership interests; provided that the foregoing will not restrict (1) the exercise or vesting of any PIM, LLC options, subscriptions, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind outstanding on the date of the merger agreement; (2) employment retention grants made by PIM, LLC in the ordinary course of business not involving the issuance of any additional shares of PZN Class A common stock or PZN Class B common stock; or (3) issuances made after PIM, LLC obtains the prior written approval of the Special Committee (such approval not to be unreasonably withheld, conditioned or delayed); or

•	acquire, directly or indirectly, any shares of PZN Class A common stock.

PIM, LLC has also agreed that it will not, and will cause its subsidiaries not to, without the prior written consent of the Company:

•

permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under, the debt commitment letter or the definitive agreements if such amendment replacement, supplement, modification, waiver or remedy (1) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the financing; (2) reduces the aggregate principal amount of the financing; (3) adversely affects the ability of PIM, LLC to enforce its rights against other parties to the debt commitment letter or the definitive agreements as so amended, replaced, supplemented or otherwise modified; or (4) could otherwise reasonably be expected to prevent, impede or delay the consummation of the merger and the other transactions contemplated in the merger agreement; or

•	terminate the debt commitment letter or any definitive agreement.

No Solicitation of Acquisition Proposals; Board Recommendation Changes

No Solicitation or Negotiation

Except as expressly permitted by the terms of the merger agreement described below, we have agreed in the merger agreement that the Special Committee will not, and the Special Committee will use its reasonable best efforts to cause its investment bankers, attorneys and other advisors and representatives (which we refer to collectively as “representatives”) not to, and the Company will not at the request of the Special Committee require any of the officers or the employees of the Company to:

•	initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes an acquisition proposal (as defined below);

•

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to, or provide any non-public information or data concerning the Company or its subsidiaries to any person relating to, an acquisition proposal; or

•

enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than a customary confidentiality agreement) relating to an acquisition proposal (which we refer to as an “alternative acquisition agreement”).

Under the merger agreement, “acquisition proposal” means any bona fide proposal or offer made by any person for (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company; (2) the direct or indirect acquisition by any person of 20% or more of the assets of the Company and its subsidiaries, on a consolidated basis; (3) the direct or indirect acquisition by any person of 20% or more of the voting power of the outstanding shares of Company common stock, including any tender offer or exchange offer that if consummated would result in any person beneficially owning shares of Company common stock with 20% or more of the voting power of the outstanding shares of Company common stock; or (4) the direct or indirect acquisition by any person of 20% or more of the voting power of the outstanding shares of PZN Class A common stock, including any tender offer or exchange offer that if consummated would result in any person beneficially owning shares of PZN Class A common stock with 20% or more of the voting power of the outstanding shares of PZN Class A common stock.

We have also agreed in the merger agreement that the Company will, and will use its reasonable best efforts to cause its representatives to, immediately (1) cease any solicitation, encouragement, discussions or negotiations with any person that may be ongoing with respect to any acquisition proposal or a potential acquisition proposal; (2) terminate access to any physical or electronic data rooms relating to a possible acquisition proposal and; and (3) request that any such person and its representatives promptly return or destroy all confidential information concerning the Company and its subsidiaries previously furnished by or on behalf of the Company or any of its subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such person that contain, reflect or analyze such information, in each case in accordance with the applicable confidentiality agreement between the Company and such person. The Company will not grant any waiver, amendment or release under any confidentiality, standstill or similar agreement (or terminate or fail to enforce such agreement) unless the Special Committee determines in good faith (after consultation with its outside counsel) that a failure to take any action would be inconsistent with the directors’ duties under applicable law.

No Solicitation Exceptions

Notwithstanding the foregoing, the Company and PIM, LLC also agreed that, at any time prior to the time the Company stockholder approvals are obtained, if the Company receives an unsolicited written acquisition proposal from any person that did not result from a breach of the non-solicitation provisions of the merger agreement, the Company, the Special Committee and any of their representatives may contact such person to clarify the terms and conditions thereof and:

(1)

the Company, the Special Committee and any of their representatives may provide information (including nonpublic information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its subsidiaries to such person if the Company receives from such person (or has received from such person) an executed a customary confidentiality agreement; and

(2)

the Company, the Special Committee and any of their representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such person with respect to such acquisition proposal, if and only to the extent that prior to taking any action described in clause (1) or (2) above, the Board (or the Special Committee acting on behalf of the Board) determines in good faith (after consultation with its outside counsel and financial advisor) that such acquisition proposal either constitutes a superior proposal (as defined below) or would reasonably be expected to result in a superior proposal.

Under the merger agreement, “superior proposal” means a bona fide acquisition proposal (with references to 20% being deemed to be replaced with references to 50%) that the Board (or the Special Committee acting on its behalf) has determined in its good faith judgment (after consultation with outside legal counsel and its financial advisors) is more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the merger agreement.

No Change of Recommendation

The merger agreement provides that (subject to certain exceptions described below) the Board will not (1) withhold, withdraw, suspend, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, suspend, qualify, amend or modify, in a manner adverse to PIM, LLC or Merger Sub, the Board’s recommendation that the Company stockholders adopt the merger agreement (which we refer to as the “Company Recommendation”) or fail to include the Company Recommendation in this proxy statement; (2) adopt, approve, endorse or recommend, or propose publicly to adopt, approve, endorse or recommend, or otherwise publicly declare advisable an acquisition proposal; (3) fail to issue a press release that publicly reaffirms the Company Recommendation as promptly as practicable (but in any event within 10 business days) after receipt of a written request by PIM, LLC to provide such reaffirmation following the date any acquisition proposal is first published or sent, given or communicated to the holders of shares of PZN Class A common stock (provided that PIM, LLC may make such request only once with respect to such acquisition proposal unless such acquisition proposal is subsequently materially modified, in which case, PIM, LLC may make such request once each time such material modification is made); (4) fail to recommend against any public tender offer or exchange offer for shares of PZN Class A common stock that is subject to Regulation 14D of the Exchange Act within 10 business days after commencement of such tender offer or exchange offer; or (5) publicly resolve, propose or agree to do any of the foregoing (we refer to each of the foregoing as a “change of recommendation”), or cause the Company to enter into any alternative acquisition agreement.

No Change of Recommendation Exceptions

Intervening Event; Superior Proposal

Notwithstanding the foregoing, the Company and PIM, LLC agreed that, prior to the time the Company stockholder approvals are obtained, the Board (or the Special Committee acting on its behalf) may effect a change of recommendation if:

(1)

the Special Committee determines in good faith (after consultation with its outside legal counsel) that, as a result of the occurrence of an intervening event (as defined below), failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; or

(2)

the Company receives an unsolicited written acquisition proposal (provided that such acquisition proposal did not result from any material breach of the Company’s non-solicitation obligations under the merger agreement) that the Special Committee determines in good faith (after consultation with outside counsel and its financial advisors) constitutes, or is reasonably likely to result in, a superior proposal (taking into account any adjustments to the terms and conditions of the merger proposed by PIM, LLC in response to such superior proposal), provided that, in the event of clause (2), the Board (or the Special Committee acting on its behalf) will not, and will cause the Company not to, effect a change of recommendation unless:

(a)

the Special Committee has given PIM, LLC at least three business days’ prior written notice of its intention to take such action (which notice must include a copy of such superior proposal (if in writing) or a summary of the material terms and conditions of such superior proposal (if made orally) that serves as the basis for such action and the identity of the person or group of persons making such superior proposal);

(b)	the Special Committee has negotiated, and has caused its representatives to negotiate, in good faith with PIM, LLC during such notice period, to the extent PIM, LLC wishes to negotiate, to enable PIM,

LLC to propose revisions to the terms of the merger agreement such that it would cause such superior proposal to no longer constitute a superior proposal; and

(c)

following the end of such notice period, the Special Committee has considered in good faith such proposed revisions, and has determined in good faith (after consultation with outside counsel and its financial advisors) that the superior proposal nevertheless continues to constitute a superior proposal if the revisions proposed were to be given effect.

An “intervening event” means an event, development, change or occurrence (but specifically excluding any acquisition proposal or superior proposal) that is material to the Company and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Special Committee as of the date of the merger agreement (or the material consequences of which were not reasonably foreseeable to the Special Committee acting as of the date of the merger agreement); provided that in no event will any of the following constitute an intervening event: (x) the fact, in and of itself, that the Company or any of its subsidiaries meets, fails to meet or exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such performance that are not otherwise excluded from the definition of intervening event may be taken into account in determining whether there has been, or will be, an intervening event), (y) any change, in and of itself, in the market price or trading volume of PZN Class A common stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its subsidiaries (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of intervening event may be taken into account in determining whether there has been, or will be, an intervening event) or (z) any changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets.

Stockholders Meeting

The Company has agreed to use reasonable best efforts to take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the special meeting as promptly as practicable, subject to compliance with DGCL and the Exchange Act (and the rules and regulations promulgated thereunder), following the mailing of this proxy statement; provided that the Company may postpone or adjourn the special meeting (1) with the consent of PIM, LLC, (2) for the absence of a quorum or (3) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable law and for such disclosure to be disseminated and reviewed by the Company’s stockholders prior to the special meeting.

Filings; Other Actions; Notification

Subject to the terms of the merger agreement, the Company, PIM, LLC and Merger Sub will each cooperate with each other and use their respective reasonable best efforts to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including by:

•

obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from governmental entities, and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity, including (1) in connection with certain antitrust, competition or trade regulation laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition and including any laws that relate to foreign investments (each of which we refer to as a “regulatory law”); (2) certain regulatory approvals or clearances relating to governmental entities in the jurisdictions of Ireland and Ontario; and (3) certain notices or notifications relating to governmental entities in the jurisdictions of South Africa and Australia (which we refer to collectively as the

“governmental consents”). For more information regarding the required approvals, please refer to the section of this proxy statement entitled “Special Factors – Regulatory Approvals”;

•	obtaining all other necessary consents, approvals or waivers from third parties;

•

defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement; and

•	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

In addition, subject to the terms of the merger agreement, the Company and PIM, LLC will cooperate with each other in (1) determining whether any filings are required to be made with, or governmental consents are required to be obtained from, any governmental entities (including in any foreign jurisdiction in which the Company or its subsidiaries are operating any business) and (2) to the extent not made prior to the date of the merger agreement, timely making or causing to be made all such applications and filings as promptly as practicable.

Each party will supply as promptly as practicable such information, documentation, other material or testimony that may be requested by any governmental entity, including by complying at the earliest reasonably practicable date with any request under or with respect to the HSR Act, any other governmental consent and any such other applicable laws for additional information, and documents or other materials received by PIM, LLC or the Company or any of their respective subsidiaries from any governmental entity in connection with such applications or filings or the transactions contemplated in the merger agreement.

None of the parties will (1) propose or commit to any extension of any waiting period under any regulatory law without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed) or (2) propose or commit to any agreement not to consummate the merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other parties (which consent may be withheld in its sole discretion).

Financing

Pursuant to the merger agreement, PIM, LLC and each of its subsidiaries agreed to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the required amounts on or prior to the date on which the merger is required to be consummated pursuant to the terms thereof. In furtherance and not in limitation of the foregoing, PIM, LLC agreed to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the debt financing on the terms and subject only to the conditions described in the debt commitment letter as promptly as possible but in any event prior to the date on which the merger is required to be consummated pursuant to the merger agreement, including to (1) maintain in effect the debt commitment letter and, to the extent entered into prior to the closing, the definitive agreements relating to the financing (which we refer to as the “definitive financing agreements”), (2) negotiate and enter into the definitive financing agreements with respect to the debt financing consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) and without any prohibited modification, (3) satisfy on a timely basis all conditions in the debt commitment letter and the definitive financing agreements and complying with all obligations thereunder and (4) enforce its rights under the debt commitment letter and to comply with its obligations and enforce its rights, under the debt commitment letter and definitive financing agreements in a timely and diligent manner.

Neither PIM, LLC nor any of its subsidiaries will, without the prior written consent of the Company: (1) permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under, the debt commitment letter or the definitive financing agreements if such amendment, replacement, supplement, modification, waiver or remedy (a) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the debt financing, (b) reduces the aggregate principal amount of the debt financing (as described in the section of this proxy statement entitled “Special Factors – Financing of the Merger”), (c) adversely affects the ability of PIM, LLC to enforce its rights against other parties to the debt commitment letter or the definitive financing agreements as so amended, replaced, supplemented or otherwise modified or (d) could otherwise reasonably be expected to prevent, impede or delay the consummation of the merger and the other transactions contemplated by the merger agreement (collectively, the “prohibited modifications”); or (2) terminate the debt commitment letter or any definitive financing agreement. PIM, LLC will promptly deliver to the Company copies of any such amendment, replacement, supplement, termination, modification or waiver.

In the event that any portion of the debt financing becomes unavailable, regardless of the reason therefor, PIM, LLC will (1) promptly notify the Company in writing of such unavailability and the reason therefor and (2) use reasonable best efforts, and cause each of its subsidiaries to use their reasonable best efforts, to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing for any such unavailable portion from the same or alternative sources in an amount sufficient, when taken together with the available portion of the debt financing, to consummate the transactions contemplated by the merger agreement and to pay the required amounts and which does not include any prohibited modifications or conditions to the consummation of such alternative financing that are more onerous, taken as a whole, than the conditions set forth in the debt commitment letter as of the date of the merger agreement. PIM, LLC will provide (or cause to provide) the Company with prompt oral and written notice of any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the debt commitment letter or any definitive financing agreement and a copy of any written notice or other written communication from any debt commitment party or other financing source with respect to any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the debt commitment letter or any definitive financing agreement of any provision thereof. PIM, LLC agreed to keep the Company reasonably informed on a current basis, upon reasonable written request by the Company, of the status of its efforts to consummate the debt financing, including any alternative financing.

Conditions to the Merger

The respective obligations of the Company, PIM, LLC and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are subject to the fulfillment or waiver at or prior to the effective time of the merger of the following conditions:

•	the Company stockholder approvals have been obtained;

•	no court or other governmental entity has entered, enacted, promulgated, enforced or deemed applicable any law or order that prohibits or makes illegal the consummation of the merger; and

•

any waiting period (and any extension thereof) under the HSR Act relating to the merger has expired or been earlier terminated; and the applicable governmental consents have been received from the governmental entities in Ireland and Ontario (as described in the section of this proxy notice entitled “Special Factors – Regulatory Approvals”).

The Company’s obligation to effect the merger is also subject to the fulfillment or waiver in writing by the Company at or prior to the effective time of the merger of the following additional conditions:

•

the representations and warranties of PIM, LLC and Merger Sub set forth in the merger agreement must be true and correct in all material respects at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•

PIM, LLC and Merger Sub must have performed and complied with their covenants and agreements contained in the merger agreement to be performed or complied with by each of them prior to or at the closing in all material respects; and

•	PIM, LLC must have delivered to the Company a certificate, dated as of the closing date and signed by an executive officer of PIM, LLC, certifying that all of the above conditions have been satisfied.

The obligations of PIM, LLC and Merger Sub to effect the merger are also subject to the fulfillment or waiver in writing by PIM, LLC at or prior to the effective time of the merger of the following additional conditions:

•

the representations and warranties of the Company regarding its organization, good standing and qualification, corporate power and authority, certain aspects of its capitalization and the absence of broker’s, finder’s or financial advisor’s fees must be true and correct in all material respects at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the other representations and warranties of the Company set forth in the merger agreement (disregarding all qualifications as to materiality or Company material adverse effect contained therein) must be true and correct at and as of the closing date (except to the extent expressly made as of an earlier date) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not be reasonably likely to result in a Company material adverse effect;

•	the Company must have performed and complied with its covenants and agreements in the merger agreement to be performed or complied with by it prior to or at the closing in all material respects;

•

since the date of the merger agreement, there must have not been any effect that, individually or in the aggregate, has had a Company material adverse effect that is continuing in effect or is reasonably likely to result in a Company material adverse effect; and

•	the Company must have delivered to PIM, LLC a certificate, dated as of the closing date and signed by an officer of the Company, certifying that all of the above conditions have been satisfied.

Termination

The Company and PIM, LLC may, by mutual written consent, terminate and abandon the merger agreement at any time prior to the effective time of the merger.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger (subject to certain exceptions described below), as follows:

•	by either PIM, LLC or the Company, if:

•

the effective time of the merger has not occurred on or before January 26, 2023 (which we refer to as the “outside date”) (provided, however, that the right to terminate the merger agreement will not be available to any party whose breach of its obligations under the merger agreement in any material respect has contributed to the failure to consummate the merger on or prior to such date);

•	the special meeting, including any postponement or adjournment thereof, has concluded and the Company stockholder approvals have not been obtained; or

•

any court of competent jurisdiction has issued or entered an injunction or a similar order has been entered permanently enjoining or otherwise prohibiting the consummation of the merger and such injunction has become final and non-appealable (provided, however, that the party seeking to terminate the merger agreement must have used such efforts as required under the merger agreement to prevent, oppose and remove such injunction);

•	by the Company, if:

•	PIM, LLC or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements set forth in the merger agreement,

which breach or failure to perform (1) would result in a failure of a condition to the Company’s obligation to close the merger or failure of the closing of the merger to occur and (2) cannot be cured by the outside date or, if curable, is not cured within 30 days following the Company’s delivery of written notice to PIM, LLC of such breach (provided, however, that the right to terminate the merger agreement will not be available to the Company if it is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach would result in a failure of a condition to PIM, LLC’s and Merger Sub’s obligation to close the merger) (which we refer to as “PIM, LLC’s or Merger Sub’s breach”); or

•

(1) the conditions to PIM, LLC’s and Merger Sub’s obligation to close the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger, provided that those other conditions would be satisfied if the closing of such merger were on such date); (2) the Company has irrevocably notified PIM, LLC in writing that it is ready, willing and able to consummate the closing of the merger; and (3) PIM, LLC and Merger Sub fail to complete the closing of the merger on the date on which the closing is otherwise required to occur pursuant to the merger agreement (which we refer to as “PIM, LLC’s and Merger Sub’s failure to close”);

•	by PIM, LLC, if:

•

the Company has breached or failed to perform in any material respect any of its representation, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (1) would result in a failure of a condition to PIM, LLC’s and Merger Sub’s obligation to close the merger and (2) cannot be cured by the outside date or, if curable, is not cured within 30 days following PIM, LLC’s delivery of written notice to the Company of such breach (provided, however, that the right to terminate the merger agreement will not be available to PIM, LLC if it or Merger Sub is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach would result in a failure of a condition to the Company’s obligation to close the merger); or

•	the Board makes a change of recommendation prior to the receipt of the Company stockholder approvals.

PIM, LLC Termination Fee

PIM, LLC is required to pay a termination fee of $8,000,000 (which we refer to as the “termination fee”) to the Company if the merger agreement is terminated in certain circumstances.

The termination fee would be payable if:

(1)	the Company terminates due to PIM, LLC’s or Merger Sub’s material uncured breach;

(2)	the Company terminates due to PIM, LLC’s and Merger Sub’s failure to close;

(3)

the Company or PIM, LLC terminates due to the failure to complete the merger before the outside date (if at such time the Company could have validly terminated the merger agreement for either of the reasons set forth in clauses (1) or (2) above);

(4)

the Company terminates due to a final and non-appealable order by a court of competent jurisdiction prohibiting the consummation of the merger (if at such time the Company could have validly terminated the merger agreement for the reason set forth in clause (1) above and PIM, LLC’s material breach was a proximate cause of such order or action); or

(5)

PIM, LLC terminates due to a final and non-appealable order by a court of competent jurisdiction prohibiting the consummation of the merger (if at such time the Company could have validly terminated the merger agreement for the reason set forth in clause (2) above and PIM, LLC’s material breach was a proximate cause of such order or other action).

In case of a termination of the merger agreement for any of the foregoing reasons, PIM, LLC must pay us the termination fee within three business days after termination of the merger agreement. In no event will PIM, LLC be required to pay or cause to be paid the termination fee on more than one occasion, and the termination fee will be paid by the Company as a one-time special dividend in respect of the shares of PZN Class A common stock. Notwithstanding anything to the contrary in the merger agreement or otherwise, and other than as provided in certain provisions of the merger agreement, each of the parties to the merger agreement expressly acknowledged and agreed that (1) the Company’s right to receive the termination fee will be the sole and exclusive monetary remedy of the Company against PIM, LLC or Merger Sub for any and all liabilities, claims, losses, damages, obligations, costs or expenses (in each case whether at law or in equity, whether in contract, tort, statute or otherwise) actually or allegedly suffered or incurred, directly or indirectly arising out of or in connection with the merger agreement, the documents related thereto, or the transactions contemplated in the merger agreement or the documents related thereto (and the abandonment or termination of the merger agreement or the documents related thereto), or any matter forming the basis for any such termination (we refer to all such documents, transaction and matters collectively as the “transaction matters”), and (2) upon such termination by the Company or PIM, LLC, as applicable, and payment of the termination fee, neither the Company nor any other person will be entitled to bring or maintain any action, claim or proceeding against PIM, LLC or Merger Sub, and neither PIM, LLC nor Merger Sub will have any further liability or obligation, in each case directly or indirectly relating to, or arising out of, the transaction matters.

Remedies; Specific Performance

The parties have agreed that irreparable damage would occur if any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. Each party has agreed that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy available to it in law or equity, including monetary damages) to (1) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (2) an injunction restraining such breach or threatened breach.

Each party has further agreed that (1) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided in the merger agreement on the basis that any other party thereto has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (2) there is no necessity for any person to post a bond or other form of security with or as a condition to obtaining such injunction, specific performance or other equitable relief and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Notwithstanding the foregoing, the parties explicitly agreed that the Company’s right to seek an injunction, specific performance or other remedies to enforce PIM, LLC’s obligation to cause the closing to occur (but not the right of the Company to seek an injunction, specific performance or other equitable remedies for any other reason) is subject to the requirements that: (1) the conditions to the obligations of PIM, LLC and Merger Sub to effect the merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, provided that those other conditions would be capable of being satisfied if the closing were on such date); (2) the debt financing or any alternative financing has been funded (including into escrow) or would be required to be so funded in accordance with the terms thereof at the closing if the closing otherwise occurs; (3) the Company has irrevocably confirmed by written notice to PIM, LLC that (x) all conditions to the Company’s obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, provided that those other conditions would be capable of being satisfied if the closing were on such date) or the Company is willing to waive any unsatisfied conditions and (y) the Company is ready, willing and able to take such actions required of them by the merger agreement to cause the closing to occur and will take such actions at the closing; and (4) PIM, LLC has failed to consummate the closing prior to the third business day following the delivery of such confirmation.

Additional Covenants

The merger agreement contains certain other covenants, including covenants relating to cooperation in the preparation and filing of this proxy statement and the Schedule 13E-3, public announcements and the application of takeover statutes and Rule 16b-3 under the Exchange Act.

Indemnification; Directors’ and Officers’ Insurance

The Surviving Company, PIM, LLC and Merger Sub have agreed that all rights to exculpation, indemnification and advancement of expenses existing as of the date of the merger agreement, in favor of the current and former directors and officers of the Company and its subsidiaries, as provided in the Company’s and each of its subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any agreement, will survive the merger and will continue in full force and effect. In addition, for a period of six years following the effective time of the merger, the Surviving Company will, and PIM, LLC will cause the Surviving Company to, maintain in effect terms no less favorable to directors, officers or employees than the exculpation, indemnification and advancement of expenses provisions of the Company’s and its subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the effective time of the merger or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the effective time of the merger, and such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of the Company or any of its subsidiaries, provided that all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim. From and after the effective time of the merger, PIM, LLC will assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and will cause the Surviving Company and its subsidiaries to honor, in accordance with their respective terms, each of the covenants in the merger agreement contained in certain provisions relating to indemnification and insurance.

From and after the effective time of the merger, the Surviving Company will, and PIM, LLC will cause the Surviving Company to (and PIM, LLC will be jointly and severally liable for the obligation to), indemnify and hold harmless (and advance funds in respect of each of the indemnified parties as defined below; provided that the person to whom expenses are advanced must, if required by law, provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer and employee of the Company and its subsidiaries and each individual who was serving at the request of the Company or its subsidiaries as a director, officer, employee, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, which we refer to along with each such person’s heirs, executors or administrators as the “indemnified parties,” against any costs or expenses (including advancing reasonable attorneys’ fees in advance of the final disposition of any claim, suit, proceeding or investigation to each indemnified party to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with their service as a director, officer or employee of the Company or any of its subsidiaries (including acts or omissions in connection with such indemnified party’s service as officer, director, member, trustee or fiduciary in any other entity if such service was at the request or for the benefit of, the Company) before or after the effective time of the merger.

For a period of six years from the effective time of the merger, PIM, LLC will cause the Surviving Company to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger; provided that PIM, LLC and the Surviving Company will not be required to pay for such coverage under such policies an aggregate amount in excess of 350% of the last annual premium paid by the Company prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement under such policy (which we refer to as the “premium cap”), and if such premiums would at any time exceed the premium cap, PIM, LLC and the Surviving Company will purchase as much coverage as reasonably practicable for such amount. At the Company’s option, in lieu of the foregoing, the Company may purchase, prior to the effective time of the merger, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger, covering without limitation the transactions contemplated by the merger agreement if and to the extent the same may be obtained for an aggregate amount that does not exceed the premium cap. If such “tail” prepaid policy has been obtained by the Company prior to the effective time of the merger, PIM, LLC will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations under such policy to be honored by the Surviving Company, and no other party will have any further obligation to purchase or pay for insurance under the merger agreement.

PIM, LLC will cause to be paid all reasonable expenses, including reasonable attorney’s fees, that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided for in certain provisions of the merger agreement relating to indemnification and insurance.

The rights of each indemnified party under the merger agreement will be in addition to, and not in limitation of, any other rights such indemnified party may have under the certificates of incorporation or bylaws or other organizational documents of the company or any of its subsidiaries or the Surviving Company, any other indemnification arrangement, the DGCL, the LLC Act or otherwise. The foregoing indemnity obligations will survive the consummation of the merger and are enforceable by each of the indemnified parties.

In the event PIM, LLC, the Surviving Company or any of their respective successors or assigns (1) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (2) transfers all of substantially all of its properties and assets to any person, then, and in either such case, proper provision will be made so that the successors and assigns of PIM, LLC or the Surviving Company, as the case may be, will assume the foregoing indemnity obligations.

Amendments or Waiver

Subject to certain provisions relating to the financing under the merger agreement, at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of the Company or the managing member of the Merger Sub, any provision of the merger agreement may be amended (by action taken or authorized by their respective boards of directors or managing member, in the case of Company and Merger Sub, respectively) or waived only by a signed written agreement by the Company and PIM, LLC or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that, after receipt of the Company stockholder approvals or adoption of the merger agreement by the managing member of Merger Sub, no amendment or waiver will be effective without further approval by the Company stockholders or the managing member of Merger Sub, as applicable, if required by applicable law.

Exercise of Discretion

The prior approval of the Special Committee is required for any amendment or waiver of any provision of the merger agreement, any decision, confirmation or determination made by the Company, any approval or consent granted by the Company, and any other action taken by the Company or the Board under or with respect to the merger agreement.

THE VOTING AGREEMENT

The following describes the material provisions of the voting agreement), which is attached as Annex E to this proxy statement and which is incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. You are encouraged to read carefully the voting agreement in its entirety.

Concurrently with the execution of the merger agreement on July 26, 2022, the management stockholders entered into a voting agreement with the Company in connection with the transactions contemplated by the merger agreement.

Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause the holder of record on any applicable record date to vote) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them in connection with any meeting of the stockholders of the Company or of the limited partners of PIM, LP (as defined below), as applicable (including any adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of the Company or limited partners of PIM, LP, as applicable, as follows:

•

in favor of the approval of the merger agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the merger agreement on the date on which the meeting is held); and

•

against (1) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (2) any action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B Common Stock subject to the voting agreement are owned through PIM, LP, a partnership formed with the objective of aggregating employee ownership in PIM, LLC into one entity. As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted.

Moreover, each management stockholder agreed not to (1) take any action, or fail to take any action within his or her reasonable control, that would be reasonably likely to adversely affect or delay the ability of such management stockholder to comply with and perform its covenants and agreements under the voting agreement and (2) purchase or otherwise acquire, directly or indirectly, any additional shares of PZN Class A common stock.

The voting agreement will terminate upon the earliest to occur of the effective time of the merger and the valid termination of the merger agreement in accordance with its terms.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements”, including statements about the potential benefits of the proposed merger, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of the closing of the merger. When used in this communication, the words “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022, and the following:

•	economic conditions in the markets in which the Company operates;

•	new federal or state governmental regulations;

•	the Company’s ability to effectively operate, integrate and leverage any past or future strategic initiatives;

•	statements regarding the merger and related matters;

•	the ability to meet expectations regarding the timing and completion of the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the failure to obtain the Company stockholder approvals or the failure to satisfy any of the other conditions to the completion of the merger;

•	risks relating to the financing required to complete the merger;

•

the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally;

•	risks associated with the disruption of management’s attention from ongoing business operations due to the transaction;

•	significant transaction costs, fees, expenses and charges; and

•	the risk of litigation and/or regulatory actions related to the transaction;

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to within this document, including, but not limited to, (1) the information contained under this heading and (2) the information contained in the section of this proxy statement entitled “Certain Effects on the Company if the Merger Is Not Completed” and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022. See the section of this proxy statement entitled “Where You Can Find More Information.” Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above may not be able to be controlled by the Company.

PARTIES TO THE MERGER

The Company

Pzena Investment Management, Inc.

320 Park Avenue,

New York, New York 10022

(212) 355-1600

Pzena Investment Management, Inc. is a Delaware corporation. Pzena Investment Management, Inc. was formed in 2007 and is the sole managing member of PIM, LLC, which is our operating company. Founded in 1995, Pzena Investment Management, LLC is a value-oriented investment management company. The Company has built a diverse, global client base of respected and sophisticated institutional investors, select third-party distributed mutual funds for which it acts as sub-investment adviser, and funds for which it acts as investment adviser.

For more information about the Company, please visit the Company’s website at www.pzena.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section of this proxy statement entitled “Where You Can Find More Information.” PZN Class A common stock is listed on the NYSE under the symbol “PZN.”

PIM, LLC and Merger Sub

PIM, LLC was formed on November 27, 1995, for the purpose of managing investment portfolios for, and provide investment advice to, investors of all kinds, including individuals, endowments, trusts and estates, charitable foundations, partnerships, corporations, mutual funds, investment funds and other investment companies, and tax-exempt funds such as pension and profit-sharing plans, to engage in any and all businesses and activities similar to, related to or which will enhance any of the foregoing. PIM, LLC is the operating company of the Company, which is the sole managing member of PIM, LLC. The principal office address of PIM, LLC is c/o Pzena Investment Management, LLC, 320 Park Avenue, 8th Floor, New York, NY 10022. The telephone number at the principal office is (212) 355-1600.

Merger Sub was formed on July 25, 2022, solely for the purpose of completing the merger and has conducted no business activities other than those related to the structuring and negotiation of the merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of PIM, LLC and has not engaged in any business except as contemplated by the merger agreement. The principal office address of Merger Sub is c/o Panda Merger Sub, LLC, 320 Park Avenue, 8th Floor, New York, NY 10022. The telephone number at the principal office is (212) 355-1600.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to the Company’s stockholders as part of the solicitation of proxies for use at a virtual meeting conducted solely online via live webcast at [                ] on [                ], 2022, at [                ] Eastern Time. At the special meeting, holders of the shares of Company common stock entitled to vote at the special meeting will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal.

The Company’s stockholders must approve the Merger Agreement Proposal in order for the merger to occur. If the Company’s stockholders fail to approve the Merger Agreement Proposal, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement. You are encouraged to read the merger agreement carefully in its entirety.

The votes on the Adjournment Proposal and the Merger-Related Compensation Proposal are separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and/or the Merger-Related Compensation Proposal and vote against the Merger Agreement Proposal.

Record Date and Quorum

We have fixed [            ], 2022 as the record date for the special meeting, and only Company stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. Each holder of PZN Class A common stock is entitled to one vote on each of the proposals for each share of PZN Class A common stock owned as of the close of business on the record date. Each holder of PZN Class B common stock is entitled to five votes on each of the proposals for each share of PZN Class B common stock owned as of the close of business on the record date. The holders of PZN Class A common stock and the holders of PZN Class B common stock will vote together on each of the proposals. As of the close of business on the record date, there were [              ] shares of PZN Class A common stock outstanding and [              ] shares of PZN Class B common stock outstanding.

The presence virtually or by proxy of the holders of a majority of the outstanding shares of Company common stock will constitute a quorum for the transaction of business at the special meeting. If you submit a properly executed proxy card, even if you vote “AGAINST” the proposal or vote to “ABSTAIN” in respect of the proposal, your shares of common stock will be counted for purposes of calculating whether a quorum is present.

A quorum is necessary to transact business at the special meeting. Once a share of Company common stock entitled to vote at the special meeting is present virtually or by proxy at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, even if the share of Company common stock is not voted, including any shares of Company common stock for which a stockholder directs to abstain from voting. If a quorum is not present at the special meeting, under the Company’s bylaws, the stockholders entitled to vote at the special meeting present virtually or represented by proxy, will have the power to adjourn the special meeting until a quorum is present or represented.

Attendance

Only stockholders of record on the record date or their duly authorized proxies have the right to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of both (1) a majority of the outstanding votes and (2) a majority of the unaffiliated shares, in each case assuming a quorum is present. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The commitment of the management stockholders to vote the subject shares in favor of the adoption of the merger agreement ensures the approval of a majority of the outstanding votes. For more information, see the section of this proxy statement entitled “The Voting Agreement.”

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present virtually or by proxy and entitled to vote on the Adjournment Proposal at the special meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes present virtually or by proxy and entitled to vote on the matter at the special meeting, assuming a quorum is present. For the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Company common stock owned directly by them in favor of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. As of [            ], 2022, the record date for the special meeting, our directors and executive officers, as a group, owned and were entitled to vote [            ] shares of PZN Class A common stock and [            ] shares of PZN Class B common stock, collectively representing approximately [            ]% off the aggregate voting power of the Company common stock entitled to vote at the special meeting.

Management Stockholders’ Obligation to Vote in Favor of the Merger

Concurrently with the execution of the merger agreement on July 26, 2022, the management stockholders entered into a voting agreement with the Company in connection with the transactions contemplated by the merger agreement. Pursuant to the voting agreement, the management stockholders agreed to vote (or cause to be voted) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them: (1) in favor of (a) the approval of the merger agreement, and (b) any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement (including any proposal to adjourn any meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve the merger agreement on the date on which the meeting is held); and (2) against any action that would (a) result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (b) reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

All of the shares of PZN Class B common stock subject to the voting agreement are owned through PIM, LP. As a result of (x) the management stockholders’ control of PIM, LP and (y) the stockholders’ agreement entered into by all of the holders of PZN Class B common stock, pursuant to which such holders agreed to vote all shares of PZN Class B common stock then held by them in accordance with the majority of votes of PZN Class B common stockholders taken in a preliminary vote of the PZN Class B common stockholders, the voting agreement is expected to result in all outstanding shares of PZN Class B common stock being voted in favor of the Merger Agreement Proposal, with the result that such proposal will be adopted.

For more information, see the section of this proxy statement entitled “The Voting Agreement.”

Voting

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares of Company common stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the special meeting or vote by proxy card using any of the methods set forth below under “– How to Vote.” Whether or not you plan to register for and attend the special meeting, the Company urges you to fill out and return the proxy card or vote by proxy over the telephone or Internet to ensure your vote is counted.

If you fail to vote, either virtually or by proxy, your shares of Company common stock will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, your failure to vote will have (1) the effect of counting as a vote “AGAINST” the Merger Agreement Proposal, which requires the affirmative vote of (a) a majority of the outstanding shares and (b) a majority of the unaffiliated shares, in each case assuming a quorum is present and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If your shares of Company common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares of Company common stock. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company common stock. In order to attend and vote at the special meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee, identifying you as a stockholder of the Company, authorizing you to act on behalf of the nominee at the special meeting and specifying the number of shares of Company common stock with respect to which the authorization is granted.

Your bank, broker or other nominee will only be permitted to vote your shares of Company common stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company common stock. Under the rules of the NYSE, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the special meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the special meeting, there should not be any broker non-votes.

A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal, which requires the affirmative vote of (a) a majority of the outstanding shares and (b) a majority of the unaffiliated shares, in each case assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted towards determining whether a quorum is present.

If you instruct your bank, broker or other nominee how to vote on at least one, but not all of the proposals to be considered at the special meeting, your shares of Company common stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the special meeting.

Abstentions

An abstention will count for the purpose of determining if a quorum is present at the special meeting, and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and the Merger-Related Compensation Proposal. Abstentions will have no effect with respect to the Adjournment Proposal.

How to Vote

If you are a stockholder of record as of the record date, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	visit the website shown on your proxy card to submit your proxy via the Internet;

•	call the toll-free number for telephone proxy submission shown on your proxy card;

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope; or

•	appear virtually at the special meeting and vote electronically.

If you are a beneficial owner of the shares of Company common stock as of the record date, you will receive instructions from your bank, broker or other nominee that describe the procedures for voting your shares of Company common stock. You should follow the instructions provided by your bank, broker or other nominee. Those instructions will identify which of the above choices are available to you to vote your shares of Company common stock. In order to attend and vote at the special meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee, identifying you as a stockholder of the Company, authorizing you to act on behalf of the nominee at the special meeting and specifying the number of shares of Company common stock with respect to which the authorization is granted.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company common stock and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Your vote must be received via the Internet or telephone by 11:59 p.m. Eastern Time on [                ], 2022, the day before the special meeting, for your shares of Company common stock to be voted at the special meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with the Company’s Corporate Secretary no later than 11:59 p.m. Eastern Time on [                ], 2022, the day before the special meeting. You may also attend the special meeting virtually. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each or either of them, with full power of substitution and revocation, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company common stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company common stock should be voted on any particular matter, the shares of Company common stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Company common stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.

If you have any questions or need assistance voting your shares of Company common stock, please call MacKenzie, our proxy solicitor, toll-free at (800) 322-2885.

It is important that you submit a proxy for your shares of Company common stock promptly. Therefore, whether or not you plan to attend the special meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope, or submit your proxy using the telephone or internet procedures that may be provided to you. If you attend the special meeting virtually and vote electronically, your vote electronically will revoke any proxy previously submitted. If you hold your shares of Company common stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.

Adjournments and Postponements

Any adjournment of the special meeting may be made from time to time by the vote of a majority of the votes cast by the stockholders present virtually or by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present, or, if no quorum is present or represented at the special meeting, by the person presiding over the special meeting, in each case, without notice other than announcement at the special meeting of the time and place of the adjourned meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement Proposal, then the Company’s stockholders may be asked to vote on one or more proposals to adjourn the special meeting to a later date or dates (as further described in the section of this proxy statement entitled “Adjournment of the Special Meeting” (the “Adjournment Proposal – Proposal 2”)). Any adjournment of the special meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow the Company’s stockholders who have already sent in their proxies to revoke them with respect to such proposal at any time prior to their use at the reconvened special meeting.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction or waiver of customary closing conditions, we anticipate that the merger will be completed in the fourth quarter of 2022. Assuming our stockholders vote to approve the Merger Agreement Proposal, the closing of the merger will take place on the second business day following the day on which the last of the conditions to the closing (described in the section of this proxy statement entitled “Conditions to the Merger”) has been satisfied or waived (to the extent waivable under applicable law and the merger agreement), other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions), unless otherwise agreed in writing by the Company and PIM, LLC.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged MacKenzie to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay MacKenzie a fee of $[            ], and to reimburse MacKenzie for reasonable out-of-pocket expenses. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Company common stock for their expenses in forwarding soliciting materials to beneficial owners of the shares of Company common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or virtually. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call MacKenzie, our proxy solicitor, toll-free at (800) 322-2885.

THE MERGER

(THE MERGER AGREEMENT PROPOSAL – PROPOSAL 1)

The Proposal

The Company is asking you to approve the proposal to adopt the Agreement and Plan of Merger, dated as of July 26, 2022, by and among PIM, LLC, Merger Sub and the Company, pursuant to which, among other things, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger as the Surviving Company and a wholly owned subsidiary of PIM, LLC. A copy of the merger agreement is attached as Annex A to this proxy statement.

Voting Agreement

Pursuant to the voting agreement, the management stockholders have agreed to vote (or cause the holder of record on any applicable record date to vote) 225,307 shares of PZN Class A common stock and 28,652,157 shares of PZN Class B common stock owned by them in connection with any meeting of the stockholders of the Company or of the limited partners of PIM, LP, as applicable (including any adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of the Company or limited partners of PIM, LP, as applicable, as follows:

•

in favor of the approval of the merger agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the merger agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the merger agreement on the date on which the meeting is held); and

•

against (1) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (2) any action that would reasonably be expected to prevent, interfere with or delay the consummation of the merger and the other transactions contemplated by the merger agreement or that would otherwise be inconsistent with the merger and the other transactions contemplated by the merger agreement.

Vote Required and Board Recommendation

The approval of the Merger Agreement Proposal requires the affirmative vote of (1) a majority of the outstanding shares and (2) a majority of the unaffiliated shares, in each case assuming a quorum is present. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. The commitment of the management stockholders to vote the subject shares in favor of the adoption of the merger agreement ensures the approval of a majority of the outstanding votes.

The merger agreement and the merger have been unanimously approved and recommended by the Special Committee. The Board, by unanimous vote of the Company’s directors (other than the Recused Directors), recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING

(THE ADJOURNMENT PROPOSAL – PROPOSAL 2)

The Proposal

The Company is asking you to approve one or more proposals to adjourn the special meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement Proposal. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the special meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the special meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company common stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

The approval of the Adjournment Proposal requires the affirmative vote by the holders representing a majority of the votes cast by the stockholders present virtually or by proxy and entitled to vote on the Adjournment Proposal at the special meeting, whether or not a quorum is present. Accordingly, an abstention, failure to vote or broker non-vote, if any, will not have any effect on the Adjournment Proposal.

The Board, by unanimous vote of the Company’s directors (other than the Recused Directors), recommends that you vote “FOR” the Adjournment Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

(THE MERGER-RELATED COMPENSATION PROPOSAL – PROPOSAL 3)

The Proposal

As required by Item 402(t) of Regulation S-K under the Securities Act and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its NEOs in connection with the completion of the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “Special Factors – Interests of Executive Officers and Directors of the Company in the Merger – Quantification of Payments and Benefits to the Company’s Named Executive Officers.”

Vote Required and Board Recommendation

The approval of the Merger-Related Compensation Proposal requires the affirmative vote by the holders representing a majority of the votes present virtually or by proxy and entitled to vote on the Merger-Related Compensation Proposal at the special meeting, assuming a quorum is present. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger-Related Compensation Proposal.

The Company believes that the information regarding golden parachute compensation that may become payable to its NEOs in connection with the completion of the merger is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s NEOs in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the merger. The Company asks that its stockholders vote “FOR” the following resolution:

“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement entitled “Special Factors – Interests of Executive Officers and Directors of the Company in the Merger – Quantification of Payments and Benefits to the Company’s Named Executive Officers,” is hereby APPROVED on a nonbinding, advisory basis.”

This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board (or any committee thereof) to take any action. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the Company’s NEOs, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement Proposal is approved (subject only to the contractual conditions applicable thereto). However, the Board values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Board will consider the affirmative vote by the holders representing a majority of the votes cast “FOR” the foregoing resolution at the special meeting as advisory approval of the compensation that may become payable to the Company’s NEOs in connection with the completion of the merger.

The Board, by unanimous vote of the Company’s directors (other than the Recused Directors), recommends that you vote “FOR” the Merger-Related Compensation Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

The Board presently consists of nine members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The merger agreement provides, however, that the managing member of Merger Sub immediately prior to the effective time will be the managing member of the Surviving Company from and after the effective time.

The merger agreement also provides that the officers of the Company immediately prior to the effective time of the merger will, from and after the effective time, be the officers of the Surviving Company and will hold office until their successors are duly elected or appointed and qualified or until their earlier death, incapacitation, resignation, retirement or removal in accordance with the limited liability company agreement of the Surviving Company.

Neither any of these persons nor the Company has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

All of the directors and executive officers can be reached c/o Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, and each of the directors and executive officers is a citizen of the United States.

Directors

Name	Age	Position
Richard S. Pzena	63	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	64	Director, President, Co-Chief Investment Officer
William L. Lipsey	63	Director, President, Head of Business Development and Client Service
Chenyu Caroline Cai	48	Director, Executive Vice President
Steven M. Galbraith	59	Director
Joel M. Greenblatt	64	Director
Richard P. Meyerowich	79	Director
Charles D. Johnston	68	Director
Shavar D. Jeffries	47	Director

Richard S. Pzena was appointed our Chairman, Chief Executive Officer and Co-Chief Investment Officer in May 2007. Prior to forming Pzena Investment Management, LLC in 1995, Mr. Pzena was the Director of U.S. Equity Investments and Chief Research Officer for Sanford C. Bernstein & Company. Mr. Pzena joined Sanford C. Bernstein & Company in 1986 as an oil industry analyst. During 1990 and 1991, Mr. Pzena served as Chief Investment Officer, Small Cap Equities, and assumed his broader domestic equity role in 1991. Prior to joining Sanford C. Bernstein & Company, Mr. Pzena worked for the Amoco Corporation in various financial and planning roles. He earned a B.S. summa cum laude and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

John P. Goetz was appointed our President, Co-Chief Investment Officer in June 2007, and became a member of our Board in May 2011. Mr. Goetz joined us in 1996 as Director of Research and has been Co-Chief

Investment Officer since 2005. Previously, Mr. Goetz held a range of key positions at Amoco Corporation for over 14 years, most recently as the Global Business Manager for Amoco’s $1 billion polypropylene business, where he had bottom-line responsibility for operations and development worldwide. Prior positions at Amoco included strategic planning, joint venture investments and project financing in various oil and chemical businesses. Prior to joining Amoco, Mr. Goetz had been employed by The Northern Trust Company and Bank of America. He earned a B.A. summa cum laude in Mathematics and Economics from Wheaton College in 1979 and an M.B.A. from the Kellogg School at Northwestern University in 1982.

William L. Lipsey was appointed our President, and Head of Business Development and Client Service in June 2007, and became a member of our Board in May 2011. Before joining Pzena Investment Management in 1997, Mr. Lipsey was an Investment Advisory Consultant and a Senior Vice President at Oppenheimer & Company, Inc. Prior to joining Oppenheimer, Mr. Lipsey’s career included positions at Morgan Stanley, Kidder Peabody and Hewitt Associates. At Morgan Stanley and Kidder Peabody, Mr. Lipsey managed assets for institutional and private clients. He earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1980 and an M.B.A. in Finance from the University of Chicago in 1986.

Chenyu Caroline Cai was appointed Executive Vice President in February of 2019, and became a member of our Board in October 2021. She is also a co-portfolio manager for the Global, International, European and Emerging Markets strategies. Prior to joining Pzena Investment Management in 2004, Ms. Cai was a senior analyst at Alliance Bernstein LLP, from 1998 to 2004 and a business analyst at McKinsey & Company from 1996 to 1998. Ms. Cai earned a B.A. summa cum laude in Math and Economics from Bryn Mawr College in 1996. Ms. Cai holds the Chartered Financial Analyst designation.

Steven M. Galbraith has been a member of our Board since October 2007. Mr. Galbraith is a managing member of Kindred Capital, a registered investment advisor managing private investment funds exclusively for qualified investors. Previously, he was a managing member of Herring Creek Capital, and a partner at Maverick Capital where he had portfolio and general management responsibilities. Prior to joining Maverick Capital in 2004, Mr. Galbraith served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Before joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst for the packaged foods sector and securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith was an Adjunct Professor at Columbia University Business School where he taught securities analysis. He served on the Board of Trustees of Tufts University, the National Constitution Center in Philadelphia and was an advisor to the Office of Financial Research, appointed by the U.S. Treasury. He serves on the Board of Directors of the Success Academy Charter Schools as Chair, Narragansett Brewing Company, Equity Data Science, Third Way, and Said Holdings Ltd. He received his B.A. summa cum laude from Tufts University, where he was elected to Phi Beta Kappa.

Joel M. Greenblatt has been a member of our Board since October 2007. Mr. Greenblatt has been a managing partner of Gotham Capital, a hedge fund that he founded in 1985. Mr. Greenblatt is also the managing principal of Gotham Asset Management, LLC, a registered investment adviser (formerly known as Formula Investing, LLC). Since 1996, he has been an Adjunct Professor at Columbia University Business School, where he teaches Value and Special Situation Investing. Mr. Greenblatt is the former Chairman of the Board of Alliant Techsystems, a NYSE-listed aerospace and defense company. He is the author of three books, You Can Be A Stock Market Genius (Simon & Schuster, 1997), The Little Book That Beats The Market (John Wiley & Sons, 2005), and The Big Secret for the Small Investor (John Wiley & Sons, 2011). Mr. Greenblatt earned a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

Richard P. Meyerowich has been a member of our Board since October 2007. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. Mr. Meyerowich headed the National Investment Management Practice for over 10 years and served as lead partner on major investment management entities, including SEC-registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. He served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. From 2005 through 2009, he served as an external consultant for Deloitte & Touche on quality control and technical advice. From March 2011 to June 2016, Mr. Meyerowich served as a member of the Board of Directors and a member of the Audit committee of AIG Property Casualty, a global property and casualty insurance subsidiary of American International Group, Inc. Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965. He is currently retired.

Charles D. Johnston became a member of our Board in February 2014. Mr. Johnston most recently served as vice chairman of Morgan Stanley Smith Barney from 2011 to 2012. From 2009 to 2011, he was President of Morgan Stanley Smith Barney. Mr. Johnston was President and Chief Executive Officer of Smith Barney from 2004 to 2009. He served as a divisional director of Smith Barney from 1999 to 2003. Mr. Johnston is a past member of Morgan Stanley’s Operating and Management Committees, as well as Citigroup’s Management Committee, and is a regular speaker at industry events. In April 2015, Mr. Johnston became Chairman of the Board of Directors of Bank Leumi USA. He is also a member of their Investment and Risk Committees. Mr. Johnston earned a B.S. in Marketing and Finance in 1976 from Purdue University. Mr. Johnston retired in 2012.

Shavar D. Jeffries joined our Board in January 2021. Mr. Jeffries has been a partner at Lowenstein Sandler LLP, a leading national corporate law firm since 2014. He is also the President of Education Reform Now (ERN), a national education policy organization. Prior to joining Lowenstein Sandler, Mr. Jeffries was an Associate Professor of Law at Seton Hall Law School’s Center for Social Justice in Newark, New Jersey, where he litigated class-action and institutional-reform cases. From 2008 to 2010, Mr. Jeffries was counsel to the New Jersey Attorney General. Earlier in his career, Mr. Jeffries was counsel to the firm Gibbons P.C., a clerk for Judge Nathaniel R. Jones, a judge on the United States Court of Appeals for the Sixth Circuit, and an associate at Wilmer Cutler & Pickering (now WilmerHale). During his career, Mr. Jeffries has served as a Director on nearly a dozen non-profit and public-sector boards, including large organizations such as Duke University and KIPP Foundation.

Executive Officers

Name	Age	Position
Richard S. Pzena	63	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	64	President, Co-Chief Investment Officer
William L. Lipsey	63	President, Head of Business Development and Client Service, Director
Jessica R. Doran	41	Chief Financial Officer
Chenyu Caroline Cai	48	Executive Vice President, Director
Evan K. Fire	46	Chief Operating Officer

Information concerning the business experience of Richard S. Pzena, John P. Goetz, William L. Lipsey, and Chenyu Caroline Cai is provided under the section titled “Directors” above.

Jessica R. Doran was appointed to the position of Chief Financial Officer and Treasurer in July of 2016. Ms. Doran had spent over 15 years with Pzena working across various functions including operations, internal audit and as the Manager of Financial Reporting. Ms. Doran received her B.A. in Economics and Management from Gettysburg College in 2003 and an M.S. in Accounting from Fordham Graduate School of Business in 2014. Ms. Doran is a Certified Public Accountant.

Evan K. Fire was appointed our Chief Operating Officer in March, 2020. Previously, Mr. Fire served as the Chief Information & Operations Officer and Chief Information Security Officer from January 2017 through March 2020. Prior to joining Pzena Investment Management in 2003, Mr. Fire served as a Relationship Management Assistant at Brown Brothers Harriman. From October 1998 through January 2000, Mr. Fire worked as a Client Service Representative at Sanford C. Bernstein & Company. Mr. Fire earned a B.S. in Management and Finance from the School of Management Honors Program at Binghamton University in 1998.

Book Value per Share

As of August 18, 2022, the book value per share of PZN Class A common stock was $1.57. Book value per share is computed by dividing total equity at $137,957,000 by the total weighted average number of common shares outstanding, plus the dilutive effect of any potential common shares outstanding, calculated using the $9.60 per share merger consideration price, using the more dilutive of the treasury method or two-class method.

Market Price of Class A Common Stock and Dividends

PZN Class A common stock is listed on the NYSE under the symbol “PZN.” The Board has targeted a cash dividend payout ratio of approximately 60% to 70% of the Company’s as adjusted diluted net income, subject to growth initiatives and other funding needs. However, the Board may, in its discretion, modify the level of dividends, or discontinue the payment of dividends entirely.

On [    ], 2022, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for shares of PZN Class A common stock on NYSE was $[        ] per share. On July 25, 2022, the last trading day prior to the public announcement of the merger, the closing price for shares of PZN Class A common stock on the NYSE was $6.60 per share. You are encouraged to obtain current market quotations for shares of PZN Class A common stock in connection with voting your shares of Company common stock at the special meeting.

The following table sets forth, for the periods indicated, the high and low sales price of and cash dividends paid on shares of PZN Class A common stock on the NYSE.

Fiscal Year	High	Low	Dividend Paid
2020
First Quarter	$8.81	$3.75	$0.46
Second Quarter	$5.95	$3.46	$0.03
Third Quarter	$5.87	$4.60	$0.03
Fourth Quarter	$8.03	$4.85	$0.03
2021
First Quarter	$12.01	$6.985	$0.25
Second Quarter	$12.13	$9.87	$0.03
Third Quarter	$11.905	$9.5	$0.03
Fourth Quarter	$11.7499	$8.8	$0.03
2022
First Quarter	$11.05	$7.9	$0.53
Second Quarter	$8.24	$6.07	$0.03
Third Quarter	$9.61	$6.61	$0.03

If the merger is completed, PZN Class A common stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of PZN Class A common stock and PZN Class B common stock by the following persons as of August 15, 2022 (except as otherwise noted):

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company common stock underlying options and warrants held by that person that are exercisable within 60 days of August 15, 2022 are considered to be outstanding. However, the numbers in the percent of combined voting power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The address for those individuals for which an address is not otherwise indicated is: c/o Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, New York 10022.

	PZN Class A Shares Beneficially Owned(1)				PZN Class B Shares Beneficially Owned(1)				Percent of Combined
Name of Beneficial Owner	Number of Shares		Percent(2)		Number of Shares		Percent(3)		Voting Power(1)
Richard S. Pzena	4,206	(4)		*	24,783,304	(5)	43.5		41.1
John P. Goetz	—		—		5,918,054	(5)	10.4		9.8
William L. Lipsey	4,700	(6)		*	5,847,934	(5)	10.3		9.7
Chenyu Caroline Cai	178,598		1.1		1,568,873	(7)	2.8		1.6
Steven M. Galbraith	216,044	(8)	1.3		—		—			*
Joel M. Greenblatt	209,052	(9)	1.3		247,708	(10)		*		*
Richard P. Meyerowich	223,709	(11)	1.3		—		—			*
Charles D. Johnston	136,827	(12)		*	—		—			*
Shavar D. Jeffries	10,089			*	—		—			*
All executive officers and directors as a group (11 persons)	983,255	(13)	5.9		38,542,502	(14)	67.7		62.2	(13)(14)
A. Rama Krishna, c/o ARGA Investment Management, LP – 1010 Washington Blvd, Stamford, Connecticut 06901	—		—		3,121,539	(15)	5.5		5.2
Punch & Associates Investment Management, Inc., 7701 France Ave., So., Suite 300, Edina, Minnesota 55435(16)	1,923,467		11.5		—		—			*
Renaissance Technologies LLC, 800 Third Avenue, New York, New York 10022(17)	858,949		5.1		—		—			*

*	Less than 1%
(1)

Each share of PZN Class A common stock is entitled to one vote per share and each share of PZN Class B common stock is entitled to five votes per share, for so long as the number of shares of PZN Class B common stock outstanding constitutes at least 20% of the total number of shares of our common stock outstanding.

(2)	Based on 16,696,696 shares of PZN Class A common stock outstanding as of August 15, 2022.
(3)	Based on 56,969,703 shares of PZN Class B common stock outstanding as of August 15, 2022.
(4)	Includes 4,100 shares of PZN Class A common stock held by Mr. Pzena’s spouse. Mr. Pzena disclaims beneficial ownership of such shares.
(5)

Includes the number of shares of PZN Class B common stock listed below contributed to PIM, LP by the individuals named below. On January 1, 2016, pursuant to the Amended and Restated Agreement of Limited Partnership (which we refer to as the “LPA”) of PIM, LP, dated as of the same date, Messrs. Pzena, Goetz, and Lipsey and Ms. Cai became limited partners of PIM, LP and contributed to PIM, LP all of their direct holdings of (i) Class B units of PIM, LLC and (ii) shares of PZN Class B common stock in order to receive a corresponding number of limited partnership interests in PIM, LP. Pursuant to the LPA, whenever a Class B unit is issued to a limited partner of PIM, LP, such limited partner will be deemed to immediately and automatically contribute such unit and related share of PZN Class B common stock to PIM, LP, and PIM, LP will concurrently issue to such limited partner a corresponding limited partnership interest. Pursuant to the LPA, each limited partnership interest in PIM, LP will be cancelled upon redemption by a limited partner of PIM, LP for Class B units and related shares of PZN Class B common stock subject to the terms of the LPA. The Company is the general partner of PIM, LP.

Includes the number of shares of PZN Class B common stock listed below that were contributed to PIM, LP by certain trusts established for estate planning purposes by the named executive officers below, as well as PZN Class B common stock held by Mr. Pzena’s spouse. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements. Each of the persons listed below disclaims beneficial ownership of the number of shares of PZN Class B common stock and the corresponding Class B units (including the shares of PZN Class A common stock underlying the Class B units) held indirectly by the applicable trusts, and in the case of Mr. Pzena, additionally those held by his spouse.

Name of Beneficial Owner	Number of Shares of PZN Class B Common Stock Contributed to Pzena Investment Management, LP Held by Trust(s)	Number of Shares of PZN Class B Common Stock Contributed to Pzena Investment Management, LP	Number of Shares of PZN Class B Common Stock Otherwise Held Indirectly
Richard S. Pzena	7,193,186	17,590,118	42,399 (held by spouse)
John P. Goetz	708,970	5,209,084	—
William L. Lipsey	1,271,420	4,576,514	—
Chenyu Caroline Cai	—	940,133	—

(6)	Includes 4,700 shares of PZN Class A common stock held by an estate for which Mr. Lipsey serves as the personal representative.
(7)	Includes options to purchase 628,740 Class B units which are currently exercisable.
(8)

Includes 193,584 shares of deferred stock units, or “phantom stock” (inclusive of additional phantom stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of PZN Class A common stock. The shares of phantom stock become payable in a single distribution of an equal number of shares of PZN Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan (which we refer to as the “director plan”).

(9)

Includes 186,592 shares of phantom stock (inclusive of additional phantom stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of PZN Class A common stock. The shares of phantom stock become payable in a single distribution of an equal number of shares of PZN Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the director plan.

(10)

Includes 82,200 shares of PZN Class B common stock held directly by family members of Mr. Greenblatt. Mr. Greenblatt disclaims beneficial ownership of all shares of Class B common stock directly held by his family members.

(11)

Includes 201,249 shares of phantom stock (inclusive of additional phantom stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of PZN Class A common stock. The shares of phantom stock become payable in a single distribution of an equal number of shares of PZN Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the director plan.

(12)

Includes 67,297 shares of phantom stock (inclusive of additional phantom stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of PZN Class A common stock. The shares of phantom stock become payable in a single distribution of an equal number of shares of PZN Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the director plan.

(13)

Includes an aggregate of 648,722 shares of phantom stock, the terms of which are described in footnotes 8, 9, 11 and 12 above. As indicated in the foregoing footnotes, also includes shares of PZN Class A common stock held by executive officers, estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.

(14)

Includes options to purchase an aggregate of 778,740 membership units in our operating company that are currently exercisable and which, upon exercise, will entitle the holders to purchase the same number of shares of PZN Class B common stock. As indicated in the foregoing footnotes, also includes shares of PZN Class B common stock held by executive officers, estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.

(15)	Includes 625,500 shares of PZN Class B common stock held by a trust.
(16)

The number of shares owned is based on information included in the Form 13G/A filed by Punch & Associates Investment Management, Inc. (which we refer to as “Punch & Associates”), with the SEC on February 14, 2022. According to the Form 13G/A, Punch & Associates has sole dispositive power over 1,923,467 shares of PZN Class A common stock, shared dispositive power over zero shares of PZN Class A common stock, sole voting power of over 1,923,467 shares of PZN Class A common stock and shared voting power over zero shares of PZN Class A common stock.

(17)

The number of shares owned is based on information included in the Form 13G/A filed by Renaissance Technologies LLC (which we refer to as “Renaissance”), with the SEC on February 11, 2022. According to the Form 13G/A, Renaissance has sole dispositive power over 848,949 shares of PZN Class A common stock, shared dispositive power over zero shares of PZN Class A common stock, sole voting power of over 788,850 shares of PZN Class A common stock and shared voting power over zero shares of PZN Class A common stock.

Prior Public Offerings

None of the Company, PIM, LLC, Merger Sub nor any of their respective affiliates have made an underwritten public offering of shares of Company common stock for cash during the past three years that was registered under the Securities Act, or exempt from registration under Regulation A promulgated under the Securities Act.

Certain Transactions Involving the Company, PIM, LLC and/or Mr. Pzena

The following table sets forth the amount of the PZN Class A common stock purchased by the Company, the range of prices paid and the average purchase price for each quarter during the past two years.

	Total Number of Shares Purchased	Average Price Paid per Share	Highest Price Paid per Share	Lowest Price Paid per Share
2020 Q3	102,015	$5.05	$5.28	$4.90
2020 Q4	19,528	$5.25	$5.53	$5.12
2021 Q1	275,218	$8.67	$10.03	$7.34
2021 Q2	97,656	$10.71	$11.03	$10.11
2021 Q3	233,931	$10.80	$11.50	$9.69
2021 Q4	258,751	$10.39	$11.60	$9.13
2022 Q1	263,362	$8.98	$10.46	$8.01
2022 Q2	394,957	$6.98	$8.07	$6.24
2022 Q3	27,994	$6.72	$6.99	$6.47

Other than the merger agreement, as discussed in the section of this proxy statement entitled “The Merger Agreement,” the Company, PIM, LLC and their respective affiliates, and Mr. Pzena have not executed any transactions with respect to shares of Company common stock during the past 60 days, except as follows:

On June 15, 2022, the Company repurchased 1,630 shares of PZN Class A common stock at a cost per share of $6.40 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 16, 2022, the Company repurchased 4,472 shares of PZN Class A common stock at a cost per share of $6.24 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 17, 2022, the Company repurchased 5,675 shares of PZN Class A common stock at a cost per share of $6.44 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 21, 2022, the Company repurchased 2,579 shares of PZN Class A common stock at a cost per share of $6.60 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 22, 2022, the Company repurchased 3,417 shares of PZN Class A common stock at a cost per share of $6.58 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 23, 2022, the Company repurchased 2,676 shares of PZN Class A common stock at a cost per share of $6.69 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 24, 2022, the Company repurchased 1,500 shares of PZN Class A common stock at a cost per share of $6.87 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 27, 2022, the Company repurchased 1,116 shares of PZN Class A common stock at a cost per share of $6.84 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 28, 2022, the Company repurchased 4,424 shares of PZN Class A common stock at a cost per share of $6.80 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 29, 2022, the Company repurchased 2,204 shares of PZN Class A common stock at a cost per share of $6.60 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 30, 2022, the Company repurchased 1,582 shares of PZN Class A common stock at a cost per share of $6.64 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On June 30, 2022, the Company and its affiliates issued 7,483 shares of PZN Class B common stock at a price per share of $4.28 in connection with the Company’s and its affiliates’ employee incentive programs.

On June 30, 2022, the Company and its affiliates issued 18,292 shares of PZN Class A common stock at a price per share of $4.28 in connection with the Company’s and its affiliates’ employee incentive programs.

On July 1, 2022, the Company repurchased 1,440 shares of PZN Class A common stock at a cost per share of $6.61 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 5, 2022, the Company repurchased 5,653 shares of PZN Class A common stock at a cost per share of $6.63 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 6, 2022, the Company repurchased 1,765 shares of PZN Class A common stock at a cost per share of $6.80 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 7, 2022, the Company repurchased 1,090 shares of PZN Class A common stock at a cost per share of $6.99 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 8, 2022, the Company repurchased 947 shares of PZN Class A common stock at a cost per share of $6.92 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 11, 2022, the Company repurchased 1,514 shares of PZN Class A common stock at a cost per share of $6.85 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 12, 2022, the Company repurchased 1,539 shares of PZN Class A common stock at a cost per share of $6.73 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 13, 2022, the Company repurchased 1,125 shares of PZN Class A common stock at a cost per share of $6.62 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 14, 2022, the Company repurchased 2,083 shares of PZN Class A common stock at a cost per share of $6.47 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 15, 2022, the Company repurchased 1,000 shares of PZN Class A common stock at a cost per share of $6.71 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 18, 2022, the Company repurchased 1,855 shares of PZN Class A common stock at a cost per share of $6.71 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 19, 2022, the Company repurchased 1,775 shares of PZN Class A common stock at a cost per share of $6.87 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 20, 2022, the Company repurchased 700 shares of PZN Class A common stock at a cost per share of $6.92 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 21, 2022, the Company repurchased 302 shares of PZN Class A common stock at a cost per share of $6.86 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 22, 2022, the Company repurchased 1,300 shares of PZN Class A common stock at a cost per share of $6.94 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 25, 2022, the Company repurchased 2,582 shares of PZN Class A common stock at a cost per share of $6.72 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

On July 26, 2022, the Company repurchased 1,324 shares of PZN Class A common stock at a cost per share of $6.56 in connection with its share buyback program, which was established in compliance with Rule 10b5-1 under the Exchange Act.

In addition, set forth below is a list of transactions involving Mr. Pzena and the Company and its affiliates:

On January 1, 2021, Mr. Pzena acquired 276,084 shares of PZN Class B common stock, and 276,084 Delayed Exchange Class B Units (as described in our Annual Report on Form 10-K for the year ended December 31, 2021) by grant for a price of $0. These shares are beneficially owned through Pzena Investment Management, LP.

On June 3, 2021, Mr. Pzena disposed of 400,000 shares of PZN Class B common stock and 400,000 Class B Units of PIM, LLC beneficially owned through Pzena Investment Management, LP by gift.

On September 17, 2021, Mr. Pzena disposed of 155,000 shares of PZN Class B common stock and 155,000 Delayed Exchange Class B Units beneficially owned through Pzena Investment Management, LP by gift. This gift was made to the Richard S. Pzena 2016 Irrevocable Trust.

On January 1, 2022, Mr. Pzena acquired 418,906 shares of PZN Class B common stock and 418,906 Delayed Exchange Class B Units by grant for a price of $0. These shares are beneficially owned through Pzena Investment Management, LP.

On March 29, 2022, Mr. Pzena sold 779,586 shares of PZN Class B common stock and 779,586 Delayed Exchange Class B Units to the Richard S. Pzena 2016 Irrevocable Trust at a price of $5.45 per security.

The Company manages the personal funds of many of its employees, including Mr. Pzena. In addition, it manages the personal funds of some of its employees’ and certain of its executive officers’ family members. Pursuant to the respective investment management agreements, the Company waives or reduces its regular advisory fees for these accounts and personal funds. In 2021 and 2020, the aggregate value of the advisory fees waived for Mr. Pzena and/or his family members, and related trusts, were approximately $769,506 and $525,545, respectively.

The Company offers to pay for an accountant to provide certain tax reporting and filing services for its employee members, including Mr. Pzena. In 2021 and 2020, the Company paid approximately $131,000 and $211,500, respectively, for the preparation of these tax filings for its employee members in the aggregate for that year.

In 2021 and 2020, pursuant to the terms of the tax receivable agreement, certain of the Company’s executive officers, directors or their related trusts, including Mr. Pzena, received aggregate payments in the amount of $449,768 and $478,812, respectively.

OTHER IMPORTANT INFORMATION REGARDING PIM, LLC

PIM, LLC was formed on November 27, 1995, for the purpose of managing investment portfolios for, and provide investment advice to, investors of all kinds, including individuals, endowments, trusts and estates, charitable foundations, partnerships, corporations, mutual funds, investment funds and other investment companies, and tax-exempt funds such as pension and profit-sharing plans, to engage in any and all businesses and activities similar to, related to or which will enhance any of the foregoing. PIM, LLC is the operating company of the Company, which is the sole managing member of PIM, LLC. The principal office address of PIM, LLC is c/o Pzena Investment Management, LLC, 320 Park Avenue, 8th Floor, New York, NY 10022. The telephone number at the principal office is (212) 355-1600.

Merger Sub was formed on July 25, 2022, solely for the purpose of completing the merger and has conducted no business activities other than those related to the structuring and negotiation of the merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of PIM, LLC and has not engaged in any business except as contemplated by the merger agreement. The principal office address of Merger Sub is c/o Panda Merger Sub, LLC, 320 Park Avenue, 8th Floor, New York, NY 10022. The telephone number at the principal office is (212) 355-1600.

Executive Committee and Controlling Persons.

PIM, LLC is led by a committee, consisting of the CEO of the Company, Mr. Richard S. Pzena, each of the Presidents of the Company, Messrs. John P. Goetz and William L. Lipsey, the Executive Vice President of the Company, Ms. Caroline Cai, the COO of the Company, Mr. Evan K. Fire, and the Chief Financial Officer of the Company, Ms. Jessica R. Doran (which we refer to as the “executive committee”). During the past five years, neither of PIM, LLC nor any of the members of its executive committee have been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) party to any judicial or administrative proceeding (excluding matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated, the address for PIM, LLC and each of the listed members of its executive committee is c/o Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022. The telephone number at the principal office is (212) 355-1600.

None of the members of the executive committee has, to the knowledge of PIM, LLC and Merger Sub, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the PIM, LLC and Merger Sub, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DELISTING AND DEREGISTRATION OF PZN CLASS A COMMON STOCK

If the merger is completed, PZN Class A common stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded. As a result, we would no longer file periodic reports with the SEC on account of the shares of Company common stock.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies.

While we do not utilize householding, some intermediaries may be householding our proxy materials. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this proxy statement to multiple stockholders in your household, we will promptly deliver a separate copy to you if you send a written request to us at our principal executive offices located at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), or call us at (212) 355-1600.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the merger is completed, we will not hold an annual meeting of stockholders in 2023. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, including the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), in which case we will provide notice of or otherwise publicly disclose the date on which such 2023 Annual Meeting will be held.

In order for a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement relating to the 2023 Annual Meeting, it must be received by us at our office, 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), no later than December 5, 2022.

If a stockholder intends to present a proposal for consideration at the 2023 Annual Meeting outside of the processes of Rule 14a-8, including nominating candidates for election as directors, such stockholder must (1) deliver notice of such proposal or nomination to our office at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary) no earlier than January 18, 2023 and no later than February 17, 2023 and (2) comply with the requirements related thereto set forth in our by-laws.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC) and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;

•	Our Current Reports on Form 8-K as filed with the SEC on April 7, 2022, May 9, 2022, May 19, 2022, June 7, 2022, July 8, 2022, July 26, 2022, July 28, 2022, August 8, 2022 and September 8, 2022; and

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 4, 2022.

We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special meeting.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that the Company files with the SEC will update and supersede that information.

Because the merger is a “going private” transaction, the Company and PIM, LLC are filing with the SEC concurrently with this proxy statement a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection as set forth in the section of this proxy statement entitled “More Information.” The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.pzena.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated within this proxy statement by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Pzena Investment Management, Inc.

320 Park Avenue

8th Floor

New York, NY 10022

Attention: Jessica Doran

Telephone: (212) 355-1600

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Pzena Investment Management, Inc., Attn: Jessica Doran, 320 Park Avenue, 8th Floor, New York NY 10022 Telephone (212) 355-1600; or from the SEC through the SEC website at the address provided above.

Because the merger is a “going private” transaction, the Company and PIM, LLC are filing with the SEC concurrently with this proxy statement a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

PZENA INVESTMENT MANAGEMENT, LLC,

PANDA MERGER SUB, LLC

and

PZENA INVESTMENT MANAGEMENT, INC.

Dated as of July 26, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 26, 2022 (the “Agreement”), by and among Pzena Investment Management, LLC, a Delaware limited liability company (“Purchaser”), Panda Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Purchaser (“Merger Sub”), and Pzena Investment Management, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined elsewhere in this Agreement shall have the meanings set forth in Section 8.16.

RECITALS

WHEREAS, the parties intend that the Company be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned Subsidiary of Purchaser, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law (“DGCL”) and Delaware Limited Liability Company Act, as amended (the “LLC Act”);

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”), has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the Managing Member and the board of directors of Merger Sub each have, on the terms and subject to the conditions set forth herein, approved and declared advisable this Agreement and the transactions contemplated herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of the Company to enter into this Agreement, certain stockholders of the Company are entering into a Voting and Support Agreement (the “Voting Agreement”) with the Company pursuant to which, among other things, such stockholders have agreed to vote their Shares in favor of the transactions contemplated herein; and

WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Purchaser and Merger Sub agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the LLC Act, at the Effective Time, the Company will merge with and into Merger Sub, the separate corporate existence of the Company will cease and Merger Sub will continue its company existence under Delaware law as the surviving company in the Merger (the “Surviving Company”).

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place via the electronic exchange of documents and signatures on a date which shall be the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as the Company and Purchaser may agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and Section 18-209 of the LLC Act. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware on the Closing Date or at such later date or time as may be agreed by the Company and Purchaser in writing and specified in the Certificate of Merger in accordance with the DGCL and LLC Act (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the LLC Act.

Section 1.5 Certificate of Formation and Operating Agreement of the Surviving Company. At the Effective Time, (a) the certificate of formation of the Surviving Company shall remain in its entirety to be in the form of the certificate of formation of Merger Sub (the “Certificate of Formation”), until thereafter amended, subject to Section 5.9, as provided therein or by applicable Law and (b) the limited liability company agreement of the Surviving Company shall remain, subject to Section 5.9, in its entirety to be in the form of the limited liability company agreement of Merger Sub (the “Operating Agreement”), until thereafter amended as provided therein or by applicable Law.

Section 1.6 Managing Member. The managing member of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the managing member of the Surviving Company and shall hold office until its successor is duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in accordance with the Operating Agreement.

Section 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in accordance with the Operating Agreement.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, the holders of any securities of the Company or any other Person:

(a) Conversion of Common Stock.

(i) Each Share, other than Excluded Shares and Dissenting Shares, issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive $9.60 in cash, without interest (the “Merger Consideration”), whereupon all such Shares shall be automatically canceled and shall cease to exist, and the holders thereof shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration (less any applicable withholding Taxes), upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.2.

(ii) Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and the holders thereof shall cease to have any rights with respect thereto.

(b) Treasury Shares; Purchaser and Merger Sub-Owned Shares. (i) Each Share (other than any Fiduciary Share) issued and outstanding immediately prior to the Effective Time that is owned by (x) the Company (whether held in treasury or otherwise) or any direct or indirect wholly owned Subsidiary of the Company or

(y) Purchaser (collectively, the “Excluded Shares”), shall be canceled and shall cease to exist, and except as provided by clause (ii), no consideration shall be delivered in exchange for such cancellation and (iii) each Excluded Share shall be converted into and become one limited liability company membership interest of the Surviving Company.

(c) Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Company Common Stock who have (i) not voted in favor of the adoption of this Agreement or consented thereto in writing and (ii) properly exercised appraisal rights with respect thereto in accordance with, and otherwise complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided for in Section 2.1(a). Holders of Dissenting Shares shall be entitled only to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Merger Consideration in the manner provided for in Section 2.1(a). At the Effective Time, the Dissenting Shares shall be automatically canceled and shall cease to exist and any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Purchaser (x) prompt notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (y) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or settle any such demands.

Section 2.2 Exchange of Certificates & Book-Entry Shares.

(a) Exchange Fund. At or promptly after the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Purchaser (and reasonably satisfactory to the Company) to act as a paying agent hereunder (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars in an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) (such case being hereinafter referred to as the “Exchange Fund”), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.1, Purchaser shall, or shall cause Merger Sub or the Surviving Company to, promptly deposit additional funds with the Paying Agent in an amount sufficient to make such payments. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time, and in any event not later than the second Business Day following the Closing Date, the Surviving Company shall instruct the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1(a) (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such customary form and have such other customary provisions as Purchaser and the Company may mutually agree prior to the Closing, and (B) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive from the Exchange Fund in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration (less any applicable withholding Taxes). No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer and other applicable Taxes have been paid or are not applicable. The Merger Consideration, paid in full with respect to any Share in accordance with the terms hereof, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

(iii) The Paying Agent, the Company and its Subsidiaries, and the Purchaser and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, or any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (i) shall be remitted by the applicable entity to the appropriate Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company or the Paying Agent for transfer or any other reason, the holder of Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including all interest and the other proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Company upon the Surviving Company’s demand, and any former holders of Shares who have not surrendered their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Company for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares, in each case subject to applicable abandoned property, escheat or similar Law.

(e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Purchaser, Merger Sub, the Surviving Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Lost, Stolen or Destroyed Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in form and substance reasonably satisfactory to the Paying Agent and the Surviving Company and, if required by the Paying Agent or the Surviving Company, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying

Agent or the Surviving Company, as the case may be, will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration (less any applicable withholding Taxes), without any interest thereon.

Section 2.3 Treatment of Company Options and Company Deferred Stock Awards.

(a) Each Company Option, whether vested or unvested and whether with an exercise price per Share that is greater or less than the Merger Consideration, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option multiplied by (ii) the total number of Shares subject to such Company Option; provided that any Company Option with an exercise price per Share that exceeds or is equal to the Merger Consideration shall be cancelled for no consideration. With respect to any of such holder’s Company Options, Purchaser or one of its Subsidiaries (including the Surviving Company), as applicable, shall pay to each holder of Company Options the cash amounts described in the immediately preceding sentence (which amount may be paid through the Surviving Company’s payroll system or through the Surviving Company’s equity award administrator), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment (the “Option Consideration”), within two (2) Business Days following the Effective Time. From and after the Effective Time, there shall be no outstanding Company Options, and the former holders thereof shall be entitled only to the payment of the Option Consideration.

(b) Each Company Deferred Stock Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, become fully vested and shall be converted into the right to receive from Purchaser or one of its Subsidiaries (including the Surviving Company), as applicable, an amount in cash equal to the Deferred Stock Award Consideration payable at the time elected by the holder of the Company Deferred Stock Award in accordance with the terms of the Company Nonemployee Director Deferred Compensation Plan and in accordance with Section 409A of the Code (which amount may be paid through the Company’s payroll system or through the Company’s equity award administrator). All such payments shall be subject to tax withholding, if applicable. For purposes of this Agreement, “Deferred Stock Award Consideration” shall mean, with respect to a Company Deferred Stock Award, the product of (x) the total number of Shares subject to such Company Deferred Stock Award multiplied by (y) the Merger Consideration.

(c) Each Company Restricted Share held by a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, become fully vested and, as of the Effective Time, shall be treated in the same manner as all other Shares in accordance with Section 2.1.

(d) Each Company Restricted Share held by a Person other than a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be converted into the right to receive an economically equivalent award in Purchaser on substantially the same terms and conditions (including vesting and forfeiture provisions) as the original Company Restricted Share.

(e) Each Company Phantom Share that is unvested and outstanding immediately prior to the Effective Time, shall, as of the Effective Time, be converted into a phantom Class B Unit of Purchaser on substantially the same terms and conditions (including vesting and forfeiture provisions) as the original Company Phantom Share.

(f) Prior to the Effective Time, the Company shall adopt such resolutions as may reasonably be necessary in its discretion to effectuate the treatment of the Company Options, Company Restricted Shares, Company Phantom Shares and the Company Deferred Stock Awards contemplated by this Section 2.3.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser and Merger Sub as set forth in this Article III; provided that such representations and warranties by the Company are qualified in their entirety by reference to the disclosure (a) in the Company SEC Documents filed or furnished prior to the date hereof (disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements”) or (b) set forth in the disclosure schedule delivered by the Company to Purchaser immediately prior to the execution of this Agreement (the “Company Disclosure Letter”). Any disclosure set forth in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to all of the other sections of this Article III to the extent the relevance of such disclosure to the relevant section of Article III is reasonably apparent from the face of such disclosure.

Section 3.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing would not result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capital Stock.

(a) The authorized share capital of the Company consists of 750,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), 750,000,000 shares of Class B common stock, par value $0.000001 per share (the “Class B Common Stock”), and 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of July 25, 2022, there were (i) 16,695,511 shares of Class A Common Stock issued and outstanding, (ii) 56,969,703 shares of Class B Common Stock issued and outstanding, (iii) no shares of Preferred Stock issued and outstanding, (iv) 239,539 shares of Class A Common Stock subject to outstanding Company Options, (v) 648,722 shares of Class A Common Stock underlying Company Deferred Stock Awards, (vi) 42,272 shares of Class A Common Stock underlying Company Restricted Shares, and (vii) 40,000 shares of Class A Common Stock underlying Company Phantom Shares. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable.

(b) Except as set forth in Section 3.2(a) above or Section 3.2(b) of the Company Disclosure Letter, as of July 25, 2022, (i) the Company does not have any shares of its capital stock issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of the Company’s Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or, except for awards to acquire Shares made pursuant to the Company Benefit Plans, other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) Other than the Voting Agreement or as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no voting agreements, voting trusts, stockholders’ agreements, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock or other equity interest of the Company, or restricting the transfer of, or providing for registration rights with respect to, such capital stock or other equity interest.

Section 3.3 Corporate Authority and Approval.

(a) The Company has the requisite corporate power and authority to enter into and deliver this Agreement and, subject to receipt of the Company Stockholder Approvals, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the Company Board and no other corporate action on the part of the Company, pursuant to the DGCL or otherwise, is necessary to authorize this Agreement or to consummate the transactions contemplated herein, subject, in the case of the Merger, to the Company Stockholder Approvals and the filing of the Certificate of Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Purchaser and Merger Sub, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Company Board (upon the unanimous recommendation of the Special Committee) at a duly held meeting has (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iii) resolved, subject to Section 5.5, to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. The Company Board at a duly held meeting has authorized the Company, as managing member of the Purchaser, to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated herein do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration or termination of the waiting period thereunder, (iii) the Irish Bank Approval, (iv) notification to the Financial Sector Conduct Authority of South Africa, (v) the Ontario Securities Commission Clearance, (vi) notice to the Australian Securities & Investments Commission, (vii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC, (viii) compliance with the applicable requirements of the Securities Act, (ix) compliance with any applicable foreign or state securities or blue sky laws, (x) compliance with the rules and regulations of NYSE (collectively, clauses (i) through (x), the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) Assuming receipt of the Company Approvals and the Company Stockholder Approvals, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the

Merger and the other transactions contemplated herein do not and will not (i) conflict with, or breach any provision of, the organizational or governing documents of the Company or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Company Material Contract, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports and Financial Statements.

(a) The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC on a timely basis since January 1, 2021 (together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “Company SEC Documents”). Each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations promulgated under any such law, as the case may be. As of the date filed or furnished with the SEC, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods referred to therein (except as may be indicated therein or in the notes thereto).

Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2022 (or the notes thereto) or as disclosed in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2021 (or the notes thereto), (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated herein, (c) for liabilities and obligations incurred in the ordinary course of business since March 31, 2022, and (d) for liabilities or obligations incurred at Purchaser or any of its Subsidiaries, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 Absence of Certain Changes or Events. Since March 31, 2022, through the date hereof, there has not occurred any Company Material Adverse Effect.

Section 3.8 Compliance with Law; Permits.

(a) The Company and its Subsidiaries are, and since January 1, 2021, have been, in compliance with all Laws applicable to the Company’s business, except where such non-compliance would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any

Governmental Entity (the “Company Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted, except where the failure to have any of the Company Permits would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, no default (with or without notice, lapse of time, or both) has occurred under any such Company Permit, and none of the Company or its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, in each case, except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Environmental Matters.

(a) Except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) since January 1, 2021, neither the Company nor any of its Subsidiaries has received any written notices or demand letters from any federal, state, local or foreign Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, (iii) there are no Actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries arising under Environmental Law, and (iv) to the Knowledge of the Company, there has been no release of any Hazardous Substance in violation of any applicable Environmental Law from any properties owned or leased by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned or leased by the Company or any of its Subsidiaries.

(b) As used herein, “Environmental Law” means any Law regulating (i) the protection of the environment, or (ii) the use, storage, treatment, generation, transportation, handling, release or disposal of Hazardous Substances.

(c) As used herein, “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous or toxic under any Environmental Law, including petroleum or any derivative or byproduct thereof, asbestos, and polychlorinated biphenyls.

Section 3.10 Employee Benefit Plans.

(a) Except as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service; (iii) no Company Benefit Plan is subject to Title IV of ERISA; (iv) no Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees or directors of the Company or its Subsidiaries, or any spouse or dependent of any such Person, beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (v) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); (vi) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan; and (vii) there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(b) Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Foreign Plans (i) have been maintained in accordance with applicable Law and (ii) that are intended to qualify for special Tax treatment meet all material requirements for such treatment.

Section 3.11 Investigations; Litigation. (a) There is no investigation or review pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries that would be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against the Company or any of the Company’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12 Proxy Statement; Other Information. The proxy statement (including the letter to stockholders, notice of meeting and form of proxy, as each may be amended or supplemented, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the Company Stockholder Approvals and the Schedule 13E-3 (including any amendments or supplements thereto) will not, at the time the Proxy Statement and the Schedule 13E-3 are filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Proxy Statement and the Schedule 13E-3 shall comply in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Statement or the Schedule 13E-3 based on information supplied, or required to be supplied, by or on behalf of Purchaser, Merger Sub or any of their Subsidiaries or equity owners for inclusion or incorporation by reference therein.

Section 3.13 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries have been timely filed (taking into account extensions) and all such Tax Returns are true, correct and complete; (ii) all Taxes shown as due on any such Tax Return have been duly and timely paid or will be duly and timely paid by the due date thereof; (iii) no Tax Contest with respect to any Taxes of the Company or any of its Subsidiaries is pending or being threatened in writing; (iv) the Company and its Subsidiaries have complied with all Applicable Laws relating to the collection and withholding of Taxes; and (v) the Company and its Subsidiaries have not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(b) As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes, (ii) “Tax Contest” means any audit, suit, claim, examination, contest, litigation, dispute or other proceeding with respect to Taxes or Tax Returns or with or against any taxing authority and (iii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

(c) Notwithstanding any other provisions of this Agreement, the representations and warranties contained in Section 3.10 and this Section 3.13 are the only representations and warranties made by Seller with respect to Tax matters, and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto.

Section 3.14 Intellectual Property.

(a) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries either own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, Software and other intangible intellectual property rights (collectively, “Intellectual Property”) as are used in the business of the Company and its Subsidiaries as currently conducted. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, following the Closing, each of the Company and its Subsidiaries will continue to own or have a valid right to use all Intellectual Property used in the respective business of the Company and its Subsidiaries as conducted as of the Closing. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property of any third party in the three (3) years prior to the date of this Agreement and (ii) to the Knowledge of the Company, as of the date of this Agreement, no third party is infringing, misappropriating or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect, there are no Actions pending or, to the Knowledge of the Company, threatened that (i) challenge or question the validity of or the Company’s ownership or right to use Intellectual Property owned by the Company or any of its Subsidiaries, or (ii) assert infringement, misappropriation, or violation by the Company or any of its Subsidiaries of any Intellectual Property owned by a third party.

Section 3.15 Real Property. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company and its Subsidiaries have valid leasehold interests in all of their respective material leased real property, except for properties and assets that have been disposed of in the ordinary course of business consistent with past practice, free and clear of all Liens except for Permitted Liens.

Section 3.16 Company Material Contracts.

(a) As used herein, “Company Material Contracts” shall mean all “material contracts” described in Item 601(b)(10) of Regulation S-K (other than this Agreement and other agreements entered into in connection with the transactions contemplated herein) to which the Company or its Subsidiaries is a party or may be bound as of the date hereof and that are required to be filed with the SEC.

(b) Each Company Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent such Company Material Contract has previously expired in accordance with its terms or as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, the other parties thereto, is in violation of, or default under, any provision of any Company Material Contract, and, to the Knowledge of the Company, no party to any Company Material Contract has committed or failed to perform any act under and no event has occurred which, with or without notice, lapse of time or both, would constitute a default under the provisions of such Company Material Contract, except in each case for such violations and failures as would not be reasonably likely to result in, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17 Opinion of Financial Advisors. Each of Ardea Partners LP and CastleOak Securities, L.P. have delivered to the Special Committee and the Company Board, on or prior to the date hereof, its respective opinion to the effect that, as of the date of such opinion, subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by holders of Shares was fair, from a financial point of view, to such holders.

Section 3.18 Finders or Brokers; Fees. No broker, investment banker, financial advisor or other Person, other than those listed in Section 3.18 of the Company Disclosure Letter, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Special Committee.

Section 3.19 Required Vote of Company Stockholders. Assuming the representations and warranties of Purchaser and Merger Sub set forth in Section 4.9 are true and correct, the affirmative vote (in person or by proxy) at the Company Meeting, or any adjournment or postponement thereof, of (i) the holders of a majority of the total number of votes of Company Common Stock outstanding in favor of the adoption of this Agreement (the “Stockholder Approval”) and (ii) the holders of a majority of the outstanding shares of Class A Common Stock not owned, directly or indirectly, by Purchaser, Merger Sub, or any holder of Class B Common Stock, in favor of the adoption of this Agreement (the “Unaffiliated Stockholder Approval” and, together with the Stockholder Approval, the “Company Stockholder Approvals”) are the only votes or approvals of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated herein.

Section 3.20 Takeover Laws. Assuming the representations and warranties of Purchaser and Merger Sub set forth in Section 4.9 are true and correct, the Company Board and the Company have taken all action necessary to exempt this Agreement and the transactions contemplated herein, including the Merger, from the prohibitions on business combinations set forth in Section 203 of the DGCL.

Section 3.21 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

(b) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, Purchaser and Merger Sub do not make, and have not made, any representations or warranties relating to itself, the Company or any of their respective businesses or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Purchaser and Merger Sub represent and warrant to the Company, jointly and severally, as set forth in this Article IV; provided that such representations and warranties by Purchaser and Merger Sub are qualified in their entirety by reference to the disclosure set forth in the disclosure schedule delivered by Purchaser and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Purchaser Disclosure Letter”). Any disclosure set forth in any section or subsection of the Purchaser Disclosure Letter shall be deemed disclosed with respect to all of the other section of this Article IV to the extent the relevance of such disclosure to the relevant section of Article IV is reasonably apparent from the face of such disclosure.

Section 4.1 Organization and Qualification. Each of Purchaser and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, would not or would not reasonably be expected to, individually or in the aggregate, impair or prevent the ability of each of Purchaser and Merger Sub to perform its obligations under this Agreement.

Section 4.2 Corporate Authority and Approval. Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by each of the Managing Member and the managing member of Merger Sub, and, no other corporate action on the part of Purchaser or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, except that the enforcement hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation by Purchaser and Merger Sub of the Merger and the other transactions contemplated herein do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report under the HSR Act and the expiration or termination of the waiting period thereunder, (iii) the Irish Bank Approval, (iv) the Ontario Securities Commission Clearance, (v) notification to the Financial Sector Conduct Authority of South Africa, (vi) notice to the Australian Securities & Investments Commission, (vii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC, (viii) compliance with any applicable foreign or state securities or blue sky laws, (ix) compliance with the rules and regulations of NYSE and (x) the other consents and/or notices set forth on Section 4.3(a) of the Purchaser Disclosure Letter (collectively, clauses (i) through (x), the “Purchaser Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, impair, prevent or delay beyond the Outside Date the ability of Purchaser or Merger Sub to perform its obligations under this Agreement.

(b) Assuming receipt of the Purchaser Approvals, the execution, delivery and performance by Purchaser and Merger Sub of this Agreement and the consummation by Purchaser and Merger Sub of the Merger and the other transactions contemplated herein do not and will not (i) conflict with, or breach any provision of, the organizational or governing documents of Purchaser or any of its Subsidiaries, (ii) violate any Law binding upon or applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Purchaser or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not, individually or in the aggregate, impair or prevent the ability of Purchaser or Merger Sub to perform its obligations under this Agreement.

Section 4.4 Investigations; Litigation. There is no investigation or review pending (or, to the Knowledge of Purchaser, threatened) by any Governmental Entity with respect to Purchaser or any of its Subsidiaries which would, individually or in the aggregate, impair, prevent or delay beyond the Outside Date the ability of Purchaser or Merger Sub to perform its obligations under this Agreement or obtain the Governmental Consents, and there are no Actions pending (or, to the Knowledge of Purchaser, threatened) against or affecting Purchaser or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, awards, injunctions, judgments, enactments, rulings, subpoenas, verdicts or decrees of, or before, any Governmental Entity, in each case which would, individually or in the aggregate, impair or prevent the ability of Purchaser or Merger Sub to perform its obligations under this Agreement or obtain the Governmental Consents. Purchaser does not have Knowledge of any inaccuracies in any of the representations and warranties made by the Company in Article III and does not have any reason to anticipate the occurrence of a Company Material Adverse Effect after the date hereof and prior to the date set forth in Section 7.1(b).

Section 4.5 Proxy Statement; Other Information. None of the information provided by Purchaser or its Subsidiaries to be included in the Proxy Statement or the Schedule 13E-3 will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6 Financing.

(a) Purchaser has delivered to the Company true, correct, complete and fully executed copies of (i) the commitment letter dated as of July 26, 2022 (together with all exhibits, schedules and annexes to such letter, in effect as of the date of this Agreement, the “Commitment Letter”) from the Financing Parties pursuant to which the Financing Parties have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts (including any “market flex” terms in the fee letter) set forth therein and (ii) the fee letter, subject to redaction of only fee amounts, pricing caps and other economic terms customarily redacted (none of which could adversely affect the amount, enforceability, conditionality or availability of the Financing) related thereto (“Fee Letter” and together with the Commitment Letter, the “Debt Letters”). The debt financing committed pursuant to the Commitment Letter is referred to in this Agreement as the “Financing.”

(b) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Financing Parties to provide the Financing or any contingencies that would permit the Financing Parties to reduce the aggregate principal amount of the Financing, including any condition or other contingency relating to the amount or availability of the Financing pursuant to any “flex” provision. As of the date of this Agreement, Purchaser does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date, nor does Purchaser have knowledge that any Financing Party will not perform its obligations thereunder. Except for the Debt Letters, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Financing to which the Purchaser, its Subsidiaries or any of their Affiliates is a party that could affect the conditionality, enforceability, availability, termination or amount of the Financing.

(c) When funded in accordance with the Commitment Letter, assuming that each of the conditions set forth in Section 6.1 and Section 6.3 is satisfied on the Closing Date, the Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Fee Letter) shall provide Purchaser with cash proceeds, on the Closing Date, sufficient to consummate the Merger and the other transactions contemplated hereby and to make all payments required to be made in connection therewith, including the payment of the Merger Consideration and any fees and expenses of or payable by Purchaser or its Subsidiaries (such amounts, collectively, the “Financing Amounts”).

(d) The Commitment Letter constitutes the legal, valid, binding and enforceable obligations of Purchaser and, to the Knowledge of Purchaser, all the other parties thereto except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity. As of the date of this Agreement, the Commitment Letter is in full force and effect and no event has occurred which (with or without notice, lapse of time or both) constitutes, or could reasonably be expected to constitute, a default, breach or failure to satisfy a condition by Purchaser under the terms and conditions of the Commitment Letter. Purchaser does not have any reason to believe that any of the conditions to the Financing will not be satisfied by Purchaser on a timely basis or that the Financing will not be available to Purchaser on the Closing Date. Purchaser has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letter on or before the date of this Agreement and will pay in full any such amounts due on or before the Closing Date as and when due. The Commitment Letter has not been modified, amended or altered and the Commitment Letter will not be amended, modified or altered at any time through the Closing, except as permitted by

Section 5.9(b) (with any such modification, amendment or alteration promptly notified in writing to the Company), and none of the respective commitments under the Commitment Letter have been terminated, reduced, withdrawn or rescinded in any respect, and, to the Knowledge of Purchaser, no termination, reduction, withdrawal, modification, amendment, alteration or rescission thereof is contemplated.

(e) In no event shall the receipt or availability of any funds or financing (including the Financing) by Purchaser or any of its Subsidiaries or any other financing or other transactions be a condition to any of Purchaser’s obligations to consummate the Merger and the other transactions contemplated herein.

Section 4.7 Capitalization of Merger Sub. All of the issued and outstanding limited liability company interests of Merger Sub are, and at the Effective Time will be, owned by Purchaser. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Purchaser may acquire any equity interest of Merger Sub. Merger Sub has been formed solely for the purpose of this Agreement and transactions contemplated hereby and has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.8 Certain Arrangements. Other than the Voting Agreement and the agreements listed on Section 4.8 of the Purchaser Disclosure Letter, true and complete copies of which have been provided to the Company, there are no Contracts between Purchaser or Merger Sub, on the one hand, and any beneficial owner of outstanding Shares or any member of the Company’s management or the Company Board, on the other hand, (i) relating in any way to the transactions contemplated by this Agreement, or (ii) prohibiting the parties to the Voting Agreement from taking the actions described therein.

Section 4.9 Ownership of Company Common Stock. Except as set forth on Section 4.9 of the Purchaser Disclosure Letter, none of Purchaser, its Subsidiaries or Merger Sub own or hold, directly or indirectly, (a) any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company) or (b) any rights to acquire, directly or indirectly, any shares of Company Common Stock.

Section 4.10 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the Financing):

(a) the Fair Value of the assets of Purchaser and its Subsidiaries, taken as a whole, shall be greater than the total amount of Purchaser’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;

(b) Purchaser and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the ordinary course of business as they become due; and

(c) Purchaser and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.

(d) For the purposes of this Section 4.10, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Purchaser and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

Section 4.11 Finders or Brokers. Neither Purchaser nor any of its Subsidiaries has employed any investment banker, broker or finder, other than those listed in Section 4.11 of the Purchaser Disclosure Letter, in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.12 Investigation; No Other Representations and Warranties.

(a) Each of Purchaser and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Purchaser and Merger Sub has been provided access for such purposes. In entering into this Agreement, each of Purchaser and Merger Sub has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each of Purchaser and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, controlling persons or representatives, that are not expressly set forth in Article III, whether or not such representations, warranties or statements were made in writing or orally. Each of Purchaser and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective Affiliates, stockholders, controlling persons or representatives, shall have no liability or responsibility whatsoever to Purchaser, Merger Sub or their respective Affiliates, stockholders, controlling persons or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered in connection with this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data room, management presentation, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Purchaser, Merger Sub, or their respective Affiliates, stockholders, controlling persons or representatives, except for the representations and warranties of the Company expressly set forth in Article III.

(b) Purchaser and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article III, (i) the Company does not make, and has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger, and Purchaser and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Purchaser or Merger Sub as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser, Merger Sub or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article III of this Agreement.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by Purchaser.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (a) as may be required by applicable Law, or (b) as may be required by this Agreement, Purchaser shall not, and shall cause each of its Subsidiaries not to, take any action that would reasonably be expected to impair or prevent the consummation of the Merger and the other transactions contemplated hereby.

(b) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, Purchaser shall not (i) issue any membership interests or any other securities with the right to vote with any of its classes of membership interests; provided that the foregoing shall not restrict any of the following: (A) the exercise or vesting of any Purchaser options, subscriptions, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind outstanding on the date hereof, (B) employment retention grants made by Purchaser in the ordinary course of business not involving the issuance of any additional shares of Company Common Stock, or (C) issuances made after Purchaser obtains the prior written approval of the Special Committee (such approval not to be unreasonably withheld, conditioned or delayed) or (ii) acquire, directly or indirectly, any Shares.

Section 5.2 Intentionally Omitted.

Section 5.3 Acquisition Proposals.

(a) From and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Special Committee shall not, and the Special Committee shall use its reasonable best efforts to cause its investment bankers, attorneys and other advisors and representatives (collectively, “Representatives”) not to, and the Company shall not at the request of the Special Committee require any of the officers or employees of the Company to, (i) initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, an Acquisition Proposal, or (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than a customary confidentiality agreement) relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”). From and after the date hereof, the Company shall, and shall use its reasonable best efforts to cause its Representatives to, immediately (x) cease any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal or a potential Acquisition Proposal, (y) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal and (z) request that any such Person and its Representatives promptly return or destroy all confidential information concerning the Company and its Subsidiaries theretofore furnished thereto by or on behalf of the Company or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information, in each case in accordance with the applicable confidentiality agreement between the Company and such Person. The Company shall not grant any waiver, amendment or release under any confidentiality, standstill or similar agreement (or terminate or fail to enforce such agreement) unless the Special Committee determines in good faith (after consultation with its outside counsel) that a failure to take any action would be inconsistent with the directors’ duties under applicable Law.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), at any time prior to the time the Company Stockholder Approvals are obtained, if the Company receives an unsolicited written Acquisition Proposal from any Person that did not result from a material breach of this Section 5.3, the Company, the Special Committee and any of their Representatives may contact such Person to clarify the terms and conditions thereof and (i) the Company, the Special Committee and any of their Representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to such Person if the Company receives from such Person (or has received from such Person) an executed a customary confidentiality agreement, and (ii) the Company, the Special Committee and any of their Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clause (i) or (ii) above, the Company Board (or the Special Committee acting on behalf of the Company Board) determines in good faith (after consultation with its outside counsel and financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal.

(c) Except as set forth in this Section 5.3(c), the Company Board shall not (i) withhold, withdraw, suspend, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, suspend, qualify, amend or modify), in a manner adverse to Purchaser or Merger Sub, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (ii) adopt, approve, endorse or recommend, or propose publicly to adopt, approve, endorse or recommend, or otherwise publicly declare advisable an Acquisition Proposal, (iii) fail to issue a press release that publicly reaffirms the Company Recommendation as promptly as practicable (but in any event within ten (10) Business Days) after receipt of a written request by Purchaser to provide such reaffirmation following the date any Acquisition Proposal is first published or sent, given or communicated to the holders of Shares; provided that Purchaser may make such request only once with respect to such Acquisition Proposal unless such Acquisition Proposal is subsequently materially modified, in which case, Purchaser may make such request once each time such material modification is made, (iv) fail to recommend against any public tender offer or exchange offer for Shares that is subject to Regulation 14D of the Exchange Act within ten (10) Business Days after commencement of such tender offer or exchange offer or (v) publicly resolve, propose or agree to do any of the foregoing (any action or inaction described in the foregoing clauses (i) through (v), a “Change of Recommendation”), or cause the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approvals are obtained, the Company Board (or the Special Committee acting on its behalf) may effect a Change of Recommendation if (x) the Special Committee determines in good faith (after consultation with its outside legal counsel) that, as a result of the occurrence of an Intervening Event, failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law or (y) the Company receives an unsolicited written Acquisition Proposal (provided that such Acquisition Proposal did not result from any material breach of the restrictions in this Section 5.3) that the Special Committee determines in good faith (after consultation with outside counsel and its financial advisors) constitutes, or is reasonably likely to result in, a Superior Proposal (taking into account any adjustments to the terms and conditions of the Merger proposed by Purchaser in response to such Alternative Proposal); provided, however, that, in the event of the foregoing clause (y), the Company Board (or the Special Committee acting on its behalf) shall not, and shall cause the Company not to, effect a Change of Recommendation unless (1) the Special Committee has given Purchaser at least three (3) Business Days’ prior written notice of its intention to take such action (which notice shall include a copy of such Superior Proposal (if in writing) or a summary of the material terms and conditions of such Superior Proposal (if made orally) that serves as the basis for such action and the identity of the Person or group of Persons making such Superior Proposal), (2) the Special Committee has negotiated, and has caused its Representatives to negotiate, in good faith with Purchaser during such notice period, to the extent Purchaser wishes to negotiate, to enable Purchaser to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (3) following the end of such notice period, the Special Committee has considered in good faith such proposed revisions, and has determined in good faith (after consultation with outside counsel and its financial advisors) that the Superior Proposal nevertheless continues to constitute a Superior Proposal if the revisions proposed were to be given effect. Any material modification to any Superior Proposal will be deemed to be a new Superior Proposal for purposes of this Section 5.3(c).

(d) Nothing contained in this Section 5.3 shall be deemed to prohibit the Company, the Company Board, the Special Committee or any other committee of the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided, further, that no “stop-look-and-listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall constitute a Change of Recommendation. Notwithstanding the foregoing, it is understood and agreed that neither the Company Board nor any committee thereof shall effect a Change of Recommendation unless the applicable requirements of Section 5.3(e) shall have been satisfied.

(e) As used in this Agreement, “Acquisition Proposal” shall mean any bona fide proposal or offer made by any Person for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, (iii) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares of Company Common Stock with twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, or (iv) the direct or indirect acquisition by any Person of twenty percent (20%) or more of the voting power of the outstanding Shares, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning Shares with twenty percent (20%) or more of the voting power of the outstanding Shares.

(f) As used in this Agreement, “Superior Proposal” means a bona fide Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the Company Board (or the Special Committee acting on its behalf) has determined in its good faith judgment (after consultation with outside legal counsel and its financial advisors) is more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement.

(g) As used in this Agreement, “Intervening Event” means an event, development, change or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that is material to the Company and its Subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Special Committee as of the date hereof (or the material consequences of which were not reasonably foreseeable to the Special Committee acting as of the date hereof); provided that in no event shall any of the following constitute an Intervening Event: (x) the fact, in and of itself, that the Company or any of its Subsidiaries meets, fails to meet or exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such performance that are not otherwise excluded from the definition of Intervening Event may be taken into account in determining whether there has been, or will be, an Intervening Event), (y) any change, in and of itself, in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood and agreed that any events, developments, changes or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Intervening Event may be taken into account in determining whether there has been, or will be, an Intervening Event) or (z) any changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets)

Section 5.4 Proxy Statement; Schedule 13E-3.

(a) As promptly as practicable following the date of this Agreement (and in any event, within 21 days following the date hereof), (i) the Company shall prepare the Proxy Statement, which shall include the Company Recommendation (except as otherwise provided in Section 5.3), and the Company and Purchaser shall jointly prepare a Rule 13E-3 transaction statement on Schedule 13E-3 (the “Schedule 13E-3”), (ii) Purchaser and Merger Sub shall furnish all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be requested by the Company from time to time and (iii) the Company shall file the Proxy Statement with the SEC, and the Company and Purchaser shall jointly file the Schedule 13E-3 with the SEC.

(b) Each party shall promptly notify the other parties upon the receipt by such party of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall provide the other parties with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Schedule 13E-3. If, at any time prior to the Company Meeting, any information relating to the Company, Purchaser or any of their respective Affiliates, officers or directors is discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that the Proxy Statement, Schedule 13E-3 or the other filings shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or making the other filings (including the Schedule 13E-3) (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Purchaser an opportunity to review and comment on such document or response and shall consider such comments in good faith. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Meeting as promptly as practicable after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

Section 5.5 Stockholders Meeting. Subject to the other provisions of this Agreement, the Company shall use reasonable best efforts to take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, subject to compliance with the DGCL and the Exchange Act (and the rules and regulations promulgated thereunder), following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approvals (the “Company Meeting”); provided that the Company may postpone or adjourn the Company Meeting (i) with the consent of Purchaser, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting.

Section 5.6 Consents and Approvals.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Purchaser Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an Action or proceeding by, any Governmental Entity, including (u) in connection with any Regulatory Law, (v) the Irish Bank Approval, (w) the Ontario Securities Commission Clearance, (x) notification to the Financial Sector Conduct Authority of South Africa, and (y) notice to the Australian Securities & Investments Commission (all of the foregoing, collectively, the “Governmental Consents”), (ii) the obtaining of all other necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Purchaser shall cooperate with each other in (x) determining whether any filings are required to be made with, or Governmental Consents are required to be obtained from, any Governmental Entities (including in any foreign jurisdiction in which the Company or its Subsidiaries are operating any business) and (y) to the extent not made prior to the date hereof, timely making or causing to be made all such applications and filings as promptly as practicable. In furtherance and not in limitation of the foregoing, the Company agrees to, and, as applicable, to cause its Affiliates to, duly make its applications and filings in respect of the Irish Bank Approval, including the Irish Acquiring Transaction Notification, and the Ontario Securities Commission Clearance no later than ten (10) Business Days following the date hereof. Each party shall supply as promptly as practicable such information, documentation, other material or testimony that may be requested by any Governmental Entity, including by complying at the earliest reasonably practicable date with any request under or with respect to the HSR Act, any other Governmental Consent and any such other applicable Laws for additional information, documents or other materials received by Purchaser or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice, or any other Governmental Entity in connection with such applications or filings or the transactions contemplated herein, including the Merger. None of the parties shall, (i) without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed) propose or commit to any extension of any waiting period under any Regulatory Law or (ii) without the prior written consent of the other parties (which consent may be withheld in its sole discretion) propose or commit to any agreement not to consummate the Merger or any of the other transactions contemplated by this Agreement.

(c) For purposes of this Agreement, “Regulatory Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition and including any Laws that relate to foreign investments.

Section 5.7 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “business combination” or other form of antitakeover statute or regulation shall or may become applicable to the transactions contemplated herein, each of the Company, Purchaser and Merger Sub and their respective boards of directors and managing members, as applicable, shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated herein may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or, if not possible to eliminate, minimize the effects of such statute or regulation on the transactions contemplated herein.

Section 5.8 Public Announcements. No party nor any of its Affiliates shall issue or cause the publication of any press release or other public or broad-based employee announcement with respect to this Agreement or the transactions contemplated hereby, including the Merger, without the prior consent of the other party, unless such party determines in good faith, after consultation with legal counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, including the Merger, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement; provided that (i) the Company shall not be required to provide any such review or comment to Purchaser in connection with a Change of Recommendation and (ii) each party hereto and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Purchaser and the Company in compliance with this Section 5.8.

Section 5.9 Indemnification and Insurance.

(a) The Surviving Company, Purchaser and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors and officers of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Company shall maintain, and Purchaser shall cause the Surviving Company to maintain in effect, terms no less favorable to directors, officers or employees than the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Purchaser shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.

(b) The Surviving Company shall, to the fullest extent permitted under applicable Law, and the Purchaser shall cause the Surviving Company to (and the Purchaser shall be jointly and severally liable for the obligation to), indemnify and hold harmless (and advance funds in respect of each of the Indemnified Parties) each current and former director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred, whether before or after the Effective Time, in connection with such Indemnified Party’s service as a director, officer or employee of the Company or any of its Subsidiaries (including acts or omissions in connection with such Indemnified Party’s service as officer, director, member, trustee or other fiduciary in any other entity if such service was at the request or for the benefit of the Company); provided that any Person to whom any funds are advanced pursuant to the foregoing must, if required by Law, provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. In the event of any such Action, Purchaser and the Surviving Company shall make commercially reasonable efforts to cooperate with the Indemnified Party in the defense of any such Action.

(c) For a period of six (6) years from the Effective Time, Purchaser shall cause the Surviving Company to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided that, Purchaser and the Surviving Company shall not be required to pay an amount in the aggregate for such coverage under such policies more than 350% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under such policy (the “Premium Cap”), but if such premium would at any time exceed the Premium Cap, Purchaser and the Surviving Company shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, in lieu of the foregoing, the Company may purchase, prior to the Effective Time, a six (6)-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated herein if and to the extent the same may be obtained for an amount, in the aggregate, that does not exceed the Premium Cap. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, Purchaser shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Company, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d) Purchaser shall cause to be paid all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Company, any other indemnification arrangement, the DGCL, the LLC Act or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f) In the event Purchaser, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Purchaser or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10 Financing.

(a) Purchaser shall and shall cause each of its Subsidiaries to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof. In furtherance and not in limitation of the foregoing, Purchaser shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the Commitment Letter as promptly as possible but in any event prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including by (i) maintaining in effect the Commitment Letter, (ii) negotiating and entering into definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) and without any Prohibited Modification, (iii) satisfying on a timely basis all conditions in the Commitment Letter and the Definitive Agreements and complying with its obligations thereunder and (iv) enforcing Purchaser’s rights under the Commitment Letter. Purchaser shall comply with its obligations, and enforce its rights, under the Commitment Letter and Definitive Agreements in a timely and diligent manner. Without limiting the generality of the foregoing, in the event that all conditions contained in the Commitment Letter or the Definitive Agreements (other than the consummation of the Merger, those conditions that by their nature are to be satisfied or waived at Closing and those conditions the failure of which to be satisfied is attributable to a breach by Purchaser or Merger Sub of its representations, warranties, covenants or agreements contained in this Agreement) have been satisfied, Purchaser shall cause the Financing Parties to comply with their obligations under the Commitment Letter and the Definitive Agreements, including to fund the Financing (including by promptly commencing a litigation proceeding against any breaching Financing Party or other financial institution to compel such breaching party to provide its portion of the Financing or otherwise comply with its obligations under the Commitment Letter or the relevant Definitive Agreement).

(b) Neither Purchaser nor any of its Subsidiaries shall, without the prior written consent of the Company: (i) permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under, the Commitment Letter or the Definitive Agreements if such amendment, replacement, supplement, modification, waiver or remedy (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the aggregate principal amount of the Financing, (C) adversely affects the ability of Purchaser to enforce its rights against other parties to the Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (D) could otherwise reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement (the effects described in clauses (A) through (D), collectively, the “Prohibited Modifications”); or (ii) terminate the Commitment Letter or any Definitive Agreement. Purchaser shall promptly deliver to the Company copies of any such amendment, replacement, supplement, termination, modification or waiver.

(c) In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Purchaser shall (i) promptly notify the Company in writing of such unavailability and the reason therefor and (ii) use reasonable best efforts (which such “reasonable best efforts” shall not be deemed to require Purchaser to incur any fees to the financing providers in connection therewith that are in materially excess of those specified in the Commitment Letter), and cause each of its Subsidiaries to use their reasonable best efforts (which such “reasonable best efforts” shall not be deemed to require the Subsidiaries to incur any fees to the financing providers in connection therewith that are in materially excess of those specified in the Commitment Letter), to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing for any such unavailable portion from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with the available portion of the Financing, to consummate the transactions contemplated by this Agreement and to pay the Financing Amounts and which does not include any Prohibited Modifications or conditions to the consummation of such Alternative Financing that are more onerous, taken as a whole, than the conditions set forth in the Commitment Letter as of the date of this Agreement. Purchaser shall provide (or cause to provide) the Company with prompt oral and written notice of any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any Definitive Agreement and a copy of any written notice or other written communication from any Financing Party or other financing source with respect to any actual or threatened (in writing) breach, default, cancellation, termination or repudiation by any party to the Commitment Letter or any Definitive Agreement of any provision thereof. Purchaser shall keep the Company reasonably informed on a current basis, upon reasonable written request by the Company, of the status of its efforts to consummate the Financing, including any Alternative Financing.

(d) The foregoing notwithstanding, compliance by Purchaser with this Section 5.10 shall not relieve Purchaser of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing or any Alternative Financing is available. To the extent Purchaser obtains Alternative Financing or amends, replaces, supplements, terminates, modifies or waives any of the Financing, in each case pursuant to this Section 5.10 and without any Prohibited Modification, references to the “Financing,” “Financing Parties,” and “Commitment Letter,” “Definitive Agreements” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Financing as so amended, replaced, supplemented, terminated, modified or waived.

Section 5.11 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment (or waiver in writing by Purchaser and the Company, except with respect to Section 6.1(a), which shall not be waivable) at or prior to the Effective Time of the following conditions:

(a) Company Stockholder Approvals.

(i) The Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(ii) The Unaffiliated Stockholder Approval shall have been obtained.

(b) Orders. No injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity, in each case, that prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Consents. (i) Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been earlier terminated, (ii) the Irish Bank Approval shall have been received and (iii) the Ontario Securities Commission Clearance shall have been obtained.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger and the other transactions contemplated herein is further subject to the fulfillment (or waiver in writing by the Company) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser and Merger Sub set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) Performance of Obligations. Purchaser and Merger Sub shall have performed and complied with their covenants and agreements contained in this Agreement to be performed or complied with by each of them prior to or at the Closing in all material respects.

(c) Officer’s Certificate. Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Purchaser, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligations of Purchaser and Merger Sub to Effect the Merger. The obligations of Purchaser and Merger Sub to effect the Merger and the other transactions contemplated herein are further subject to the fulfillment (or waiver in writing by Purchaser) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.1, Section 3.2(a), Section 3.2(b), Section 3.3 and Section 3.18 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). All other representations and warranties of the Company set forth in Article III (read without regard to any qualifications as to materiality or Company Material Adverse Effect contained in such representations and warranties) shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect.

(b) Performance of Obligations. The Company shall have performed and complied with its covenants and agreements contained in this Agreement to be performed or complied with by it prior to or at the Closing in all material respects.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there has not been any fact, development, circumstance, change, event, condition, occurrence or effect that, individually or in the aggregate, has had a Company Material Adverse Effect that is continuing in effect or is reasonably likely to result in a Company Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by an officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4 Frustration of Closing Conditions. None of the Company, Purchaser or Merger Sub may rely as a basis for not consummating the Merger on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated herein.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time (except with respect to Section 7.1(d)(ii) below, whether before or after the adoption of this Agreement by stockholders of the Company and the managing member of Merger Sub):

(a) by the mutual written consent of the Company and Purchaser;

(b) by either the Company or Purchaser if:

(i) the Effective Time shall not have occurred on or before January 26, 2023 (the “Outside Date”); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;

(ii) any court of competent jurisdiction shall have issued or entered an injunction or similar order shall have been entered permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used such efforts as may be required by Section 5.6 to prevent, oppose and remove such injunction; or

(iii) the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approvals shall not have been obtained.

(c) by the Company, if:

(i) Purchaser or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 or failure of the Closing to occur and (B) cannot be cured by the Outside Date or, if curable, is not cured within thirty (30) days following the Company’s delivery of written notice to Purchaser of such breach; provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement that would result in a failure of a condition set forth in Section 6.1 or Section 6.3; or

(ii) (A) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that those other conditions would be satisfied if the Closing were on such date), (B) the Company has irrevocably notified Purchaser in writing that it is ready, willing and able to consummate the Closing and (C) Purchaser and Merger Sub fail to complete the Closing on the date the Closing was required by Section 1.2 to have occurred.

(d) by Purchaser, if:

(i) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and

(ii) cannot be cured by the Outside Date or, if curable, is not cured with thirty (30) days following Purchaser’s delivery of written notice to the Company of such breach; provided that Purchaser or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement that would result in the failure of a condition set forth in Section 6.1 or Section 6.2; or

(ii) prior to receipt of the Company Stockholder Approvals, the Company Board shall have made a Change of Recommendation.

Section 7.2 Manner and Effect of Termination. Any party terminating this Agreement pursuant to Section 7.1 of this Agreement shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Purchaser, Merger Sub or their respective Subsidiaries or Affiliates, except that this Section 7.2, Section 7.3 and Article VIII shall survive the termination hereof and, except as otherwise provided in this Section 7.2, no party hereto shall be relieved of any liability for any fraud or knowing or intentional breach of this Agreement occurring prior to such termination. Without limiting the Company’s rights under any other provision of this Agreement (including the Company’s right to specific performance pursuant to Section 8.4), the Company shall be entitled to damages in connection with any knowing or intentional material breach by Purchaser of this Agreement.

Section 7.3 Termination Fee and Expenses.

(a) In the event that this Agreement is terminated by:

(i) the Company pursuant to (A) Section 7.1(c)(i) or Section 7.1(c)(ii), (B) Section 7.1(b)(i) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii)), or (C) Section 7.1(b)(ii) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) and Purchaser’s material breach was a proximate cause of such order or other action); or

(ii) Purchaser pursuant to (A) Section 7.1(b)(i) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii)), or (B) Section 7.1(b)(ii) (at a time when this Agreement was terminable by the Company pursuant to Section 7.1(c)(ii) and Purchaser’s material breach was a proximate cause of such Order or other action);

then Purchaser shall pay to the Company a termination fee equal to $8,000,000 in cash (the “Purchaser Termination Fee”) by wire transfer of same day funds within three (3) Business Days (provided that the Company may defer receipt of the Purchaser Termination Fee by up to six (6) months in the event that it determines that payment at the time otherwise required hereunder would be adverse to the best interests of the Company), it being understood that in no event shall Purchaser be required to pay or cause to be paid the Purchaser Termination Fee on more than one occasion, and such Purchaser Termination Fee shall be paid by the Company as a one-time special dividend in respect of the Shares. Notwithstanding anything to the contrary in this Agreement or otherwise, and other than as provided in Section 7.3(c), each of the parties hereto expressly acknowledges and agrees that (i) the Company’s right to receive the Purchaser Termination Fee pursuant to this Section 7.3 in the circumstances in which it is payable shall be the sole and exclusive monetary remedy of the Company against Purchaser or Merger Sub for any and all liabilities, claims, losses, damages, obligations, costs or expenses (in each case whether at law or in equity, whether in contract, tort, statute or otherwise) actually or allegedly suffered or incurred, directly or indirectly arising out of or in connection with this Agreement, the documents related thereto, or the transactions contemplated hereby or thereby (and the abandonment or termination hereof or thereof), or any matter forming the basis for any such termination (all such documents, transaction and matters, collectively, the “Transaction Matters”), and (ii) upon such termination by the Company or Purchaser, as applicable, and payment of the Purchaser Termination Fee, neither the Company nor any other Person shall be entitled to bring or maintain any action, claim or proceeding against Purchaser or Merger Sub, and neither Purchaser nor Merger Sub shall have any further liability or obligation, in each case directly or indirectly relating to, or arising out of, the Transaction Matters.

(b) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated herein, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if Purchaser fails to timely pay or cause to be paid any amount due pursuant to this Section 7.3, and, in order to obtain the payment, the Company commences an Action which results in a judgment against Purchaser for the payment set forth in this Section 7.3, Purchaser shall pay or cause to be paid to Company its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received (the Purchaser Termination Fee, together with such reimbursable costs and expenses and accrued interest, the “Termination Payments”).

(c) For the avoidance of doubt, nothing in this Section 7.3 (including the last sentence of Section 7.3(a)) shall limit Company’s right to seek, maintain or obtain an action for an injunction or injunctions, specific performance or other equitable relief pursuant to, and on the terms and conditions set forth in, Section 8.4 (to the extent available thereunder) at any time prior to the valid termination of this Agreement pursuant to Section 7.1; provided, that the Company shall not be entitled to both (i) the receipt and maintenance of the Termination Payments and (ii) specific performance of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.2 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (electronically or otherwise) to the other parties.

Section 8.3 Governing Law; Jurisdiction. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.3, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.6.

Section 8.4 Remedies; Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) Each party hereto further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party hereto has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction or injunctions, specific performance or other equitable remedies to enforce Purchaser’s obligation to cause the Closing to occur (but not the right of the Company to seek an injunction or injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that those other conditions would be capable of being satisfied if the Closing were on such date) at the time when the Closing would have been required to occur, (ii) the Financing or any Alternative Financing has been funded (including into escrow) in accordance with the terms thereof or would be required to be so funded in accordance with the terms thereof at the Closing if the Closing otherwise occurs, (iii) the Company has irrevocably confirmed by written notice to Purchaser that (A) all conditions in Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that those other conditions would be capable of being satisfied if the Closing were on such date) or the Company is willing to waive any unsatisfied conditions set forth in Section 6.2 (to the extent permitted by applicable Law), and (B) that the Company is ready, willing and able to take such actions required of them by this Agreement to cause the Closing to occur and will take such actions at the Closing and (iv) Purchaser has failed to consummate the Closing prior to the third (3) Business Day following the delivery of such confirmation.

Section 8.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) MAKES THIS WAIVER VOLUNTARILY AND (c) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

Section 8.6 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by reliable overnight delivery service (with proof of service), hand delivery, email or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Purchaser or Merger Sub:

Pzena Investment Management, LLC

320 Park Avenue, 8th Floor

New York, NY 10022

Attention     Richard S. Pzena

Email:         pzena@pzena.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10011-2163

Attention:     Scott Golenbock

Email:           SGolenbock@milbank.com

To the Company:

Pzena Investment Management, Inc.

320 Park Avenue, 8th Floor

New York, NY 10022

Attention Special Committee of the Board of Directors

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:      Andrew J. Nussbaum

             Nicholas G. Demmo

Email:            ajnussbaum@wlrk.com

             ngdemmo@wlrk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered or received.

Section 8.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 8.7 shall be null and void ab initio.

Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the exhibits and schedules hereto and the Voting Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for (i) after the Effective Time, the right of the holders of the Common Stock to receive the Merger Consideration in accordance with Article II and (ii) Section 5.9 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.10 Amendments; Waivers. At any time prior to the Effective Time and subject to Section 8.15, whether before or after the adoption of this Agreement by the stockholders of the Company or the managing member of the Merger Sub, any provision of this Agreement may be amended (by action taken or authorized by their respective boards of directors or managing member, in the case of Company and Merger Sub, respectively) or waived if, and only if, such amendment or waiver is in writing and signed by the Company and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after receipt of the Company Stockholder Approvals or the adoption of this Agreement by the managing member of Merger Sub, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require further approval of the stockholders of the Company or the managing member of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the managing member of Merger Sub, as applicable.

Section 8.11 Special Committee Approval. No amendment or waiver of any provision of this Agreement, and no decision, confirmation or determination by the Company shall be made, approval or consent granted by the Company, or any other action taken by the Company or the Company Board under or with respect to this Agreement without first obtaining the approval of the Special Committee. Any purported action taken in violation of this Section 8.11 shall be null and void ab initio.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14 Obligations of Merger Sub. Whenever this Agreement requires a Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause such Merger Sub to take such action.

Section 8.15 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement or the Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal Action to the exclusive jurisdiction of such court, (b) agrees that any such legal Action shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in the Commitment Letter or other applicable definitive document relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Commitment Letter or in any definitive documentation related to the Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the Laws of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal Action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of its subsidiaries or any of their respective controlled Affiliates or representatives relating to or arising out of this Agreement or the Financing (subject to the last sentence of this Section 8.15) and (e) agrees that the Financing Parties are express third party beneficiaries of, and may rely upon and enforce, any of the provisions of this Section 8.15 and that this Section 8.15 may not be amended in a manner materially adverse to the Financing Parties without the written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 8.15 shall in any way limit or modify the rights and obligations of Purchaser under this Agreement or any Financing Party’s obligations to Purchaser under the Commitment Letter or the rights of the Company and its Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.

Section 8.16 Definitions. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“Acquisition Proposal” has the meaning set forth in Section 5.3(e).

“Action” has the meaning set forth in Section 5.9(b).

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise; provided that Purchaser shall not be considered an Affiliate of the Company (and vice versa).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(a).

“Alternative Financing” has the meaning set forth in Section 5.10(c).

“Book-Entry Shares” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized or required by Law to be closed.

“Central Bank” means the Central Bank of Ireland, or any successor thereto.

“Certificate of Formation” has the meaning set forth in Section 1.5.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.2(a).

“Change of Recommendation” has the meaning set forth in Section 5.3(c).

“Class A Common Stock” has the meaning set forth in Section 3.2(a).

“Class B Common Stock” has the meaning set forth in Section 3.2(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(b)(iii).

“Commitment Letter” has the meaning set forth in Section 4.6.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 3.4(a).

“Company Benefit Plans” means all written employee or director compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, equity or equity related, deferred compensation, vacation, stock purchase, stock option, stock incentive, severance, employment, change of control or fringe benefit plan, program or agreement (other than any Multiemployer Plan and Company Foreign Plan), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries.

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.

“Company Deferred Stock Award” means an award of deferred stock units that correspond to Shares issued under the Company Nonemployee Director Deferred Compensation Plan.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Foreign Plan” means each material written plan, program or Contract that is subject to or governed by the Laws of any jurisdiction other than the United States, and that would have been treated as a Company Benefit Plan had it been a United States plan, program or Contract.

“Company Material Adverse Effect” means any fact, development, circumstance, change, event, condition, occurrence or effect that, individually or in the aggregate, has had a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided that none of the following, and no fact, development, circumstance, change, event, condition, occurrence or effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a

“Company Material Adverse Effect” has occurred or is reasonably likely to occur: (a) any changes in general United States or global economic conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (b) any changes after the date hereof in conditions generally affecting the industries in which the Company or any of its Subsidiaries engages, (c) any reduction, in and of itself, in the assets under management of the Company or any of its Subsidiaries, (d) any decline, in and of itself, in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood and agreed that this clause (d) shall not preclude Purchaser from asserting that any facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (e) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that this clause (e) shall not preclude Purchaser from asserting that any facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (f) the execution and delivery of this Agreement, the public announcement or the pendency of this Agreement, (g) any changes after the date hereof in any applicable Law or GAAP (or interpretations thereof), (h) any action or omission of the Company or any of its Subsidiaries at the written direction or written request of Purchaser or Merger Sub in its capacity as such (and not by any Person in any other capacity) pursuant to the terms of this Agreement or (i) any hurricane, earthquake, flood or other natural or man-made disaster, act of God, or any epidemic, pandemic, disease, outbreak, health emergency or crisis (including with respect to or as a result of COVID-19 or changes arising out of the implementation of COVID-19 Measures), except in the case of each of clauses (a), (b), (g) or (i), to the extent that any such fact, circumstance, change, event, occurrence or effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such fact, circumstance, change, event, occurrence or effect has on other companies primarily operating in the industry in which the Company and its Subsidiaries engage.

“Company Material Contracts” has the meaning set forth in Section 3.16(a).

“Company Meeting” has the meaning set forth in Section 5.5.

“Company Option” means an option to purchase Shares.

“Company Permits” has the meaning set forth in Section 3.8(b).

“Company Phantom Shares” means phantom Shares issued under the Company Equity Incentive Plan or any other Company Benefit Plan (excluding the Company Nonemployee Director Deferred Compensation Plan).

“Company Recommendation” has the meaning set forth in Section 3.3(b).

“Company Restricted Shares” means unvested restricted Shares issued under the Company Equity Incentive Plan or any other Company Benefit Plan (excluding the Company Nonemployee Director Deferred Compensation Plan).

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Stockholder Approvals” has the meaning set forth in Section 3.19.

“Contract” means any note, bond, debenture, mortgage, indenture, lease, agreement or other contract.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control Prevention and the World Health Organization, in each case in connection with or in response to COVID-19, including the CARES Act and the Families First Act.

“Debt Letters” has the meaning set forth in Section 4.6(a).

“Deferred Stock Award Consideration” has the meaning set forth in Section 2.3(b).

“Definitive Agreements” has the meaning set forth in Section 5.10(a).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.1(c).

“Effective Time” has the meaning set forth in Section 1.3.

“Environmental Law” has the meaning set forth in Section 3.9(b).

“ERISA” mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“Fair Value” has the meaning set forth in Section 4.10(d).

“Fee Letter” has the meaning set forth in Section 4.6(a).

“Fiduciary Shares” means any Shares owned by Purchaser, the Company or any of their direct or indirect Subsidiaries (i) in such Person’s fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account, (ii) in the context of ordinary course brokerage, asset management, research or similar activities of such Person, or (iii) in connection with such Person’s transactions that are undertaken by pension funds or employee benefit programs.

“Financing” has the meaning set forth in Section 4.6(a).

“Financing Amounts” has the meaning set forth in Section 4.6(c).

“Financing Entities” has the meaning set forth in the definition of “Financing Parties.”

“Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Purchaser or any of its Subsidiaries Financing pursuant to the Commitment Letter (the “Financing Entities”), and their respective Representatives and other Affiliates; provided that neither Purchaser nor any Affiliate thereof shall be a Financing Party.

“GAAP” means United States generally accepted accounting principles.

“Governmental Consents” has the meaning set forth in Section 5.6(a).

“Governmental Entity” means any federal, state, local, municipal or foreign government, any court, tribunal, administrative agency or commission or other governmental or quasi-governmental or other regulatory authority or agency, whether federal, state, local, municipal, foreign or supranational, or any arbitral body or the NYSE.

“Hazardous Substance” has the meaning set forth in Section 3.9(c).

“HSR Act” has the meaning set forth in Section 3.4(a).

“Indemnified Party” has the meaning set forth in Section 5.9(b).

“Intellectual Property” has the meaning set forth in Section 3.14(a).

“Intervening Event” has the meaning set forth in Section 5.3(g).

“Irish Acquiring Transaction Notification” means a notification required to be made in relation to PIM Europe to the Central Bank in connection with the Merger.

“Irish Bank Approval” means, following the submission of the Irish Acquiring Transaction Notification to the Central Bank, any of the following events having occurred with respect to such Irish Acquiring Transaction Notification: (a) the Central Bank having given notice that it does not oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing pursuant to the UCITS Regulations; (b) the relevant assessment period within which the Central Bank may consider the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing, having expired, without the Central Bank having given notice in writing that it opposes the proposed acquisition, as contemplated by Regulation 21(13) of the MiFID Regulations; (c) the Central Bank having given notice that it does not oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing subject to any conditions, undertakings or requirements specified by the Central Bank to Purchasers (that are in form and substance satisfactory to Purchaser, in the case of any conditions, undertakings or requirements applicable to the Purchasers) pursuant to the UCITS Regulations; or (d) the Central Bank confirming that it opposes the acquisition by Purchaser (or any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing, following which Purchaser appeals that decision in accordance with the UCITS Regulations or any other applicable Law, and the Irish Financial Services Appeals Tribunals remits the matter for further consideration to the Central Bank pursuant to section 57(Z)(2)(d) of the Central Bank Act 1942, and the Central Bank thereafter indicates that it does not intend to oppose the acquisition by Purchaser (and any other Person that proposes to make an Irish Relevant Acquisition) of PIM Europe as a result of the Closing.

“Irish Relevant Acquisition” has the meaning ascribed to it in Regulation 19(a) of the MiFID II Regulations which apply by virtue of Regulation 21(2) of the UCITS Regulations.

“Knowledge” means (a) with respect to Purchaser, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 8.16 of the Purchaser Disclosure Letter and (b) with respect to the Company, the actual knowledge, after reasonably inquiry, of the individuals listed on Section 8.16 of the Company Disclosure Letter.

“Law” or “Laws” means all applicable laws, statutes, constitutions, rules, regulations, judgments, rulings, orders and decrees of any Governmental Entity.

“Lien” means any mortgage, pledge, title defects, claims, charges, security interest, encumbrance or liens of any kind or nature.

“LLC Act” has the meaning set forth in the Recitals.

“Managing Member” means the Company, in its capacity as the Managing Member under the Amended and Restated Operating Agreement of Purchaser, dated as of December 30, 2019.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“MiFID Regulations” means the European Union (Markets in Financial Instruments) Regulations 2017.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“Ontario Securities Commission Clearance” means the non-objection from the Ontario Securities Commission to the acquisition by certain principal shareholders of Purchaser pursuant to Section 11.9 of National Instrument 31-103.

“Operating Agreement” has the meaning set forth in Section 1.5.

“Option Consideration” has the meaning set forth in Section 2.3(a).

“Outside Date” has the meaning set forth in Section 7.1(b)(i).

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Permitted Lien” means (a) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and delinquent, the amount or validity of which are being contested in good faith or for which adequate accruals or reserves have been established, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business which are being contested in good faith or for which adequate accruals or reserves have been established, (c) zoning, entitlements, building codes or other land use or environmental regulations, ordinances or legal requirements imposed by any Governmental Entity, (d) any state of facts which an accurate survey or inspection of the real property owned or leased by the Company and its Subsidiaries would disclose and which, individually or in the aggregate, would not constitute a Company Material Adverse Effect, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any real property owned or leased by the Company and its Subsidiaries issued by a title company and delivered or otherwise made available to Purchaser, (f) statutory Liens in favor of lessors arising in connection with any property leased to the Company and its Subsidiaries, (g) any defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and any mining reservations, rights, licenses and leases, which, in each case, would not constitute a Company Material Adverse Effect, (h) Liens that are disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet) or (i) Liens that, individually or in the aggregate, would not be reasonably expected to materially detract from the value of any of the property, rights, or assets of the business of the Company and its Subsidiaries, taken as a whole.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“PIM Europe” means Pzena Investment Management Europe Limited.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Premium Cap” has the meaning set forth in Section 5.9(c).

“Prohibited Modifications” has the meaning set forth in Section 5.10(b).

“Proxy Statement” has the meaning set forth in Section 3.12.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Approvals” has the meaning set forth in Section 4.3(a).

“Purchaser Disclosure Letter” has the meaning set forth in Article IV.

“Purchaser Termination Fee” has the meaning set forth in Section 7.3(a).

“Regulatory Law” has the meaning set forth in Section 5.6(c).

“Representatives” has the meaning set forth in Section 5.3(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedule 13E-3” has the meaning set forth in Section 5.4(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” means each share of Class A Common Stock.

“Software” means all (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in object code and source code formats, and (b) databases and compilations, including all data and collections of data, whether machine readable or otherwise.

“Special Committee” has the meaning set forth in the Recitals.

“Stockholder Approval” has the meaning set forth in Section 3.19.

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner or managing member (excluding investment partnerships or collective investment vehicles in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). For purposes of this definition, “voting securities” with respect to any Subsidiary means common stock or other securities having the power to vote for the election of directors, managers or other voting members of the governing body of such Subsidiary.

“Superior Proposal” has the meaning set forth in Section 5.3(f).

“Surviving Company” has the meaning set forth in Section 1.1.

“Tax Contest” has the meaning set forth in Section 3.13(b).

“Tax Return” has the meaning set forth in Section 3.13(b).

“Taxes” has the meaning set forth in Section 3.13(b).

“Termination Payments” has the meaning set forth in Section 7.3(b).

“Transaction Matters” has the meaning set forth in Section 7.3(a).

“Unaffiliated Stockholder Approval” has the meaning set forth in Section 3.19.

“UCITS Regulations” means the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations 2011.

“Voting Agreement” has the meaning set forth in the Recitals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

PZENA INVESTMENT MANAGEMENT, LLC

By: Pzena Investment Management, Inc., its Managing Member

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

PANDA MERGER SUB, LLC

By: Pzena Investment Management, LLC, its Managing Member

By: Pzena Investment Management, Inc., its Managing Member

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Annex B

July 26, 2022

Special Committee of the Board of Directors

Pzena Investment Management, Inc.

830 Third Avenue, 14th Floor

New York, New York 10022

Ladies and Gentlemen:

You have requested the opinion of Ardea Partners LP (“Ardea”) as to the fairness from a financial point of view to the holders of Class A common stock, par value $.01 per share (“Class A Common Stock”), of Pzena Investment Management, Inc. (the “Company”), of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of July 26, 2022, by and among Pzena Investment Management, LLC (“Purchaser”), Panda Merger Sub, LLC, a direct wholly owned subsidiary of Purchaser (“Merger Sub”), and the Company (the “Agreement”), which provides among other things, for the merger of the Company with and into Merger Sub. Pursuant to the Agreement, each issued and outstanding share of Class A Common Stock shall be converted automatically into the right to receive $9.60 in cash (the “Consideration”).

Ardea is engaged in underwriting services, private placements of securities, merger and acquisition advisory services, investment banking and other financial and non-financial activities and services for various persons and entities. Ardea and its employees and affiliates, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Purchaser and any of their affiliates, or any currency or commodity that may be involved in the merger contemplated by the Agreement (the “Transaction”). Ardea has acted as financial advisor to the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company in connection with the Transaction. Ardea expects to receive fees for Ardea’s services in connection with the Transaction, all of which are payable upon consummation of the Transaction. In addition, the Company has agreed to indemnify us against certain liabilities that may arise out of Ardea’s engagement. In the future, Ardea may provide investment banking services to the Company, Purchaser, and their affiliates for which Ardea may receive compensation.

In connection with this opinion, representatives of Ardea have reviewed, among other things, the Agreement; the Voting Agreement, dated as of July 26, 2022, by and among the Company and certain stockholders of the Company; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain internal financial analyses and forecasts for the Company, prepared by the management of the Company and approved for Ardea’s use by the Company and the Special Committee (the “Forecasts”). Representatives of Ardea have also held discussions with members of the Special Committee and members of senior management regarding the past and current business operations, financial condition and future prospects of the Company, as well as potential financing and debt commitment sources available to Purchaser; reviewed recently reported price and trading activity for the Class A Common Stock; compared certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain business combinations in the asset management industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Ardea deemed appropriate.

Ardea has, with the Special Committee’s consent, relied upon and assumed the accuracy and completeness, in all respects meaningful to Ardea’s analysis, of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Ardea, without assuming any responsibility for independent verification thereof. In addition, Ardea has assumed with the Special Committee’s consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Ardea has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Purchaser, and Ardea has not been furnished with any such evaluation or appraisal. Ardea has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to Ardea’s analysis. Ardea has also assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition therein, the effect of which would be in any way meaningful to Ardea’s analysis.

Ardea’s opinion does not address the underlying business decision of the Company to engage in the Transaction, the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, or any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to holders of Class A Common Stock, of the Consideration to be paid to such holders pursuant to the Agreement. Ardea does not express any view on, and Ardea’s opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction. In addition, Ardea does not express an opinion, whether relative to the Consideration or otherwise, on either the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, officers, directors or employees of the Company or other constituencies of the Company (other than the holders of Class A Common Stock), or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons in connection with the Transaction. Ardea is not expressing any opinion as to the prices at which any securities of the Company will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company, or the ability of the Company to pay its obligations when they come due. Ardea’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and Ardea assumes no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Ardea’s advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee in connection with its consideration of the Transaction, and this opinion does not constitute a recommendation as to how any holder of Class A Common Stock should act or vote with respect to the Transaction or any other matter. This opinion has been approved by the Fairness Committee of Ardea.

Based upon and subject to the foregoing, it is Ardea’s opinion that, as of the date hereof, the Consideration to be paid to holders of Class A Common Stock pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Ardea Partners LP

B-2

Annex C

CastleOak Securities, L.P.

200 Vesey Street, 4th Floor

New York, NY 10281

26 July 2022

Special Committee of the Board of Directors

Pzena Investment Management, Inc.

320 Park Avenue, 8th Floor

New York, NY 10022

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Pzena Investment Management, Inc., a Delaware corporation (the “Company”), of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly owned subsidiary of Pzena Investment Management, LLC, a Delaware limited liability company (the “Acquiror”). Pursuant to the proposed Agreement and Plan of Merger to be entered into (the “Agreement”) by and among the Company, the Acquiror, and its wholly owned subsidiary, Panda Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of Class A Common Stock, other than shares of Class A Common Stock held in treasury or owned by any subsidiary of the Company or directly owned or held by the Acquiror or Merger Sub and Dissenting Shares (as defined in the Agreement) (collectively, the “Excluded Shares”), will be converted into the right to receive $9.60 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft of the Agreement dated 26 July 2022 (the “Draft Agreement); (ii) reviewed a draft of the Senior Credit Facility Commitment Letter dated 26 July 2022 (the “Draft Commitment Letter”), summarizing a $200 million term loan from J.P. Morgan Chase Bank, N.A. to fund the Consideration payable by the Acquiror under the Agreement (the “Acquisition Financing Facility”); (iii) reviewed a draft of the Voting Agreement dated 26 July 2022 (the “Draft Voting Agreement”); (iv) reviewed certain publicly available business and financial information concerning the Company and the industry in which it operates including Annual Reports on Form 10-K of the Company for the fiscal years ended 31 December 2021, 2020, and 2019; (v) reviewed certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company for the periods ended 31 March 2022, 2021, and 2020; (vi) reviewed certain other publicly available communications from the Company to its stockholders; (vii) compared the proposed financial terms of the Transaction with publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (viii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Common Stock and certain publicly traded securities of such other companies; (ix) reviewed certain internal information relating to the business, operations, ownership, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections for the fiscal years ending 31 December 2022 through 2027 relating to the

Company prepared by management of the Company and furnished to us by the Company for the purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”); (x) compared the proposed financial terms of the Transaction with previous non-binding acquisition proposals; and (xi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

We have participated in discussions with certain members of management of the Company and the Acquiror regarding their assessment of the Internal Data. In addition, we have held discussions with certain members of management of the Company and the Acquiror with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency, or similar matters. In relying on financial analyses and Forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by management as to the expected future results of operations and financial condition of the Company to which such analyses or Forecasts relate. We express no view as to such analyses or Forecasts or the assumptions on which they were based.

We have assumed, at your direction, that the final executed Agreement, Voting Agreement, and Acquisition Financing Facility will not differ in any respect material to our analysis from the Draft Agreement, Draft Commitment Letter, and Draft Voting Agreement reviewed by us for purposes of our analysis of the Transaction and this opinion. We have also assumed, at your direction, that the Transaction contemplated by the Agreement will be consummated as described in the Agreement, without any changes material to our analysis. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement, and the related agreements, are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction to the extent material to our analysis.

Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Class A Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors, or other stakeholders of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Class A Common Stock in the Transaction or with respect to the fairness of any compensation.

We have acted as an independent financial advisor to the special committee of independent directors (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a substantial portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly in a number of investment banking, capital markets, equity and fixed income sales and trading, and financial advisory activities. In the past two years, except for our current engagement by the Special Committee, we have not been engaged on a fee-paying basis to provide financial advisory or other services to the Company or the Acquiror, and we have not received any compensation from the Company or the Acquiror during such period.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of the Class A Common Stock (other than Excluded Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by the fairness opinion committee of CastleOak Securities, L.P. This letter is provided to the Special Committee of the Board of Directors of the Company (solely in their capacity as members of the Special Committee) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ CastleOak Securities, L.P.

CASTLEOAK SECURITIES, L.P.

Annex D

§ 262. Appraisal rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex E

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 26, 2022, by and among Pzena Investment Management, Inc., a Delaware corporation (the “Corporation”) on the one hand, and Richard S. Pzena, John P. Goetz, William L. Lipsey, Chenyu Caroline Cai, and Allison Fisch (collectively, the “Stockholders”), on the other hand.

WHEREAS, each Stockholder is a stockholder of the Corporation;

WHEREAS, as of the date hereof, the Stockholders are collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 225,307 shares of Class A common stock of the Corporation (the “Class A Original Shares”) and 28,652,157 Class B Partnership Interests in Pzena Investment Management, LP, a Delaware Limited Partnership (“PIM LP” and such interests the “Class B PIM LP Interests”), which they were issued in exchange for shares of Class B common stock of the Corporation (the “Class B Original Shares” and collectively with the Class A Original Shares and Class B PIM LP Interests, the “Original Shares” and, together with (i) any additional shares of common stock of the Corporation, (ii) any additional Class B PIM LP Interests, and (iii) any securities convertible into or exercisable for shares of common stock of the Corporation or Class B PIM LP Interests, in each case, that may be acquired, directly or indirectly, by the Stockholders after the date hereof, the “Subject Shares”);

WHEREAS all holders of Class B common stock of the Corporation (“Class B Stock”), including PIM LP, have entered into a Class B Stockholders’ Agreement, dated as of October 30, 2007 (the “Class B Stockholders’ Agreement”), which provides for a preliminary vote of the holders of Class B Stock prior to any vote of the stockholders of the Corporation (the “Preliminary Stock Vote”) and which requires each holder of Class B Stock to vote with respect to all the shares of Class B Stock held by such holder on all matters in which action is proposed to be taken in accordance with the vote of the majority of the shares of Class B common stock present and voting in the Preliminary Stock Vote;

WHEREAS, pursuant to the Class B Stockholders’ Agreement, each holder of Class B Stock irrevocably made, constituted and appointed Richard S. Pzena, with full power of substitution, as his, her or its true attorney-in-fact and agent, for and in his, her or its name, place and stead, to act as his, her or its proxy to (i) vote the Class B Stock then owned by such holder at any meeting of stockholders of the Corporation in accordance with the Preliminary Stock Vote and (ii) vote the Class B Stock then owned by such holder in such proxy holder’s discretion upon any other business which is not presented in the notice of such meetings but properly comes before such meetings;

WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of PIM LP (the “LPA”), prior to any vote of the stockholders of the Corporation, the limited partners shall hold a preliminary vote (the “Preliminary LP Vote”) directing the general partner of PIM LP how to vote with respect to any action called to vote at any meeting of the stockholders of the Corporation;

WHEREAS, pursuant to the LPA, PIM LP will vote the shares of Class B Stock it holds based on the majority vote resulting from the Preliminary LP Vote, which shares or units shall be voted in a block;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Corporation has entered into an Agreement and Plan of Merger, by and among the Corporation, PIM LLC and Panda Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, the Corporation will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity in such merger (the “Merger”);

WHEREAS, in order to induce the Corporation to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) Each Stockholder agrees to vote (or cause the holder of record on any applicable record date to vote), in person or by proxy, all of their Subject Shares in connection with any meeting of the stockholders of the Corporation or of the limited partners of PIM LP, as applicable (including any adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of the Corporation or limited partners of PIM LP, as applicable, (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of the Corporation in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Corporation to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Corporation; or (B) any action that would reasonably be expected to prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or that would otherwise be inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, each Stockholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing. Each Stockholder shall be present (in person or by proxy) at any meeting of the stockholders of the Corporation or of the limited partners of PIM LP (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(b) In furtherance of the foregoing, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Richard S. Pzena, Joan F. Berger and Geoff Bauer, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or grant a written consent in respect of all of such Stockholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the Subject Shares, on the matters and in the manner specified in Section 1.1(a). Each Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by the Corporation, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL or with the provisions of Section 15-123 of the Delaware Revised Uniform Partnership Act until the termination of this Agreement in accordance with Section 2.1. Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. Each Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Subject Shares (other than each Stockholder’s appointment of Richard S.

Pzena as his, her or its attorney-in-fact, agent and proxy under Section 1.2(b) of the Class B Stockholders’ Agreement, which, for the avoidance of doubt, shall remain irrevocable and binding).

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder, each Stockholder agrees not to, directly or indirectly, (a) transfer (which term shall include any sale, assignment, tender, gift, pledge, distribution, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except for a transfer for estate or tax planning purposes where the transferee or third party agrees in writing with the Corporation to be bound by the terms hereof, subject to the consent of the Corporation (not to be unreasonably withheld)), or create or permit to exist any Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”) that would prevent such Stockholder from voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any such Subject Shares; (b) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (e) take or permit any other action that would, or would reasonably be expected to, restrict, limit or interfere, in any way, with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (a) through (e) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to an Acquisition Proposal being referred to in this Agreement as a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. To the extent a Stockholder’s Subject Shares are represented by certificates, such Stockholder shall make available to the Corporation such certificates in order for the Corporation to mark such certificates with legends required by the DGCL regarding the foregoing Transfer restrictions. If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by the Corporation of Stockholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any (i) press release, the Proxy Statement and any other disclosure document or (ii) consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees to give to the Corporation as promptly as practicable any information related to the foregoing that the Corporation may reasonably request for the preparation of any such disclosure documents. Each Stockholder agrees to notify the Corporation as promptly as practicable of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.4 Changes to Subject Shares. Each Stockholder agrees that all shares of common stock of the Corporation that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of Company Options, or any interests in PIM LP issued for a corresponding share of common stock of the Corporation, shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any stock dividend or distribution, or any change to the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. Each Stockholder hereby agrees, while this Agreement is in effect, to notify the Corporation promptly in writing of the number and description of any additional Subject Shares of which such Stockholder acquires beneficial ownership or ownership of record.

Section 1.5 Representations and Warranties. Each Stockholder represents and warrants to the Corporation as follows:

(a) Schedule A hereto sets forth a complete and accurate schedule of each Stockholder and the number of such Stockholder’s Original Shares subject hereto.

(b) Such Stockholder (i) is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to such Stockholder’s Subject Shares, free and clear of any and all Encumbrances except for Encumbrances arising (A) hereunder or (B) any restrictions on transfer imposed by applicable federal or state securities laws; (ii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement; and (iii) has not entered into any agreement to Transfer any Subject Shares.

(c) This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Corporation, constitutes a legal, valid and binding agreement of each Stockholder enforceable against each Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(d) The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of, or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Stockholder is a party or by which the Subject Shares are bound; or (ii) conflict with, violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree of any federal, state, local or foreign statute or Law applicable to Stockholder or any of the Subject Shares.

(e) The execution and delivery of this Agreement by each Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require any Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports (or amendments thereto) with the SEC.

(f) As of the date hereof, there is no Action pending against such Stockholder, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to restrict, impair or prohibit the performance by such Stockholder of its obligations under this Agreement.

(g) Each Stockholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Each Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Stockholders to:

320 Park Avenue, 8th Floor

New York, NY 10022

and

(ii) if to the Corporation, in accordance with Section 8.6 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

(b) At any time prior to the Effective Time, the parties may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of law principles of the State of Delaware.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware federal court within the State of Delaware), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby for any reason other than the failure to serve process in accordance with this Section 2.8, and irrevocably waive the defense of an inconvenient forum or an improper venue to the maintenance of any such action or proceeding. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 2.2. The consents to jurisdiction set forth in this Section 2.8 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 2.8 and shall not be deemed to confer rights on any person other than the parties. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and irrevocably waives any and all right to trial by jury with respect to any action related to or arising out of this Agreement.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an Injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Corporation shall be deemed to make any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the beneficial owner of the Subject Shares and nothing herein shall limit or prohibit any Stockholder or any of its representatives, in his or her capacity as an officer or director of the Corporation, from taking any action or failing to take any action in such capacity.

Section 2.13 Waiver of Appraisal Rights. To the full extent permitted by Law, each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that such Stockholder may have, directly or indirectly, by virtue of the ownership of any Subject Shares, or may acquire in connection with the Merger.

Section 2.14 Regulatory Filings. To the extent any filing under the HSR Act is required to be made by any Stockholder, each such Stockholder shall make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by or related to the Merger Agreement as promptly as practicable after the date of this Agreement and shall use its reasonable best efforts to cooperate in good faith with the Corporation to obtain the necessary clearance under the HSR Act. Each such Stockholder shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. Without limiting the foregoing, each such Stockholder shall not, and shall cause his or her controlled affiliates not to, without the prior written consent of the Corporation, extend (or take any action with the effect of extending) any waiting period or comparable period under the HSR Act. Prior to making any application to or filing with any Governmental Entity in connection with the transactions contemplated by or related to the Merger Agreement, each party hereto will provide the other party with any information or documents that the other party may reasonably require to prepare any such filing or application. In addition, each Stockholder agrees to (i) use his or her reasonable best efforts to make all applications, submissions, requests and filings necessary in order to obtain any other Governmental Consents (or any other consents or approvals of any Governmental Entity), including the Ontario Securities Commission Clearance (as defined in the Merger Agreement), required to be made or obtained by him or her, if any, in connection with the transactions contemplated hereby or by the Merger Agreement, (ii) to provide all information regarding himself or herself (or any of their related or affiliated parties) necessary in connection with the applications, submissions, requests or filings by the Company, Purchaser or any of their Subsidiaries in order to obtain any other Governmental Consents, including the Ontario Securities Commission Clearance, and (iii) to take all actions reasonably related thereto and reasonably necessary in order to obtain any other Governmental Consent (or such other consents or approvals of any Governmental Entity), including the Ontario Securities Commission Clearance, required to be made or obtained by him or her. Each Stockholder agrees to take such actions within the timeframes contemplated by Section 5.6 of the Merger Agreement.

Section 2.15 Special Committee Approval. No amendment or waiver of any provision of this Agreement, and no decision, confirmation or determination shall be made, approval or consent granted, or any other action taken, by the Corporation under or with respect to this Agreement without first obtaining the approval of the Special Committee of the Board of Directors of the Corporation. Any purported action taken in violation of this Section 2.15 shall be null and void ab initio.

Section 2.16 Further Assurances; Cooperation. Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform its obligations under this Agreement. Each Stockholder agrees not to (a) take any action, or fail to take any action within his or her reasonable control, that would be reasonably likely to adversely affect or delay the ability of such Stockholder to comply with and perform its covenants and agreements under this Agreement and (b) purchase or otherwise acquire, directly or indirectly, any additional shares of Class A common stock of the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

RICHARD S. PZENA:

/s/ Richard S. Pzena
Richard S. Pzena

JOHN P. GOETZ:

/s/ John P. Goetz
John P. Goetz

WILLIAM L. LIPSEY:

/s/ William L. Lipsey
William L. Lipsey

CHENYU CAROLINE CAI:

/s/ Chenyu Caroline Cai
Chenyu Caroline Cai

ALLISON FISCH:

/s/ Allison Fisch
Allison Fisch

[Signature Page to Voting Agreement]

SCHEDULE A

	Class A Original Shares	Class B Original Shares
Richard Pzena	106	17,547,719
John Goetz	—	5,209,084
Bill Lipsey	4,700	4,576,514
Caroline Cai	178,598	940,133
Allison Fisch	41,903	378,707

Annex F

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Discussion materials June 2022

Analysis of various scenarios Illustrative analysis at various prices 52-wk. low Implied share price 52-wk. high Metric $8.00 $8.25 $8.50 $8.75 $9.00 $9.25 $9.50 $9.75 $10.00 $10.25 $10.50 $10.75 $11.00 Premium to current share $6.19 $12.03 price (as of 5/31/2022) 05/16/22 $7.07 13% 17% 20% 24% 27% 31% 34% 38% 41% 45% 49% 52% 56% 06/03/21 Premium/(discount) to $6.47 24% 27% 31% 35% 39% 43% 47% 51% 54% 58% 62% 66% 70% 1-month VWAP Premium/(discount) to $7.50 7% 10% 13% 17% 20% 23% 27% 30% 33% 37% 40% 43% 47% 3-month VWAP Premium/(discount) to $8.41 (5%) (2%) 1% 4% 7% 10% 13% 16% 19% 22% 25% 28% 31% 6-month VWAP Premium/(discount) to 1 $9.50 (16%) (13%) (10%) (8%) (5%) (3%) 0% 3% 5% 8% 11% 13% 16% 12-month VWAP % of 52-week high 59% 67% 69% 71% 73% 75% 77% 79% 81% 83% 85% 87% 89% 91% Implied equity value (total) $695 $717 $740 $763 $787 $810 $834 $857 $880 $904 $927 $951 $974 Fully diluted shares outstanding (mm)2 86.9 86.9 87.1 87.2 87.4 87.6 87.7 87.9 88.0 88.2 88.3 88.4 88.5 Net debt/(cash) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) ($36) Implied firm value $660 $681 $704 $728 $751 $775 $798 $821 $845 $868 $892 $915 $938 Equity value paid to 3 20.3% $141 $145 $151 $157 $163 $169 $175 $181 $187 $193 $199 $205 $212 minority shareholders Implied 2022E FV / EBITDA $964 6.9x 7.1x 7.3x 7.6x 7.8x 8.1x 8.3x 8.5x 8.8x 9.0x 9.3x 9.5x 9.8x Sector median 7.3x Implied 2023E FV / EBITDA $994 6.7x 6.9x 7.1x 7.4x 7.6x 7.9x 8.1x 8.3x 8.6x 8.8x 9.0x 9.3x 9.5x Implied 2022E Price / Earnings $63 4 11.0x 11.3x 11.7x 12.1x 12.5x 12.8x 13.2x 13.6x 13.9x 14.3x 14.7x 15.0x 15.4x 4 Implied 2023E Price / Earnings $71 9.8x 10.1x 10.4x 10.7x 11.1x 11.4x 11.7x 12.0x 12.4x 12.7x 13.0x 13.4x 13.7x Source: FactSet, Bloomberg, company filings as of latest 10-Q, management forecast Note: Market data as of 5/31/2022; Projections do not incorporate any benefit related to the removal of public company costs; Reflects cash and cash equivalents as of 3/31/2022 10-Q and does not include any balance sheets investments in balance; Equity value paid to minority shares reflects Class A common, phantom class A units, and dilution from options; Sector median reflects estimates for IVZ, TROW, AMG, JHG, VRTS, VCTR, APAM, BSIG, WETF; Select precedent transactions shown on an FV / LTM EBITDA basis; 1 Reflects 6/1/2021 to 5/31/2022 due to data availability; 2 Reflects Class A, B, and B-1 common shares, Phantom Class A and B units, and dilution from options; 3 Represents Class A shares as a % of total basic shares outstanding; 4 Net income, inclusive of interest income and investment gain/(loss), and EBITDA reflect management forecast

C O N F I D E N T I A L Indexed share price performance Share price performance (indexed to PZN share price of $9.47 as of 12/31/2021) $11.00 PZN AM median¹ S&P 500 VWAP 1-month 3-month 6-month 12-month $10.50 PZN $6.47 $7.50 $8.41 $9.50 $10.00 $9.50 $9.00 $8.50 $8.21 $8.00 $7.59 $7.50 $7.00 Price performance 1-month 3-month YTD 5/31/2022 PZN 12.4% (23.4%) (25.3%) $6.50 Current AM median 4.0% (6.7%) (19.1%) $7.07 S&P 500 0.0% (5.5%) (13.3%) $6.00 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Source: FactSet, Bloomberg as of 5/31/2022 Note: Share price performance represents PZN share price as of 12/31/2021 multiplied by AM median and S&P500 price performance indexed to 12/31/2021; 1 AM median represents median of IVZ, TROW, AMG, JHG, VRTS, VCTR, APAM, BSIG, WETF, GBL

C O N F I D E N T I A L Public asset manager trading overview Trading metrics, sorted by AUM ($mm except for share price) Price to Firm value to: Stock price: % 52-week Equity Firm 2022E 2023E ($mm, except per share data) 5/31/2022 high value value AUM 2022E EPS 2023E EPS EBITDA EBITDA Invesco $19.34 65.1% $9,084 $15,328 $1,555,900 7.9x 7.1x 7.3x 6.7x T. Rowe Price 127.09 56.6% 29,739 28,913 1,551,800 12.6x 11.8x 8.7x 8.4x Affiliated Managers Group 133.62 69.7% 5,507 7,231 776,700 7.6x 7.0x 7.2x 6.9x Janus Henderson 28.11 57.9% 4,859 4,512 361,000 9.7x 9.2x 6.3x 6.4x Virtus 192.66 56.9% 1,524 1,581 183,342 6.7x 6.1x 4.5x 4.2x Victory Capital 28.28 65.6% 2,090 3,133 178,098 6.1x 5.7x 7.0x 6.6x Artisan Partners 38.41 70.4% 3,277 3,314 159,621 10.2x 9.6x 8.1x 7.9x BrightSphere 20.39 65.4% 924 1,236 110,200 11.2x 9.7x 7.4x 7.4x WisdomTree 5.95 80.6% 1,157 1,047 79,403 18.0x 14.7x 12.1x 10.9x GAMCO Investors1 20.56 69.0% 553 460 33,378 NA NA NA NA Mean 10.0x 9.0x 7.6x 7.3x Median 9.7x 9.2x 7.3x 6.9x Pzena1 $7.07 58.3% $614 $579 $52,800 9.7x2 8.6x2 6.0x2 5.9x2 Source: FactSet, company filings, management forecast Note: Market data as of 5/31/2022, financial data as of 3/31/2022; metrics presented burdened by deal-related amortization and stock-based compensation; 1 Broker estimates not available; 2 Reflects management forecast EBITDA, inclusive of SBC, and net income, inclusive of interest income and investment gain/(loss)

Illustrative asset management transaction multiples Implied firm value / LTM adj. EBITDA multiples Synergized multiple (if available) Deal size $6,250 $4,000 $1,150 $2,978 $3,735 $472 $136 $4,433 $519 $840 $5,581 $2,845 $851 $6,366 $7,069 $1,553 $2,331 $246 ($mm) Premium NA NA NA NA NA NA 12.1% NA 6.9% NA NA NA NA 22.8% 48.8% 48.2% NA 41.0% 12.7x 12.9x 12.4x 10.1x 11.4x 11.7x 10.8x 10.9x 10.2x 10.0x 9.9x 8.7x 8.8x 7.5x 8.1x 7.8x 6.7x 6.9x 6.6x 6.6x 6.9x 6.3x 6.0x 4.9x 3.8x TIAA-CREF / Blackstone & TA Associates Henderson Amundi / Virtus / Calamos Standard Life / HNA / OMAM Invesco / Invesco / Mitsubishi UFJVictory Capital Franklin Morgan Macquarie / GTCR & Callodine / Nuveen Corsair / First & Reverence Group / Janus Pioneer RidgeWorth (management Aberdeen 03/25/17 Guggenheim Oppenheimer / Colonial First / USAA Templeton / Stanley / Waddell & Reverence Manning & 04/14/14 Eagle Capital / Capital Investments Investments buy-out) 03/06/17 ETF 10/18/18 State Investment Legg Mason Eaton Vance Reed Capital / Napier 07/20/15 Russell 10/03/16 12/12/16 12/16/16 12/19/16 09/28/17 10/31/18 Management 02/18/20 10/08/20 12/02/20 WFAM 04/01/22 10/08/15 11/06/18 02/23/21 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 Source: Company filings, news reports, FactSet Note: Multiples on LTM basis and burdened by SBC (data availability permitting); Exchange rates as of trading day prior to announcement 1 LTM Adjusted EBITDA (as reported) as of 12/31/13 (latest publicly available at time of announcement) 2 LTM EBITDA as of 06/30/15 per Moody’s Credit Opinion (12/02/15) for ASBH, Inc. (First Eagle parent); firm value based on company press release 3 Assumes transaction EBITDA of $167mm based on $650mm publicly disclosed issuance size at close and 3.9x leverage (Fitch) 4 LTM EBITDA as of 06/30/16; EBITDA defined as operating income plus D&A, with impact of VelocityShares and Kapstream contingent consideration fair value adjustments removed to align to merger presentation 5 Calculated based on 2016 EBITDA multiple excluding synergies, as disclosed in investor presentation 6 LTM Adjusted EBITDA (per Virtus investor presentation, adjusted for $1.3mm SBC burden) as of 09/30/16; multiple based on disclosed purchase price of $472mm (excluding fair market value of certain acquired investments) 7 LTM EBITDA defined as operating income plus D&A as of 9/30/2015; Estimate of Calamos Investments LLC firm value reflects midpoint of valuation in fairness analysis prepared for Special Committee (as filed) 8 LTM EBITDA as of 09/30/16 (defined as operating profit plus depreciation); purchase price based on 03/03/17 Standard Life closing price and 0.757 exchange ratio; cash related to NCI excluded from firm value build 9 LTM Adjusted EBITDA (as reported) as of 12/31/16; purchase of 24.95% minority stake 10 FY18 EBITDA multiple, as disclosed in investor presentation; purchase price is net of $360mm tax shield ($1.2bn gross of tax shield) 11 Purchase price and EBITDA as disclosed in 8-K filing on 06/27/19; calculated based on FY2018 EBITDA defined as operating income plus D&A 12 LTM EBITDA as of 06/30/18; multiple as disclosed in Mitsubishi UFJ investor presentation; purchase price excludes contingent payouts 13 EBITDA multiple as disclosed on investor call announcing deal; EBITDA multiple of 3.8x including expected synergies and 3.2x including expected synergies and tax benefit 14 LTM Adjusted EBITDA (as reported) as of 3/31/2020; premium based on 2/14/2020 closing price 15 EV deal value inclusive of special dividend of $4.25 / share and EBITDA represents LTM FQ3 2020 Adjusted EBITDA, burdened by amortization of deferred sales commissions, unburdened by management fees of consolidated sponsored funds and consolidated CLO entities and non-management expenses of consolidated sponsored funds 16 Firm value includes 62.5mm common shares outstanding and 2.4mm RSUs (as of 12/31/19), adjusted for $165mm in cash and $95mm in debt, LTM EBITDA as of 9/30/20; FV / LTM EBITDA excl. RSUs is 10.4x 17 Implied firm value of $2,331mm calculated by grossing up amount paid by GTCR and Reverence by 9.9% (retained by Wells Fargo) 18 LTM EBITDA defined as operating income plus D&A as of 12/31/21; premium based on MN market price on 3/31/2022

C O N F I D E N T I A L Top 20 Class A public shareholders % Ownership Stake % Ownership Stake Shares Market Value Premium to Class A Class A + B (000s) ($mm)¹ Cost Basis Cost Basis¹ Punch & Associates Investment Management, Inc. 11.2% 2.3% 1,965 $13.9 $7.48 (5.5%) BlackRock Fund Advisors 5.0% 1.0% 878 6.2 $8.31 (14.9%) The Vanguard Group, Inc. 4.5% 0.9% 800 5.7 $8.05 (12.2%) Renaissance Technologies LLC 4.4% 0.9% 771 5.4 $9.17 (22.9%) Cacti Asset Management LLC 4.1% 0.8% 721 5.1 $5.24 34.9% DePrince, Race & Zollo, Inc. 4.0% 0.8% 712 5.0 $7.36 (3.9%) Dimensional Fund Advisors LP 2.4% 0.5% 418 3.0 $9.44 (25.1%) IAT Reinsurance Co. Ltd. (Investment Portfolio) 2.4% 0.5% 415 2.9 $9.15 (22.7%) Boston Partners Global Investors, Inc. 1.8% 0.4% 313 2.2 $10.41 (32.1%) SSgA Funds Management, Inc. 1.7% 0.4% 307 2.2 $9.14 (22.6%) Geode Capital Management LLC 1.6% 0.3% 284 2.0 $9.04 (21.8%) Monarch Partners Asset Management LLC 1.5% 0.3% 263 1.9 $9.05 (21.9%) Rock Point Advisors LLC 1.4% 0.3% 248 1.8 $8.27 (14.5%) Brandywine Global Investment Management LLC 1.2% 0.2% 216 1.5 $8.15 (13.3%) Great Lakes Advisors LLC 1.2% 0.2% 208 1.5 $7.34 (3.7%) Gabelli Funds LLC 1.1% 0.2% 195 1.4 $9.43 (25.0%) Russell Investment Management LLC 1.1% 0.2% 192 1.4 $11.02 (35.8%) Northern Trust Investments, Inc.(Investment Management) 1.0% 0.2% 169 1.2 $8.23 (14.1%) Teton Advisors, Inc. (Investment Management) 0.9% 0.2% 150 1.1 $8.15 (13.3%) Los Angeles Capital Management LLC 0.8% 0.2% 137 1.0 $9.30 (24.0%) Top 20 total 53.2% 10.8% 9,361 $66.2 $8.17 (13.4%) Other public shareholders 41.2% 8.3% 7,243 51.2 Source: Company filings, FactSet as of 5/31/2022 Note: Public share counts based on FactSet as of 3/31/2022, and insider Class A subtracted from total public share count based on latest proxy statement as of 3/23/2022; Class A share count inclusive pf Phantom Class A shares; 1 Based on share price of $7.07 as of 5/31/2022

C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan is a party to the SEC Research Settlement and as such, is generally not permitted to utilize the firm’s research capabilities in pitching for investment banking business. All views contained in this presentation are the views of J.P. Morgan’s Investment Bank, not the Research Department. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_rates JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment businesses of JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. Securities, syndicated loan arranging, financial advisory, lending, derivatives and other investment banking and commercial banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Securities plc, J.P. Morgan SE, JPMorgan Chase Bank, N.A. and the appropriately licensed subsidiaries and affiliates of JPMorgan Chase & Co. worldwide. J.P. Morgan deal team members may be employees of any of the foregoing entities. J.P. Morgan Securities plc is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. J.P. Morgan SE is authorised as a credit institution by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) and jointly supervised by the BaFin, the German Central Bank (Deutsche Bundesbank) and the European Central Bank (ECB). For information on any J.P. Morgan German legal entity see: https://www.jpmorgan.com/country/US/en/disclosures/legal-entity-information#germany. For information on any other J.P. Morgan legal entity see: https://www.jpmorgan.com/country/GB/EN/disclosures/investment-bank-legal-entity-disclosures. JPMS LLC intermediates securities transactions effected by its non-U.S. affiliates for or with its U.S. clients when appropriate and in accordance with Rule 15a-6 under the Securities Exchange Act of 1934. Please consult: www.jpmorgan.com/securities-transactions This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2022 JPMorgan Chase & Co. All rights reserved. JPMorgan Chase Bank, N.A., organized under the laws of U.S.A. with limited liability.

Annex G

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Public AM trading multiples June 2022

C O N F I D E N T I A L Public asset manager trading overview Trading metrics, sorted by AUM ($mm except for share price) Price to Firm value to: Stock price: % 52-week Equity Firm 2022E 2023E ($mm, except per share data) 6/27/2022 high value value AUM 2022E EPS 2023E EPS EBITDA EBITDA BlackRock $636.92 65.4% $98,386 $99,972 $9,569,513 16.6x 14.9x 12.1x 10.6x Invesco 17.35 62.6% 8,150 14,393 1,555,900 7.1x 6.4x 6.9x 6.3x T. Rowe Price 120.51 53.7% 28,189 27,363 1,551,800 12.1x 11.4x 8.2x 7.9x Franklin Resources 25.13 65.7% 13,069 12,517 1,477,500 7.0x 7.4x 4.8x 4.8x Affiliated Managers Group 122.48 63.9% 5,027 6,751 776,700 7.0x 6.4x 6.7x 6.5x AB 42.73 74.3% 9,286 9,361 735,400 13.1x 12.5x 8.3x 7.9x Federated Hermes 32.00 80.4% 3,131 3,318 631,082 11.2x 9.9x 8.7x 8.2x Janus Henderson 25.35 52.2% 4,381 4,034 361,000 8.8x 8.4x 5.6x 5.7x Virtus 187.80 55.4% 1,486 1,542 183,342 6.6x 6.1x 4.4x 4.2x Victory Capital 26.69 61.9% 1,971 3,014 178,098 5.8x 5.4x 6.8x 6.4x Artisan Partners 37.87 71.1% 3,231 3,268 159,621 10.0x 9.6x 8.0x 7.8x BrightSphere 19.21 61.6% 869 1,180 110,200 10.6x 9.1x 7.1x 7.1x Cohen & Steers 68.57 67.7% 3,468 3,568 102,122 17.3x 16.0x 14.3x 13.0x WisdomTree 5.48 79.2% 904 794 79,403 16.6x 13.5x 9.3x 8.3x GAMCO Investors 1 21.44 71.9% 576 484 33,378 NA NA NA NA Mean 10.7x 9.8x 7.9x 7.5x Median 10.3x 9.4x 7.6x 7.5x Pzena (as of 6/27/2022)¹ $6.76 56.8% $587 $552 9.3x2 8.3x2 5.7x2 5.6x2 Pzena (as of latest offer on 6/21/2022)¹ 8.90 74.8% 777 742 $52,800 12.3x2 10.9x2 7.7x2 7.5x2 1 Source: FactSet, company filings, management forecast Note: Market data as of 6/27/2022, financial data as of 3/31/2022; metrics presented burdened by deal-related amortization and stock-based compensation; 1 Broker estimates not available; 2 Reflects management forecast EBITDA, inclusive of SBC, and net income, inclusive of interest income and investment gain/(loss)

C O N F I D E N T I A L Price to earnings performance over time 5-year Price / NTM EPS for full AM median¹ Average NTM P/E Full AM median¹ IVZ TROW AMG JHG VRTS VCTR APAM BSIG WETF BLK BEN AB FHI CNS 1-year 10.3x 7.6x 14.0x 7.8x 9.9x 6.8x 6.4x 9.1x 12.9x 16.3x 19.6x 8.4x 12.9x 10.8x 21.1x 3-year 10.0x 7.3x 14.3x 6.9x 9.6x 7.3x 5.6x 10.4x 9.2x 18.1x 18.5x 9.1x 11.3x 10.4x 22.0x 5-year 10.6x 8.4x 14.5x 7.9x 10.2x 8.3x 5.6x 10.7x 8.6x 21.7x 17.9x 10.5x 11.3x 11.1x 20.1x 15.0x 11.0x 10.0x 9.6x 7.0x 3.0x Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 2 Source: FactSet Note: Market data as of 6/27/2022; Broker estimates not available for GBL; 1 Full AM median includes IVZ, TROW, AMG, JHG, VRTS, VCTR, APAM, BSIG, WETF, BLK. BEN, AB, FHI, CNS

C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party.    This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change.    J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan is a party to the SEC Research Settlement and as such, is generally not permitted to utilize the firm’s research capabilities in pitching for investment banking business. All views contained in this presentation are the views of J.P. Morgan’s Investment Bank, not the Research Department. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_rates JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment businesses of JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. Securities, syndicated loan arranging, financial advisory, lending, derivatives and other investment banking and commercial banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Securities plc, J.P. Morgan SE, JPMorgan Chase Bank, N.A. and the appropriately licensed subsidiaries and affiliates of JPMorgan Chase & Co. worldwide. J.P. Morgan deal team members may be employees of any of the foregoing entities. J.P. Morgan Securities plc is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. J.P. Morgan SE is authorised as a credit institution by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) and jointly supervised by the BaFin, the German Central Bank (Deutsche Bundesbank) and the European Central Bank (ECB). For information on any J.P. Morgan German legal entity see: https://www.jpmorgan.com/country/US/en/disclosures/legal-entity-information#germany. For information on any other J.P. Morgan legal entity see: https://www.jpmorgan.com/country/GB/EN/disclosures/investment-bank-legal-entity-disclosures. JPMS LLC intermediates securities transactions effected by its non-U.S. affiliates for or with its U.S. clients when appropriate and in accordance with Rule 15a-6 under the Securities Exchange Act of 1934. Please consult: www.jpmorgan.com/securities-transactions This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2022 JPMorgan Chase & Co. All rights reserved. JPMorgan Chase Bank, N.A., organized under the laws of U.S.A. with limited liability.

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Public AM trading update June 2022

C O N F I D E N T I A L Top 20 Class A public shareholders – Offer price analysis % Ownership Stake % Ownership Stake Shares Market Value at $8.90 Offer premium Revised Cost Basis Offer premium to Revised Class A Class A + B (000s) offer price ($mm)¹ Cost Basis to Cost Basis¹ (less dividends) Cost Basis (less dividends)¹,² Punch & Associates Investment Management, Inc. 11.2% 2.3% 1,965 $17.5 $7.48 19.0% $4.78 86.3% BlackRock Fund Advisors 5.0% 1.0% 878 7.8 $8.31 7.1% $5.40 64.9% The Vanguard Group, Inc. 4.5% 0.9% 800 7.1 $8.05 10.6% $5.25 69.5% Renaissance Technologies LLC 4.4% 0.9% 771 6.9 $9.17 (2.9%) $5.92 50.3% Cacti Asset Management LLC 4.1% 0.8% 721 6.4 $5.24 69.8% $2.31 285.3% DePrince, Race & Zollo, Inc. 4.0% 0.8% 712 6.3 $7.36 20.9% $4.36 104.3% Dimensional Fund Advisors LP 2.4% 0.5% 418 3.7 $9.44 (5.7%) $6.33 40.5% IAT Reinsurance Co. Ltd. (Investment Portfolio) 2.4% 0.5% 415 3.7 $9.15 (2.7%) $9.15 (2.7%) Boston Partners Global Investors, Inc. 1.8% 0.4% 313 2.8 $10.41 (14.5%) $9.88 (9.9%) SSgA Funds Management, Inc. 1.7% 0.4% 307 2.7 $9.14 (2.6%) $6.35 40.1% Geode Capital Management LLC 1.6% 0.3% 284 2.5 $9.04 (1.5%) $7.21 23.4% Monarch Partners Asset Management LLC 1.5% 0.3% 263 2.3 $9.05 (1.7%) $8.32 6.9% Rock Point Advisors LLC 1.4% 0.3% 248 2.2 $8.27 7.6% $7.47 19.1% Brandywine Global Investment Management LLC 1.2% 0.2% 216 1.9 $8.15 9.2% $3.98 123.8% Great Lakes Advisors LLC 1.2% 0.2% 208 1.9 $7.34 21.3% $5.26 69.2% Gabelli Funds LLC 1.1% 0.2% 195 1.7 $9.43 (5.6%) $8.38 6.2% Russell Investment Management LLC 1.1% 0.2% 192 1.7 $11.02 (19.2%) $7.45 19.4% Northern Trust Investments, Inc.(Investment Management) 1.0% 0.2% 169 1.5 $8.23 8.1% $4.39 102.9% Teton Advisors, Inc. (Investment Management) 0.9% 0.2% 150 1.3 $8.15 9.2% $5.12 73.7% Los Angeles Capital Management LLC 0.8% 0.2% 137 1.2 $9.30 (4.3%) $7.18 23.9% Top 20 total 53.2% 10.8% 9,361 $83.3 $8.17 9.0% $5.63 58.0% Other public shareholders 41.2% 8.3% 7,243 64.5 1 Source: Company filings, FactSet as of 6/27/2022 Note: Public share counts based on FactSet as of 3/31/2022, and insider Class A subtracted from total public share count based on latest proxy statement as of 3/23/2022; Pzena share counts based on publicly available share counts from Q1’22 10-Q; Class A share count inclusive of Phantom Class A shares; 1 Based on revised offer price of $8.90 as of 6/22/2022; 2 Revised cost basis (less dividends) incorporates impact of cumulative dividends paid, and is calculated as [(current cost basis * current shares held) less (quarterly dividends per share * average shares held per quarter for previous five years)] / current shares held

C O N F I D E N T I A L Public asset manager trading overview Trading metrics, sorted by AUM ($mm except for share price) Price to Firm value to: Stock price: % 52-week Equity Firm 2022E 2023E ($mm, except per share data) 6/27/2022 high value value AUM 2022E EPS 2023E EPS EBITDA EBITDA BlackRock $636.92 65.4% $98,386 $99,972 $9,569,513 16.6x 14.9x 12.1x 10.6x Invesco 17.35 62.6% 8,150 14,393 1,555,900 7.1x 6.4x 6.9x 6.3x T. Rowe Price 120.51 53.7% 28,189 27,363 1,551,800 12.1x 11.4x 8.2x 7.9x Franklin Resources 25.13 65.7% 13,069 12,517 1,477,500 7.0x 7.4x 4.8x 4.8x Affiliated Managers Group 122.48 63.9% 5,027 6,751 776,700 7.0x 6.4x 6.7x 6.5x AB 42.73 74.3% 9,286 9,361 735,400 13.1x 12.5x 8.3x 7.9x Federated Hermes 32.00 80.4% 3,131 3,318 631,082 11.2x 9.9x 8.7x 8.2x Janus Henderson 25.35 52.2% 4,381 4,034 361,000 8.8x 8.4x 5.6x 5.7x Virtus 187.80 55.4% 1,486 1,542 183,342 6.6x 6.1x 4.4x 4.2x Victory Capital 26.69 61.9% 1,971 3,014 178,098 5.8x 5.4x 6.8x 6.4x Artisan Partners 37.87 71.1% 3,231 3,268 159,621 10.0x 9.6x 8.0x 7.8x BrightSphere 19.21 61.6% 869 1,180 110,200 10.6x 9.1x 7.1x 7.1x Cohen & Steers 68.57 67.7% 3,468 3,568 102,122 17.3x 16.0x 14.3x 13.0x WisdomTree 5.48 79.2% 904 794 79,403 16.6x 13.5x 9.3x 8.3x GAMCO Investors 1 21.44 71.9% 576 484 33,378 NA NA NA NA Mean 10.7x 9.8x 7.9x 7.5x Median 10.3x 9.4x 7.6x 7.5x Pzena (as of 6/27/2022)¹ $6.76 56.8% $587 $552 9.3x2 8.3x2 5.7x2 5.6x2 Pzena (as of latest offer on 6/21/2022)¹ 8.90 74.8% 777 742 $52,800 12.3x2 10.9x2 7.7x2 7.5x2 2 Source: FactSet, company filings, management forecast Note: Market data as of 6/27/2022, financial data as of 3/31/2022; metrics presented burdened by deal-related amortization and stock-based compensation; 1 Broker estimates not available; 2 Reflects management forecast EBITDA, inclusive of SBC, and net income, inclusive of interest income and investment gain/(loss)

C O N F I D E N T I A L Price to earnings performance over time 5-year Price / NTM EPS for public asset manager median¹ Average NTM P/E Full AM median¹ IVZ TROW AMG JHG VRTS VCTR APAM BSIG WETF BLK BEN AB FHI CNS 1-year 10.3x 7.6x 14.0x 7.8x 9.9x 6.8x 6.4x 9.1x 12.9x 16.3x 19.6x 8.4x 12.9x 10.8x 21.1x 3-year 10.0x 7.3x 14.3x 6.9x 9.6x 7.3x 5.6x 10.4x 9.2x 18.1x 18.5x 9.1x 11.3x 10.4x 22.0x 5-year 10.6x 8.4x 14.5x 7.9x 10.2x 8.3x 5.6x 10.7x 8.6x 21.7x 17.9x 10.5x 11.3x 11.1x 20.1x 15.0x 11.0x 10.0x 9.6x 7.0x 3.0x Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 Jun-22 3 Source: FactSet Note: Market data as of 6/27/2022; Broker estimates not available for GBL; 1 Public asset manager median includes IVZ, TROW, AMG, JHG, VRTS, VCTR, APAM, BSIG, WETF, BLK. BEN, AB, FHI, CNS

C O N F I D E N T I A L Indexed EPS forecasts over time Indexed EPS forecasts over time for public asset manager mean¹ (indexed to 12/31/2019, or earliest available) 2021E 2022E 2023E 2024E % change 50.0% 2021E 2022E 2023E 2024E Since 12/31/2020 27.8% 3.2% 1.9% NA Since 12/31/2021 3.3%2 (15.0%) (15.5%) (16.4%) 36.3%2 25.0% 26.8% 0.0% (5.4%) (14.6%) (25.0%) Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 4 Source: FactSet Note: Market data as of 6/27/2022 based on availability of broker estimates; Broker estimates not available for GBL; 1 Public asset manager mean includes IVZ, TROW, AMG, JHG, VRTS, VCTR, APAM, BSIG, WETF, BLK. BEN, AB, FHI, CNS; 2 Release of 2021 actuals; no further changes to EPS

C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party.    This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change.    J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan is a party to the SEC Research Settlement and as such, is generally not permitted to utilize the firm’s research capabilities in pitching for investment banking business. All views contained in this presentation are the views of J.P. Morgan’s Investment Bank, not the Research Department. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_rates JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment businesses of JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. Securities, syndicated loan arranging, financial advisory, lending, derivatives and other investment banking and commercial banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Securities plc, J.P. Morgan SE, JPMorgan Chase Bank, N.A. and the appropriately licensed subsidiaries and affiliates of JPMorgan Chase & Co. worldwide. J.P. Morgan deal team members may be employees of any of the foregoing entities. J.P. Morgan Securities plc is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. J.P. Morgan SE is authorised as a credit institution by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) and jointly supervised by the BaFin, the German Central Bank (Deutsche Bundesbank) and the European Central Bank (ECB). For information on any J.P. Morgan German legal entity see: https://www.jpmorgan.com/country/US/en/disclosures/legal-entity-information#germany. For information on any other J.P. Morgan legal entity see: https://www.jpmorgan.com/country/GB/EN/disclosures/investment-bank-legal-entity-disclosures. JPMS LLC intermediates securities transactions effected by its non-U.S. affiliates for or with its U.S. clients when appropriate and in accordance with Rule 15a-6 under the Securities Exchange Act of 1934. Please consult: www.jpmorgan.com/securities-transactions This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2022 JPMorgan Chase & Co. All rights reserved. JPMorgan Chase Bank, N.A., organized under the laws of U.S.A. with limited liability.